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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE HOWARD HUGHES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April     , 2017

Dear Stockholder:

        You are invited to attend the 2017 annual meeting of stockholders of The Howard Hughes Corporation (the "Company"). The meeting will be held at 9:00 a.m., local time, on Thursday, May 18, 2017, at the Company's New York Office, 199 Water Street, 28th Floor, New York, New York 10038.

        Information about the meeting is presented in the following notice of annual meeting of stockholders and proxy statement. The notice is followed by a summary of our proxy statement and general information regarding our annual meeting. We hope that you will be able to attend the annual meeting and we look forward to greeting those stockholders able to attend.

        It is important that your shares be voted at the meeting in accordance with your preference. Whether or not you plan to attend the meeting, please sign, date and return your proxy card or vote using the available internet or telephone voting procedures.

        We look forward to seeing you at the meeting.

Sincerely,
William A. Ackman Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2017

        The 2017 annual meeting of stockholders of The Howard Hughes Corporation (the "Company") will be held at 9:00 a.m., local time, on Thursday, May 18, 2017, at the Company's New York Office, 199 Water Street, 28th Floor, New York, New York 10038. The meeting will be held for the following purposes:

  1.
  to elect nine directors to hold office until the 2018 annual meeting of stockholders;

  2.
  to conduct an advisory vote on executive compensation;

  3.
  to conduct an advisory vote on the frequency of advisory votes on executive compensation;

  4.
  to approve The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan for the purposes of 162(m);

  5.
  to approve the grant of warrants by the Company to David R. Weinreb and Grant Herlitz and the issuance by the Company of all shares of common stock issuable upon the exercise of the warrants;

  6.
  to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2017; and

  7.
  to transact such other business as may properly come before the annual meeting.

        Only stockholders of record as of the close of business on March 23, 2017 are entitled to notice of, and to vote at, the annual meeting.

        Your vote is very important. Whether or not you plan to attend the annual meeting, please vote by signing, dating and promptly returning your proxy card or by using the available internet or telephone voting procedures so your shares may be represented at the annual meeting. If you hold shares in an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors,
Peter F. Riley Senior Vice President, Secretary and General Counsel

April     , 2017
Dallas, Texas

PROXY SUMMARY

        This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References to the Company, "we," "us" or "our" refer to The Howard Hughes Corporation.

Annual Meeting of Stockholders

Time and Date:	9:00 a.m., Thursday, May 18, 2017
Place:	The Howard Hughes Corporation
199 Water Street, 28th Floor
New York, New York 10038
Record Date:	March 23, 2017
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

Proposals

Agenda Item	Board Vote Recommendation	Page Reference (for more detail)
1. Election of nine directors to hold office until the 2018 annual meeting of stockholders	FOR	24
2. Advisory vote on executive compensation	FOR	28
3. Advisory vote on the frequency of advisory votes on executive compensation	FOR	29
4. Approval of The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan for the purposes of 162(m)	FOR	30
5. Approval of the grant of warrants and issuance of warrant shares by the Company to David R. Weinreb and Grant Herlitz	FOR	37
6. Ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017	FOR	40

Compensation Best Practices

        The compensation committee regularly reviews executive compensation best practices when evaluating the Company's compensation policies. The foundation of the Company's compensation policies is to reward employees, including the named executive officers, for achievements that support the mission and strategic objectives of the Company over the long term. The Company's compensation policies include, among others:

  •
  a compensation recovery policy designed to prevent misconduct by any executive officers;

  •
  no single-trigger change-in-control arrangements;

  •
  five-year vesting period for equity awards;

  •
  minimum stock ownership guidelines for the Chief Executive Officer; President; and Senior Vice President, Secretary and General Counsel;

  •
  no tax gross-ups in executive employment agreements; and

  •
  a general prohibition against short sales; investing in publicly traded options; hedging; pledging and margin accounts; and limit orders involving Company securities.

Primary Components of 2016 Compensation for Executive Officers

        A summary of the primary components of executive compensation is set forth below.

Type	Form	Purpose	Page Reference (for more detail)
Equity	Restricted Stock	Generally an annual grant with five-year cliff vesting, 50% of which is subject to total shareholder return thresholds and 50% of which is subject to continued service	56
Cash	Base Salary	Fixed compensation; eligible for increase at periodic intervals	53
	Annual Cash Incentives	Earned based on attainment of pre-established financial and other performance targets, and achievement against strategic goals set forth by the compensation committee	54
Other Employee Benefits	401(k), health coverage	Receive the same employee benefits as all employees	57

THE HOWARD HUGHES CORPORATION
One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 18, 2017

QUESTIONS AND ANSWERS REGARDING THIS PROXY STATEMENT
AND THE ANNUAL MEETING

Why did I receive these proxy materials?

        These proxy materials are being provided in connection with the solicitation of proxies by the Board of Directors (the "Board") of The Howard Hughes Corporation (the "Company") for use at the Company's 2017 Annual Meeting of Stockholders or any postponement or adjournment thereof (the "Annual Meeting").

What is included in the proxy materials?

        The proxy materials include:

  •
  the Company's Notice of Annual Meeting (the "Notice");

  •
  this proxy statement for the Annual Meeting; and

  •
  the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 23, 2017.

        If you requested printed versions of these materials by mail, the proxy materials will also include a proxy card (for stockholders of record) or a voting instruction form (for beneficial owners) for the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Holders of Company common stock at the close of business on March 23, 2017, are entitled to receive notice of, and to vote their shares at, the Annual Meeting. On March 23, 2017, there were 40,244,347 shares of Company common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

        If your shares are registered in your name with the Company's transfer agent, Computershare Trust Company, N.A., you are considered a "stockholder of record." If your shares are held in an account with a broker, bank or other nominee, you are considered the "beneficial owner." As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.

How do I vote?

        You may vote using any of the following methods:

By internet or telephone
If you are a stockholder of record, you will need the control number included on your Notice or proxy card. Follow the instructions to vote your shares electronically on the internet or by calling the toll-free number provided to you.

If you are a beneficial owner of shares, you may vote your shares electronically on the internet by following the instructions sent to you by your broker, bank or other holder of record or by calling the toll-free number provided to you.
By mail
If you are a stockholder of record complete, sign and date the proxy card and return it in the manner instructed.
If you are a beneficial owner of shares, follow the instructions from your broker, bank or other holder of record to request copies of the proxy statement and annual report, which will include a voting instruction form.
Be sure to complete, sign and date the proxy card or voting instruction form and return it in the manner instructed.
In person at the Annual Meeting
All stockholders of record may vote in person at the Annual Meeting. You can request a ballot at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.
Internet and telephone voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on May 17, 2017. The availability of internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. You should follow the voting instructions in the materials provided to you by your broker, bank or other holder of record. If you vote on the internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. and Canada, please use the internet or mail voting methods. Your vote is important. Your timely response can save us the expense of attempting to contact you again.

What can I do if I change my mind after I submit my proxy?

        If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

  •
  delivering written notice revoking your proxy to the Corporate Secretary at the Company's address set forth above;

  •
  timely delivering a new, later-dated proxy using one of the methods described above; or

  •
  voting in person at the Annual Meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What shares are included in my proxy?

        If you are a stockholder of record, you will receive one proxy card for all of your shares that are registered in your name with the Company's transfer agent. If you are a beneficial owner of shares, the voting instructions you receive from your broker, bank or other nominee will indicate the number of shares of Company common stock held by them on your behalf. If you received more than one proxy card or voting instructions, then your shares are likely registered in more than one name with the

Company's transfer agent and/or held in more than one account with your broker, bank or other nominee. Please complete, sign, date and return each proxy card and/or voting instructions to ensure that all of your shares are voted.

What happens if I do not give specific voting instructions?

        All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions. If a properly executed proxy gives no specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

        If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, then under the rules of the New York Stock Exchange (the "NYSE"), they may only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares.

        Your broker, bank or other nominee will not be permitted to vote on your behalf on the election of directors; the advisory vote on executive compensation; the advisory vote on the frequency of advisory votes on executive compensation; the vote to approve the The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan for the purposes of 162(m); the vote to approve the grant of warrants and issuance of warrant shares by the Company to David R. Weinreb and Grant Herlitz; and other non-routine matters to be considered at the Annual Meeting, unless you provide specific instructions by completing and returning a properly executed proxy or following the instructions provided to you to vote your shares. For your vote to be counted, you need to communicate your voting decisions to your broker, bank or other nominee before the date of the Annual Meeting.

What constitutes a quorum?

        A majority of the outstanding shares of common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting.

        Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Who can attend the Annual Meeting?

        The Annual Meeting is open to all holders of the Company's common stock. Each stockholder is permitted to bring one guest. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting, and security measures will be in effect to provide for the safety of attendees.

Do I need a ticket to attend the Annual Meeting?

        Yes, you will need an admission ticket or proof of ownership of the Company's common stock to enter the meeting. If your shares are registered in your name and you have elected to receive paper copies of the proxy materials, you will find an admission ticket attached to the proxy card sent to you. If your shares are held in the name of your broker, bank or other nominee or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification.

        IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN COMPANY COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING

What will the stockholders vote on at the annual meeting, what are the voting requirements for each of the matters to be voted on at the Annual Meeting and what are the Board's voting recommendations?

Proposal	Vote Necessary to Approve Proposals	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes	Board Recommendation
No. 1—Election of Directors	Each director nominee must receive the affirmative vote of a majority of the votes cast with respect to the nominee, excluding abstentions	No	No effect	FOR each nominee
No. 2—Advisory Vote on Executive Compensation	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions have the effect of a vote cast against the matter and broker non-votes have no effect	FOR
No. 3—Advisory Vote on Frequency of Advisory Votes on Executive Compensation	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions have the effect of a vote cast against the matter and broker non-votes have no effect	FOR
No. 4—Approval of The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan for the purposes of 162(m)	Affirmative vote of a majority of the votes cast	No	No effect	FOR
No. 5—Approval of the grant of warrants and issuance of warrant shares by the Company to David R. Weinreb and Grant Herlitz	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions have the effect of a vote cast against the matter and broker non-votes have no effect	FOR
No. 6—Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2017	Affirmative vote of a majority of the votes cast	Yes	No effect	FOR

 MATTERS RELATED TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR
COMPENSATION AND STOCK OWNERSHIP

Corporate Governance and Risk Management

        The Board has adopted the following policies to serve as the governing framework of the Company:

  •
  corporate governance guidelines to assist the Board in the exercise of its responsibilities to the Company and its stockholders;

  •
  a code of business conduct and ethics applicable to the Company's directors;

  •
  a code of business conduct and ethics applicable to the Company's officers and other employees; and

  •
  written charters for its audit committee, compensation committee, nominating and corporate governance committee and risk committee.

        The Company's corporate governance guidelines, codes of business conduct and ethics and committee charters are available on the Company's website at www.howardhughes.com under the "Investors" tab. You may also obtain a copy of these policies upon written request to the Company's Corporate Secretary at its principal executive office.

        The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interests of the Company and as appropriate to comply with any new or amended SEC or NYSE corporate governance standards.

        The Board may, at its discretion, elect a Chairman of the Board from among the directors. If at any time the Chairman of the Board is a current or former executive officer of the Company, or for any reason is not an independent director, a presiding director will be selected by the independent directors from among the directors who are not current or former executive officers of the Company and are otherwise independent. The Board adopted this structure to promote decision-making and governance that are independent of the Company's management and to better perform the Board's monitoring and evaluation functions. Presently, the positions of Chairman of the Board and Chief Executive Officer are held by different individuals. The Chairman of the Board, William Ackman, is not a member of Company management.

        The Board has established a policy that its non-management directors meet in executive session, without members of management present at least four times per year; provided, however, that any non-management director may request additional executive sessions of the non-management directors at any time, if and when necessary, to discuss any matter of concern. The Chairman of the Board or presiding director presides over each executive session. The Board policy provides that if the Board includes non-management directors that are not independent, at least one executive session each year will include only independent directors.

        The Company believes the foregoing policies and practices, when combined with the Company's other corporate governance policies and procedures, provide an appropriate framework for oversight, discussion and evaluation of decisions and direction from the Board.

        The Board views risk management as one of its primary responsibilities. A fundamental part of risk management is not only understanding the risks that the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. For these reasons, the Board includes a risk committee. The risk committee assists the Board with the formulation of risk strategies and oversees the development and implementation of the Company's enterprise risk management program (the "ERM Program"), which is an enterprise-wide program designed to enable effective and efficient identification of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. While the Board maintains oversight responsibility for risk management, the Board's other standing committees support the Board and risk committee by regularly addressing various risks in their respective areas of oversight. Specifically, the audit committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with public reporting requirements. The compensation committee considers and evaluates whether the Company's compensation structure establishes appropriate incentives for executives and other employees of the Company, including whether the Company's compensation policies and practices for its executives and employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. The nominating and corporate governance committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance, succession planning and emergency procedures. Each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.

Director Independence

        NYSE corporate governance standards require that at least a majority of the members of the Board meet the NYSE criteria for independence. The Board has determined that each of its non-management directors, which include Mr. Ackman, Mr. Flatto, Mr. Furber, Mr. Model, Mr. Sellers, Mr. Shepsman, Mr. Tansky and Ms. Tighe, is independent under the NYSE independence standards. Mr. Weinreb is not independent because he is the Chief Executive Officer of the Company.

Director Nominations

        Qualifications.    The nominating and corporate governance committee considers a number of factors in its evaluation of director candidates. These factors include their specific experience, qualifications, attributes and skills in light of the Company's business. The nominating and corporate governance committee is also responsible for recommending the nomination of those incumbent directors it deems appropriate for re-election to the Board and, if applicable, reappointment to any committees of the Board on which such director serves.

        While the nominating and corporate governance committee has not established specific criteria relating to a candidate's age, education, experience level or skills, qualified candidates are expected to have strong business expertise and, in particular, experience and expertise with regard to real estate development and management, retail, financial reporting, risk management and/or business strategy. Under our Diversity Policy, the nominating and corporate governance committee also considers the independence of the nominee, availability for service to the Company (including any potential conflicts of interest), age of the incumbent directors on the Board and diversity and the Board's anticipated needs with regard to director expertise. With regard to diversity, the nominating and corporate governance committee is committed to considering candidates for the Board regardless of gender, ethnicity and national origin.

        Stockholder Recommendations.    The nominating and corporate governance committee will consider recommendations of potential candidates from stockholders based on the same criteria as a candidate identified by the nominating and corporate governance committee.

        To recommend a candidate, a stockholder must provide notice to the Company. The notice must include the following:

  •
  as to each person being recommended, all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested elections;

  •
  such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  a description of all direct and indirect compensation between the company and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and, if applicable, the beneficial owner of the shares held by such stockholder.

For information regarding when notice must be received to be considered timely, see "Stockholder Proposals for 2018 Annual Meeting of Stockholders."

Communications with the Board

        Any stockholder and other interested party may communicate with the Board, any Board committee, the non-management directors or any individual director. All written communications must identify the recipient and the author and be sent by certified mail to the Company's principal executive offices at One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, Attention: Corporate Secretary. The Corporate Secretary will act as agent for the directors in facilitating these communications.

Codes of Business Conduct and Ethics

        The Company has adopted a code of business conduct and ethics applicable to the Company's directors and a code of business conduct and ethics applicable to the Company's officers and other employees. The purpose of these codes is to, among other things, affirm the Company's commitment to the highest standards of business conduct and ethics, integrity and attendant compliance reporting in accordance with all applicable laws. The codes set forth a common set of values and standards to which all of the Company's directors, officers and employees are expected to adhere. The Company will post information regarding any amendment to, or waiver from, its codes of business conduct and ethics on its website under the "Investors" tab as required by applicable law.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

The Board

        Eight of our directors are non-management directors. Under the Company's amended and restated bylaws, the Board may select one of its members to be Chairman of the Board. Currently, William Ackman is the Chairman of the Board.

        Under the Company's corporate governance guidelines, Board members are expected to devote the time reasonably necessary to discharge their responsibilities and to prepare for and, to the extent reasonably practicable, attend and participate in all meetings of the Board and Board committees on which they serve. Each director is expected to attend the annual meeting of stockholders. The Board held a total of six meetings in 2016. All directors attended 75% or more of the meetings of the Board and of the committees on which they served during 2016. All the directors then in office attended our 2016 annual meeting of stockholders.

        Our individual Board members have varied expertise and bring extensive professional experience both within and outside the real estate industry. This provides our Board with a vast collective skill set which is advantageous to the Board's oversight of our Company. While the industry-specific expertise possessed by certain of our Board members is essential, we also benefit from the viewpoints of our directors with expertise outside of the real estate industry. These varied perspectives expand the Board's ability to provide relevant guidance to our business.

Board Committees

        The Board has five standing committees: audit committee, compensation committee, nominating and corporate governance committee, retail and design committee and risk committee, each of which is described below. Each committee operates under a written charter adopted by the Board, with the exception of the retail and design committee, whose responsibilities were set forth in resolutions adopted by the Board. All committee charters are reviewed by the Board annually. The table below sets forth the current composition of Board committees.

        The audit committee oversees the Company's accounting and financial reporting processes and the audits of the Company's financial statements. The functions and responsibilities of the audit committee include:

  •
  appointing, retaining and replacing the independent registered public accounting firm;

  •
  managing and overseeing the work of the independent registered public accounting firm;

  •
  pre-approving all auditing services, internal control related services and permitted non-audit services to be performed for the Company by the independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm financial statement and disclosure matters;

  •
  reviewing the findings and recommendations of the Company's independent registered public accounting firm and management's response to the recommendations of that firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm the Company's major financial and accounting risk exposures;

  •
  overseeing the internal audit function;

  •
  overseeing compliance with applicable legal and regulatory requirements as it relates to financial reporting;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

  •
  reviewing the adequacy of the audit committee charter on an annual basis.

        The audit committee held nine meetings in 2016. The Company's independent registered public accounting firm reports directly to the audit committee. Each member of the audit committee has the ability to read and understand fundamental financial statements. The Board has determined that each member of the audit committee is "independent" as defined by NYSE corporate governance standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has also determined that Mr. Shepsman meets the requirements of an "audit committee financial expert" as defined by the rules of the SEC.

Compensation Committee

        The compensation committee establishes, administers and reviews the Company's policies, programs and procedures for compensating its executive officers and the Board. The functions and responsibilities of the compensation committee include:

  •
  evaluating the performance of and determining the compensation for the Company's executive officers, including its chief executive officer;

  •
  reviewing, approving and recommending to the Board the Company's incentive plans;

  •
  reviewing and approving employment and other contracts relating to compensation with the Company's executive officers;

  •
  reviewing director compensation policies, objectives and programs and approving the form and amount of director compensation;

  •
  reviewing and discussing with management the Compensation Discussion and Analysis to be included in the Company's annual reports or proxy statement; and

  •
  reviewing the adequacy of the compensation committee charter on an annual basis.

        The compensation committee held eight meetings in 2016. The Board has determined that each member of the compensation committee is "independent" as defined by NYSE corporate governance standards and qualifies as an "outside director" as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Nominating and Corporate Governance Committee

        The functions and responsibilities of the nominating and corporate governance committee include:

  •
  developing and recommending corporate governance guidelines applicable to the Board and the Company's employees;

  •
  developing criteria and qualifications for directors to be used in identifying, reviewing and selecting director candidates;

  •
  identifying and recommending individuals qualified to be directors;

  •
  reviewing relationships between directors, the Company and members of management and recommending to the Board whether directors are independent;

  •
  recommending committee composition and assignments; and

  •
  reviewing the adequacy of the nominating and corporate governance committee charter on an annual basis.

        The nominating and corporate governance committee held four meetings in 2016. The Board has determined that each member of the nominating and corporate governance committee is "independent" as defined by NYSE corporate governance standards.

Retail and Design Committee

        The functions and responsibilities of the retail and design committee include:

  •
  approving policies, principles, guidelines, goals, parameters and objectives applicable to retail properties;

  •
  evaluating and overseeing the implementation of the Company's development and leasing strategies for retail properties, which will include the evaluation of tenants, proposals, projects under development, local market conditions, industry trends and regulatory issues and other factors likely to influence the Company's management of retail properties; and

  •
  providing feedback regarding major decision points in connection with the Company's development and leasing strategies for retail properties.

Risk Committee

        The risk committee oversees all aspects of the ERM Program and the efforts of management in formulating strategies, policies and procedures with respect to the identification, measurement, management and control of all categories of risk. The functions and responsibilities of the risk committee include:

  •
  assessing and evaluating critical risks;

  •
  approving the Company's enterprise wide, risk management framework;

  •
  reviewing policies and procedures established and implemented by management to understand general enterprise and related business risk inherent in the Company's business;

  •
  providing strategic consultation and input to management to assist management in evaluating policies and practices that provide the framework to ensure operational efficiency and necessary controls for operational and other risks;

  •
  overseeing the delegation of risk-related responsibilities to each Board committee; and

  •
  reviewing the adequacy of the risk committee charter on an annual basis.

        The risk committee held four meeting in 2016. The Board has determined that each member of the risk committee is "independent" as defined by NYSE corporate governance standards.

2016 Director Compensation

        Annual Compensation.    The table below summarizes the Company's director compensation program.

Board Service:
Annual Retainer	$165,000
Meeting Fee (in person)	2,000
Meeting Fee (telephonic)	750
Board Committee Service:
Audit Committee Chair	$30,000
Audit Committee Member	15,000
All Other Committee Chairs	7,500
All Other Committee Members	3,750
Audit Committee Meeting Fee (in person or telephonic meetings requiring significant preparation, i.e. review of periodic reports)	1,500
In-Person Audit Committee Meeting Fee	1,000
Audit Committee Telephonic Meeting Fee	750
All Other In-Person Committee Meeting Fees	1,000
All Other Committee Telephonic Meeting Fees	500

        The annual retainer for Board service is paid 50% in cash and 50% in restricted stock. Directors may elect annually to increase the portion of their annual retainer for Board service that is payable in restricted stock up to 100%.

        The Board may meet in subcommittees to discuss actions for certain of our assets. At the discretion of the Board (who delegates the decision to management), the members of an asset subcommittee may be paid $1,000 for an in-person meeting and $500 for a telephonic meeting.

        The Company also reimburses directors for all expenses incurred in attending Board and Board committee meetings. A director who is, or becomes, an employee of the Company does not receive additional compensation for serving as a director.

        Director Compensation Table.    The table below sets forth the compensation earned by each of the Company's directors during 2016.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
William Ackman(3)	—	—	—
Adam Flatto	107,250	82,500	189,750
Jeffrey Furber	22,500	165,000	187,500
Gary Krow(4)	20,875	—	20,875
Allen Model	72,500	165,000	237,500
R. Scot Sellers	38,000	165,000	203,000
Steven Shepsman	150,250	82,500	232,750
Burton Tansky	23,000	165,000	188,000
Mary Ann Tighe	21,250	165,000	186,250

(1)
Mr. Weinreb, a director and Chief Executive Officer of the Company, is not included in this table because he is an employee of the Company and receives no additional compensation for his service as a director. The compensation earned by Mr. Weinreb as an employee of the Company during 2016 is shown in "Executive Compensation—Summary Compensation Table."

(2)
Represents the aggregate grant date fair value of restricted stock granted to the Company's non-management directors. The dollar amounts were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, and exclude the effect of estimated forfeitures. As of December 31, 2016, the number of shares of restricted stock held by each of the directors was as follows: Mr. Flatto (727), Mr. Furber (1,455), Mr. Model (1,455), Mr. Sellers (1,455), Mr. Shepsman (727), Mr. Tansky (1,455) and Ms. Tighe (1,455).

(3)
Mr. Ackman waived all compensation relating to his service as a director of the Company and has not been awarded any equity compensation.

(4)
Gary Krow decided not to stand for re-election to the Board in 2016. He only received meeting fees for the first and second quarters of 2016. The Company did not grant Mr. Krow any restricted stock in 2016. Based on information as of May 19, 2016 (the date of Mr. Krow's departure), Mr. Krow held no shares of restricted stock.

Stock Ownership Guidelines

        The stock ownership guidelines for non-management directors and officers were adopted to align their interests with those of the Company's stockholders and strengthen the Company's commitment to sound corporate governance. The stock ownership guidelines provide that (a) each non-management director that was a member of the Board prior to May 14, 2013 is required to own shares of Company common stock with a value equal to five times the original annual retainer ($112,000) for Board service within five years of the date of appointment, and (b) each non-management director appointed after May 14, 2013 is required to own shares of Company common stock with a value equal to five times the new annual retainer for Board service ($165,000) within five years of the date of appointment. In determining whether a director has met the minimum stock ownership guidelines, shares of common stock of the Company and restricted stock of the Company will be, in each case, valued based upon the closing price of Company's common stock on the NYSE on the applicable determination date. Each director is compliant with the stock ownership guidelines.

        Effective in 2015, the Company adopted stock ownership guidelines for the following officers:

  •
  David Weinreb—10 times base salary;

  •
  Grant Herlitz—5 times base salary; and

  •
  Peter Riley—2 times base salary.

        In determining whether an officer has met the minimum stock ownership guidelines, shares of common stock of the Company, restricted stock of the Company and shares of common stock of the Company underlying options or warrants will be, in each case, valued based upon (a) the closing price on the NYSE on the applicable determination date for shares of common or restricted stock and (b) the difference between the per share closing price on the applicable determination date and the exercise price for each option or warrant. Each officer is complaint with the stock ownership guidelines. Our former chief financial officer, Andrew Richardson, was also subject to the minimum stock ownership guidelines and was compliant with the guidelines while employed with the Company.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL HOLDERS

        The tables below provide information regarding the beneficial ownership of the Company's common stock as of March 23, 2017, by:

  •
  each director of the Company;

  •
  each of the executive officers named in the Summary Compensation Table;

  •
  all directors and executive officers as a group; and

  •
  each beneficial owner of more than 5% of the Company's common stock.

        The table below lists the number and percentage of shares beneficially owned based on 40,244,347 shares of common stock. Beneficial ownership is determined in accordance with SEC rules and regulations, which includes all shares that a holder has the right to acquire of any option or any right. Unless otherwise indicated, the Company believes each stockholder named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

Directors and Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
William Ackman(1)	5,484,684	13.6%
Adam Flatto(2)	17,395	*
Jeffrey Furber(2)	16,325	*
Gary Krow(3)	10,501	*
Allen Model(2)	13,373	*
R. Scot Sellers(2)	31,251	*
Steven Shepsman(2)(4)	11,699	*
Burton M. Tansky(2)	9,051	*
Mary Ann Tighe(2)(5)	18,437	*
David R. Weinreb(6)	2,377,985	5.9%
Grant Herlitz(7)	187,196	*
David O'Reilly(8)	—	*
Andrew Richardson(former CFO)(9)	11,610	*
Christopher Curry(10)	25,873	*
Saul Scherl(11)	4,288	*
All directors and executive officers as a group (20 persons)	8,315,901	20.7%

*
Less than 1%.

(1)
Represents (a) 3,568,017 shares held by Pershing Square L.P. ("PS"), Pershing Square II, L.P. ("PSII"), Pershing Square International, Ltd (together with its wholly-owned subsidiary, PSRH, Inc., "Pershing Square International") and Pershing Square Holdings, Ltd ("PSH" and together with PS, PSII and Pershing Square International, (the "Pershing Square Funds") and (b) 1,916,667 shares underlying a warrant held by the Pershing Square Funds that is currently exercisable. Mr. Ackman may be deemed to be the beneficial owner of these shares by virtue of his position as Chief Executive Officer of Pershing Square Capital Management, L.P. ("Pershing Square"), the investment advisor to the Pershing Square Funds, and as managing member of PS Management GP, LLC ("PS Management"), the general partner of Pershing Square, and Pershing Square GP, LLC ("Pershing Square GP"), the general partner of each of PS and PSII. The Pershing Square Funds also have additional economic exposure to approximately 5,399,839 shares of common stock of the Company under certain cash-settled total return swaps (the "Swaps"). See "Five Percent Holders" for more information.

(2)
Includes shares of restricted stock for which the following directors have sole voting power, but no dispositive power: Mr. Flatto (727), Mr. Furber (1,455), Mr. Model (1,455), Mr. Sellers (1,455), Mr. Shepsman (727), Mr. Tansky (1,455) and Ms. Tighe (1,455). These shares of restricted stock will vest on May 18, 2017.

(3)
Based upon information derived from Mr. Krow's last Section 16(a) filing on June 25, 2015, Mr. Krow decided not to stand for re-election to the Board in 2016.

(4)
Includes 9,005 shares held by Sam De Realty II, L.P. ("Sam De Realty"), a limited partnership for which Mr. Shepsman is the general partner. By virtue of his position as general partner of Sam De Realty, Mr. Shepsman may be deemed to be the beneficial owner of such shares.

(5)
Includes 9,386 shares that were purchased by Ms. Tighes' husband. By virtue of this relationship, Ms. Tighe may be deemed to be the beneficial owner of such shares.

(6)
Represents 10,000 shares that were purchased by Mr. Weinreb, Chief Executive Officer, on June 3, 2013 and 2,367,985 shares underlying the warrant purchase by Mr. Weinreb in November 2010. The warrant is currently exercisable.

(7)
Includes (a) 9,097 shares of time-based restricted stock and 9,098 shares of performance-based restricted stock granted to Mr. Herlitz, President, in June 2013 of which he has sole voting power, but no dispositive power, (b) 6,945 shares of time-based restricted stock and 6,946 shares of performance-based restricted stock granted to Mr. Herlitz in March 2014 for which he has sole voting power, but no dispositive power, (c) 10,121 shares of time-based restricted stock and 10,121 shares of performance-based restricted stock granted to Mr. Herlitz in February 2015 for which he has sole voting power, but no dispositive power, (d) 13,040 shares of time-based restricted stock and 13,041 shares of performance-based restricted stock granted to Mr. Herlitz in February 2016 for which he has sole voting power, but no dispositive power, (e) 10,295 shares of time-based restricted stock and 10,295 shares of performance-based restricted stock granted to Mr. Herlitz in February 2017 for which he has sole voting power, but no dispositive power, (f) 88,184 shares held after the exercise and sale of shares under his warrant; and (g) 13 shares held indirectly by his daughter.

(8)
Mr. O'Reilly, Chief Financial Officer, joined the Company in October 2017 and has not acquired shares of the Company.

(9)
Based upon information derived from Mr. Richardson's last Section 16(a) filing on March 30, 2016. Mr. Richardson forfeited all outstanding restricted stock upon his resignation as Chief Financial Officer of the Company on October 5, 2016. This amount includes 48,971 remaining shares underlying the warrant purchased by Mr. Richardson in February 2011. The warrant is currently exercisable.

(10)
Includes (a) 3,000 shares of time-based restricted stock and 3,000 shares of performance-based restricted stock granted to Mr. Curry, Executive Vice President, Acquisitions and Development, in June 2013 for which he has sole voting power, but no dispositive power, (b) 1,762 shares of time-based restricted stock and 1,762 shares of performance-based restricted stock granted to Mr. Curry in February 2014 for which he has sole voting power, but no dispositive power, (c) 1,606 shares of time-based restricted stock granted and 1,607 shares of performance-based restricted stock granted to Mr. Curry in February 2015 for which he has sole voting power, but no dispositive power, (d) 2,716 shares of time-based restricted stock and 2,716 shares of performance-based restricted granted to Mr. Curry in February 2016 for which he has sole voting power, but no dispositive power, (e) 2,565 shares of time-based restricted stock and 2,566 performance-based shares of restricted stock granted to Mr. Curry in April 2016 for which he has sole voting power, but no dispositive power, and (f) 1,286 shares of time-based restricted stock and 1,287 shares of performance-based restricted stock granted to Mr. Curry in February 2017 for which he has sole voting power, but no dispositive power.

(11)
Represents 2,144 shares of time-based restricted stock and 2,144 shares of performance-based restricted stock granted to Mr. Scherl, Executive Vice President, in February 2017 for which he has sole voting power, but no dispositive power.

        In November 2010, Mr. Weinreb, the Chief Executive Officer and a director of the Company, and Mr. Herlitz, the President of the Company, purchased warrants in connection with joining the Company as executive officers. Mr. Weinreb purchased a warrant to acquire 2,367,985 shares for $15.0 million and Mr. Herlitz purchased a warrant to acquire 315,731 shares for $2.0 million. In March 2011, in connection with joining the Company, Mr. Richardson, the former Chief Financial Officer of the Company, purchased a warrant from the Company to acquire 178,971 shares for $2.0 million. In October 2016 in connection with joining the Company, Mr. O'Reilly, the Chief Financial Officer of the Company, purchased a warrant from the Company to acquire 50,125 shares for $1.0 million. The purchase prices were paid in cash and determined by the Board, with the assistance of an outside advisor, to equal the fair value of the warrants on the issue date.

        These warrants became fully vested at the time of purchase and, with the exception of Mr. O'Reilly's warrant, are currently exercisable. Mr. Herlitz exercised 308,881 of the shares underlying his warrant on January 3, 2017 and donated the remaining 6,850 shares underlying his warrant to a charitable trust on January 4, 2017. Mr. Herlitz net share settled the shares underlying his warrant, which resulted in the acquisition of 198,184 shares. Mr. Herlitz sold 110,000 of those shares on January 4, 2017. In accordance with SEC rules, the shares of Company common stock underlying Mr. O'Reilly's warrant are not included in the table above because the warrants are not exercisable within 60 days of the date of the information provided in the table.

Five Percent Holders

        The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities, other than directors and officers of the Company, known by the Company to beneficially own 5% or more of the Company's outstanding common stock. The information regarding beneficial ownership of common stock by each entity identified below is included in reliance on a beneficial ownership report filed with the SEC, except that the percentage is based upon the Company's calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report divided by the number of shares of common stock of the Company outstanding on March 23, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Pershing Square(1)	5,484,684	13.6%
888 Seventh Avenue, 42nd Floor
New York, New York 10019
Horizon Kinetics LLC(2)	2,914,986	7.2%
470 Park Avenue South, 4th Floor South
New York, New York 10016
The Vanguard Group(3)	2,631,668	6.5%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)
According to a Schedule 13D/A filed by (i) Pershing Square, (ii) PS Management and (iii) William Ackman (collectively, the "Pershing Reporting Persons") with the SEC on January 4, 2016, these shares include 1,916,667 shares underlying a warrant that is currently exercisable. The Pershing Reporting Persons share voting and investment power with respect to these shares.

  The Pershing Reporting Persons entered into the Swaps for the benefit of the Pershing Square Funds. The Swaps constitute economic exposure to approximately 5,399,839 common shares of the Company. Under the terms of the Swaps (a) the applicable Pershing Square Fund will be obligated to pay to the counterparty any negative price performance of the number of common shares of the Company subject to the applicable Swap as of the expiration date of such Swap, plus interest at the rates set forth in the applicable contracts, and (b) the counterparty will be obligated to pay to the applicable Pershing Square Fund any positive price performance of the notional number of common shares of the Company subject to the applicable Swap as of the expiration date of the Swaps. With regard to certain of the Swaps, any notional dividends on such notional common shares of the Company will be paid to the applicable Pershing Square Fund during the term of the Swap. With regard to the balance of the Swaps, any notional dividends on such notional common shares of the Company during the term of the Swaps will be paid to the applicable Pershing Square Fund at maturity. All balances will be cash settled at the expiration date of the Swaps.

  The Swaps do not give the Reporting Persons direct or indirect voting, investment or dispositive control over any securities of the Company and do not require the counterparty thereto to acquire, hold, vote or dispose of any securities of the Company. Accordingly, the Reporting Persons disclaim any beneficial ownership of any notional common shares of the Company that may be referenced in such contracts or common shares of the Company or other securities or financial instruments that may be held from time to time by any counterparty (or its affiliates) to the contracts.

(2)
According to a Schedule 13G/A filed by Horizon Kinetics LLC ("Horizon") with the SEC on February 14, 2017. Horizon has sole voting and dispositive power with respect to 2,914,986 shares of our common stock.

(3)
According to a Schedule 13G/A filed by The Vanguard Group, Inc. ("Vanguard") with the SEC on February 13, 2017. Vanguard has sole voting power with respect to 21,390 shares of our common stock, shared voting power with respect to 4,183 shares of our common stock, sole dispositive power with respect to 2,608,073 shares of our common stock and shared dispositive power with respect to 23,595 shares of our common stock.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. These reporting persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2016 all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were in compliance with Section 16(a).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Ackman, Sellers and Tansky and Ms. Tighe served on the compensation committee in 2016. None of the members of the compensation committee are or have been an officer or an employee of the Company. In addition, during 2016, none of the Company's executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Board or the Company's compensation committee.

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

Related Party Transactions Policy

        The Company has adopted a written policy relating to the approval of related party transactions. Under this policy, the audit committee reviews certain financial transactions, arrangements and relationships between the Company and any of the following related parties to determine whether any such transaction, arrangement or relationship is a related party transaction:

  •
  any director, director nominee or executive officer of the Company;

  •
  any beneficial owner of more than 5% of the Company's outstanding stock; and

  •
  any immediate family member of any of the foregoing.

        Audit committee review is required for any financial transaction, arrangement or relationship that:

  •
  involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $120,000;

  •
  would cast doubt on the independence of a director;

  •
  would present the appearance of a conflict of interest between the Company and the related party; or

  •
  is otherwise prohibited by law, rule or regulation.

        The audit committee reviews each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the audit committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, cancelling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with the Company. Any member of the audit committee who is a related party with respect to a transaction under review is not permitted to participate in the discussions or evaluations of the transaction; however, the audit committee member will provide all material information concerning the transaction to the audit committee. The audit committee reports its action with respect to any related party transaction to the Board.

Transactions in Connection with the Spin-Off

        Pursuant to the plan of reorganization of General Growth Properties, Inc., ("GGP"), GGP entered into agreements with each of certain affiliates of Brookfield Asset Management ("Brookfield"), Fairholme Fund and Fairholme Focused Income Fund (collectively, "Fairholme") and Pershing Square pursuant to which these entities purchased an aggregate of $250.0 million of Company common stock at the effective time of the spin-off. At the effective time of the spin-off, the Company also entered into (a) warrant agreements, registration rights agreements and stockholders agreements with each of Brookfield, Fairholme and Pershing Square, (b) a registration rights agreement with General Trust Company and (c) a standstill agreement with Pershing Square. The agreements between the Company and Fairholme terminated in 2012 after the Company purchased its outstanding warrants. The agreements between Brookfield and the Company terminated in 2013 after Brookfield disposed of all of its shares of the Company. The agreement between General Trust Company and the Company terminated in 2015 after General Trust Company disposed of all of its shares of the Company. The key terms of each of the agreements that remain effective are summarized below. See "Security Ownership of Management and Certain Beneficial Holders—Five Percent Holders" for the current beneficial ownership of Company common stock held by Pershing Square.

Warrant Purchase Agreement

        In November 2010, the Company issued warrants to purchase 1,916,667 shares of Company common stock to Pershing Square. The warrants issued to Pershing Square can only be exercised on a net share basis, which means that the exercise price for the warrants will not be paid in cash, but rather will be netted against the shares received upon exercise of the warrants, resulting in fewer shares being issued. Upon certain change in control events, Pershing Square has the right to require that the warrants be canceled in exchange for a cash payment equal to the fair value of the warrants as determined using a Black-Scholes-based formula.

Registration Rights Agreements

        In November 2010, the Company entered into a registration rights agreement with Pershing Square with respect to Company common stock held by Pershing Square. The agreement with Pershing Square requires the Company to maintain a shelf registration statement covering the shares held by Pershing Square. Additionally, Pershing Square may require the Company to:

  •
  register shares of Company common stock held by them having an estimated aggregate fair market value of at least $25.0 million;

  •
  undertake up to three underwritten offerings, but no more than one underwritten offering during any 12-month period; and

  •
  include shares of Company common stock held by them in any registration statement whenever the Company proposes to register shares of its common stock.

        The Company has agreed to pay all expenses, other than underwriting discounts and commissions, in connection with the registration rights agreement, including legal and accounting fees incurred by the Company, printing costs and the fees of one law firm for the selling stockholder. Additionally, the Company has agreed to indemnify these stockholders against certain liabilities, including liabilities under the federal securities laws.

Stockholder Agreement

        In November 2010, the Company entered into an agreement with Pershing Square. Under this agreement, subject to certain exceptions, if the Company makes a public or non-public offering of its common stock (or securities convertible or exchangeable into common stock), Pershing Square has a right to acquire the securities for the same price and on the same terms up to the amount needed for it to maintain its aggregate proportionate common stock-equivalent interest in the Company on a fully diluted basis. This right will terminate for Pershing Square when it beneficially owns less than 5% of the Company's outstanding shares on a fully diluted basis (as defined in the agreement).

        Under the stockholder agreement with Pershing, the Company has agreed to nominate and use its reasonable best efforts to elect to the Board certain director nominees designated by Pershing Square. Pershing Square has the right to nominate three directors so long as it beneficially owns at least a 17.5% fully diluted economic interest (as defined in the agreement) in the Company and two Board designees so long as it beneficially owns at least a 10% interest in the Company on a fully diluted basis. Board members designated by Pershing Square are not required to be independent, but are subject to reasonable eligibility criteria applied in good faith to other Board candidates by the nominating and corporate governance committee. Pershing Square's current Board designees are William Ackman and Allen Model.

Standstill Agreement

        In November 2010, the Company entered into an agreement with Pershing Square to, among other things:

  •
  limit Pershing Square's economic interest in Company common stock to 40% of the Company's outstanding common stock and set forth required approvals for Pershing Square to increase its economic interest above the agreed upon limit;

  •
  require Pershing Square, with respect to any matter the Board has recommended our stockholders not approve, to vote any of its shares in excess of 30% of the Company's common stock against such matter or in proportion to other stockholders;

  •
  set forth required Board and stockholder approvals for certain change in control transactions and related party transactions involving Pershing Square; and

  •
  restrict certain transfers of Company common stock by Pershing Square.

        Additionally, the terms of the agreement ensure that Pershing Square does not take any action inconsistent with its support for the following corporate governance principles:

  •
  the Board will have nine members, unless otherwise approved by 75% of the Board members;

  •
  a majority of the directors on the Board will be independent; and

  •
  a majority of the members of the nominating and corporate governance committee will be disinterested directors (as defined in the agreement).

        Further, in connection with the election of directors, Pershing Square may vote all of its shares in its sole discretion with respect to its designees and, with respect to other director nominees, may vote 10% of the Company's outstanding common stock in its sole discretion, but must vote the remainder of its shares in proportion to the votes cast by the Company's other stockholders.

Transactions After the Spin-Off

Warrant Purchase Agreements

        In November 2010, the Company sold warrants to acquire shares of Company common stock to Mr. Weinreb and Mr. Herlitz. Mr. Weinreb purchased a warrant to acquire 2,367,985 shares for $15.0 million. Mr. Herlitz purchased a warrant to acquire 315,731 shares for $2.0 million. The warrants have an exercise price of $42.23 per share and expire in November 2017.

        Mr. Herlitz exercised 308,881 shares underlying his warrant on January 3, 2017 and donated the remaining 6,850 shares underlying his warrant to a charitable trust on January 4, 2017. Mr. Herlitz net share settled the shares underlying his warrant, which resulted in the acquisition of 198,184 shares. Mr. Herlitz sold 110,000 of those shares on January 4, 2017.

        In February 2011, the Company entered into a warrant purchase agreement with Mr. Richardson, in connection with his joining the Company as Chief Financial Officer. Pursuant to the purchase agreement, Mr. Richardson purchased a warrant to acquire 178,971 shares of Company common stock for $2.0 million. Mr. Richardson purchased the warrant in March 2011. The warrant has an exercise price of $54.50 per share and expires in February 2018. Mr. Richardson exercised 10,000 shares underlying the warrant on February 27, 2017. Mr. Richardson (a) exercised and net share settled 10,000 shares underlying the warrant on March 23, 2017, which resulted in the issuance of 54,382 shares, (b) exercised and net share settled 20,000 shares on March 15, 2017, which resulted in the issuance of 10,696 shares, and (c) exercised and net share settled 10,000 share on February 27, 2017, which resulted in the issuance of 4,936 shares.

        In October 2016, the Company entered into a warrant purchase agreement with Mr. O'Reilly, in connection with his joining the Company as Chief Financial Officer. Pursuant to the warrant purchase agreement, Mr. O'Reilly purchased a warrant to acquire 50,125 shares of Company common stock for $1.0 million. Mr. O'Reilly purchased the warrant in October 2017. The warrant has an exercise price of $112.08 per share and expires in October 2022.

        The warrant purchase prices were paid in cash and determined by the Board, with the assistance of an outside advisor, to equal the fair value of the warrants on the issue date. The warrants became fully vested at the time of purchase. The warrants purchased by Messrs. Weinreb and Herlitz became exercisable on November 22, 2016. The warrant purchased by Mr. Richardson became exercisable on February 25, 2017. The warrant purchased by Mr. O'Reilly becomes exercisable on May 7, 2022. Under the warrant purchase agreements, the Company agreed to file a shelf registration statement registering the shares of Company common stock underlying the warrants.

Condominium Unit Purchase and Sale Agreement

        On December 7, 2013, Mr. Weinreb, the Company's Chief Executive Officer and a director, entered into purchase agreements to acquire two residential condominium units at the Company's Waiea Tower located at Ward Village. The purchase prices for the units were $3,439,200 and $3,963,300 and were at arms-length on substantially the same terms for similar units offered at the time. The audit committee reviewed the transaction and determined that there was no conflict of interest.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's bylaws provide that the number of directors will be determined by the Board from time to time. Currently, the Board consists of nine directors.

        Each director nominee identified below is an incumbent director whose nomination to serve on the Board was recommended by the nominating and corporate governance committee and approved by the Board. The director nominees, if elected, will serve until the 2018 annual meeting of stockholders or until their earlier resignation or removal. Each of the director nominees has indicated a willingness to serve as a director if elected.

        In connection with the Company's spin-off from GGP in November 2010, the Company agreed to nominate and use its reasonable best efforts to elect to the Board the director nominees of Pershing Square. Based on Pershing Square's current ownership, it has the right to designate three director nominees. The director nominees designated by Pershing Square are William Ackman and Allen Model.

        As reflected in the section above captioned "Matters Related to Corporate Governance, Board Structure, Director Compensation and Stock Ownership," the primary qualities and characteristics nominees to the Board should possess are strong business expertise and, in particular, experiences and expertise with regard to real estate development and management, retail, financial reporting, risk management and/or business strategy. All nine of the nominees possess these attributes. The specific experiences, qualifications, attributes and skills of each individual which lead to his or her nomination are included in the individual discussions below.

        The directors will be elected by the affirmative vote of a majority of votes cast "for" or "against" the election of that nominee.

William A. Ackman, age 50, has served as Chairman of the Board since November 2010. Mr. Ackman is the founder, chief executive officer and portfolio manager of Pershing Square Capital Management, L.P., an SEC registered investment adviser founded in 2003. Pershing Square is a concentrated research-intensive, fundamental value investor in long and occasionally short investments in publicly traded companies. Mr. Ackman was appointed as a director of Valeant Pharmaceuticals International, Inc. on March 21, 2016, and has served as a director of Canadian Pacific Railway Ltd. Between May 2012 and September 2016. Mr. Ackman served as a director of J.C. Penney Company, Inc. from February 2011 through August 2013 and as a director of Justice Holdings Limited from April 2011 to June 2012. From June 2009 to March 2010, Mr. Ackman served as a director of General Growth Properties, Inc. Mr. Ackman is also a member of the Board of Dean's Advisors of the Harvard Business School and The Pershing Square Foundation, a charitable foundation that he founded in 2006. Mr. Ackman's management experience, his prior service on boards of directors of public companies and his investments in real estate-related public and private companies give him valuable insight that can be applied to the Company and benefit of the Board. Mr. Ackman is a director nominee designated by Pershing Square pursuant to the terms of the stockholder agreement between the Company and Pershing Square.

Adam Flatto, age 54, has served as a director since November 2010. Mr. Flatto is the president and chief executive officer of The Georgetown Company, a privately-held real estate investment and development company based in New York City. Mr. Flatto has been with The Georgetown Company since 1990 and during that time has been involved with the development, acquisition and ownership of over 20 million square feet of commercial and residential real estate projects throughout the United States. These have included a wide array of projects ranging from large-scale office buildings, movie studios, retail shopping malls, arenas, hotels, apartment buildings, mixed-use master planned communities and others. Mr. Flatto is a trustee and board member of several civic and cultural institutions. He is Co-Chairman of the Park Avenue Armory and Co-Chairman of the Robin Hood Housing Advisory Board. He is also a trustee of the Wexner Center for the Arts. Mr. Flatto's extensive real estate development and management experience provide the Board with key insight into operations and strategic planning matters.

Jeffrey Furber, age 58, has served as a director since November 2010. Mr. Furber is the chief executive officer of AEW Capital Management, L.P. ("AEW") and chairman of AEW Europe. Mr. Furber joined AEW in 1997. AEW provides real estate investment management services to investors worldwide. AEW and its affiliates manage $58 billion of real estate assets and securities in North America, Europe and Asia on behalf of many of the world's leading institutional and private investors. Mr. Furber has oversight responsibility for all of AEW's operating business units in the United States, Europe and Asia and chairs AEW's Management Committee. He is also a member of AEW's Investment Committees and Investment Policy Groups in North America, Europe and Asia. Since April 2011, Mr. Furber has served as a director and a member of the compensation and nominating and corporate governance committees of Stag Industrial, Inc., a publicly traded company. Prior to 1997, Mr. Furber served as managing director of Winthrop Financial Associates, a subsidiary of Apollo Advisors, and as president of Winthrop Management. Mr. Furber has extensive experience overseeing financial investments in the real estate industry and has held leadership roles within his firm and industry groups alike. His investment and management experience enable him to provide the Board with key insight into real estate matters.

Allen Model, age 71, has served as a director since November 2010. Mr. Model is the co-founder of Overseas Strategic Consulting, Ltd. ("OSC") and served as treasurer and managing director of OSC from 1992 until his retirement from those positions in November 2010, at which time he continued to hold a passive interest in OSC and the title of "Founder Emeritus." OSC is an international consulting firm that provides public information services to clients worldwide, including the United States Agency for International Development, The World Bank, The Asian Development Bank and host governments. Since 1988, Mr. Model has also been a private investor for Model Entities, which manages personal and family portfolios. Mr. Model currently serves as a director of two privately-held companies: NetBoss Technologies, Inc., a company that provides software management tools for telecommunications companies; and Q'ligent, a company that provides software management tools for broadcasting companies. Mr. Model served as a director of Anchor Health Properties, a real estate partnership that develops medically related properties, from 1990 until 2015, and of Sinewave Energy Technologies, Inc., a company that produced energy saving devices in lighting space, from 1994 until 2011. Mr. Model served as a director of three publicly-traded companies: Blue Ridge Real Estate Company, a land development company, from 1975 to 2002; Big Boulder Corp., a land development company linked to Blue Ridge, from 1975 to 2002; and MetroWest Bank, from 1990 to 2001. Mr. Model's consulting and investment experience as well as his service on boards of directors of both public and private companies provide him with knowledge in corporate strategy and investment expertise that will benefit the Board. Mr. Model is a director nominee designated by Pershing Square pursuant to the terms of the stockholder agreement between the Company and Pershing Square.

R. Scot Sellers, age 60, has served as a director since November 2010. Mr. Sellers served as chief executive officer of Archstone, one of the world's largest apartment companies, from January 1997 until February 2013, and prior to that was Archstone's chief investment officer since 1995. Under his leadership, Archstone moved from being a mid-sized owner of apartments in secondary and tertiary cities, to becoming the largest publicly traded owner of urban high rise apartments in the nation's premier cities. During his 36-plus year career in the apartment business, Mr. Sellers has been responsible for the development, acquisition and operation of over $40 billion of apartment communities in over 50 different cities across the United States. Mr. Sellers served as the chairman of the National Association of Real Estate Investment Trusts from November 2005 to November 2006. Since June 2013, Mr. Sellers has served on the International Board of Directors of Habitat for Humanity. Mr. Sellers also serves on the Board of Directors of The Irvine Company and Inspirato LLC. Mr. Sellers' extensive experience in the real estate industry, which coincided with the broad growth of Archstone, and his service on industry committees provide him with insight into operations, development and growth of the real estate industry and make him particularly suited to provide guidance to the Board.

Steven Shepsman, age 64, has served as a director since November 2010. Mr. Shepsman is an executive managing director and founder of New World Realty Advisors, a real estate investment and advisory firm specializing in real estate restructurings, development and finance. Mr. Shepsman has been with New World Realty Advisors since 2009. Mr. Shepsman served as chair of the Official Committee of Equity Holders in the Chapter 11 proceedings of General Growth Properties, Inc. As a principal in a real estate fund, Mr. Shepsman had oversight responsibility for the fund's due diligence and acquisition of investment platforms, and with subsequent asset acquisitions, financings and dispositions. Mr. Shepsman served as a director of Rouse Properties, Inc. from January 2012 to May 2013. Earlier in his career, Mr. Shepsman, a certified public accountant, was a managing partner of Kenneth Leventhal and Company and of Ernst & Young's Real Estate Practice. Mr. Shepsman is a trustee of The University of Buffalo Foundation and a member of the Dean's Advisory Council for its School of Management. Mr. Shepsman's extensive professional accounting and financial expertise, including in the real estate industry, enable him to provide key contributions to the Board on financial, accounting, corporate governance and strategic matters.

Burton M. Tansky, age 79, has served as a director since October 2011. Mr. Tansky is a luxury retail veteran and has worked in the retail industry for over fifty years. Since January 2014, Mr. Tansky has served as a director of Stein Mart, Inc. Mr. Tansky also serves on the Board of Directors of Donald Pliner Shoe Company, a privately held company. Mr. Tansky served as non-executive chairman of the board of directors of the Neiman Marcus Group, Inc. from 2010 to 2013. Previously, Mr. Tansky served six years on the board of directors and the compensation committee of International Flavors and Fragrance, a public company. Mr. Tansky was the CEO of Neiman Marcus Group from 2004 to 2010, chief executive officer of Neiman Marcus Stores from 1994 to 2007, chief executive officer of Bergdorf Goodman from 1990 to 1994 and the president and chief operating officer of SAKS Fifth Avenue from 1980 to 1990. Mr. Tansky's extensive retail and management expertise enable him to provide key contributions to the Board on retail and strategic matters.

Mary Ann Tighe, age 68, has served as a director since October 2011. Ms. Tighe has been credited with transforming New York's skyline during her more than 32 years in the real estate industry. Ms. Tighe has been the chief executive officer of CBRE's New York Tri-State Region since 2002, a region of 2,500 employees, and served as a director of CBRE in 2013. Ms. Tighe's deals have anchored more than 14.4 million square feet of new construction in the New York region. From January 2010 through December 2012, Ms. Tighe Served as Chair of the Real Estate Board of New York, the first woman to hold this position in its 114-year history and the first broker in 30 years. Ms. Tighe began her real estate career as a broker at the Edward S. Gordon Company, ultimately rising to the position of vice chairman of Insignia/ESG, where she was regularly recognized as being among the firm's top producers. Prior to entering the real estate field, Ms. Tighe served as a vice president of the American Broadcasting Companies, where she launched the A&E cable channel. Ms. Tighe was also formerly the Deputy Chairman of the National Endowment for the Arts, Arts Advisor to Vice President Walter Mondale, and a staff member of the Smithsonian Institution. Ms. Tighe's extensive experience with commercial real estate transactions enables her to provide the Board with key insight into the real estate matters.

David R. Weinreb, age 52, has served as a director and Chief Executive Officer since November 2010. Known for his passion, tenacity and entrepreneurial spirit, Mr. Weinreb has directed the Company's efforts since its emergence in 2010, building a portfolio of some of the most sought-after real estate in the country. His vision, leadership and business acumen led him to be honored as the 2013 Ernst and Young Entrepreneur Of The Year® Award in Real Estate for the region. In 2012, he was named as one of the Top 200 CEOs in the U.S. by ExecRank and in 2015 he was listed in the 2015 Commercial Observer Power 100 as one of the 100 most powerful people in New York City real estate.

        A real estate industry veteran for over 30 years, Mr. Weinreb spent 17 years as Chairman and CEO of TPMC Realty Corporation, a company he built into a multi-faceted investment firm prior to joining the Company. Located in Dallas, Texas, TPMC, whose tenant roster included many Fortune 500 companies, specialized in the acquisition and repositioning of underperforming real estate and real estate related assets across the United States. In addition to development, ownership and management of real estate, the firm's activities included mezzanine financing and private equity investing.

        Mr. Weinreb attended New York University and began his real estate career in the 1980's in New York City. He is a member of the International Council of Shopping Centers and the Urban Land Institute. He also serves on the Advisory Council of the Lusk Center for Real Estate at the University of Southern California. His philanthropic interests are both local and national.

The Board recommends a vote FOR each of the nine director nominees listed above.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In 2011, 63% of stockholders voted in a non-binding proposal that the Company should submit advisory votes on executive compensation every third year. The Board evaluated the voting on this matter and determined that the Company should submit advisory votes on executive compensation to its stockholders every year because it wants to be responsive to the large minority of stockholders who did not vote for triennial say-on-pay votes.

        The Company believes that its compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its stockholders. This advisory, non-binding, stockholder vote, as required under Section 14A of the Exchange Act and commonly known as "say-on-pay," gives you, as a stockholder of the Company, the opportunity to vote for or against the Company's executive compensation program as disclosed under the heading "Compensation Discussion and Analysis" of this proxy statement.

        The vote on this proposal is not intended to address any specific element of compensation. The vote relates to the compensation of the Company's named executive officers, as disclosed under the heading "Compensation Discussion and Analysis" and "Executive Compensation" in this proxy statement disclosed pursuant to the compensation disclosure rules of the SEC. Highlights of our executive compensation program include the following:

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  a compensation recovery policy designed to prevent misconduct by any executive officers;

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  no single-trigger change-in-control arrangements;

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  five-year vesting period for equity awards;

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  minimum stock ownership guidelines for the Chief Executive Officer; President; Chief Financial Officer; and Senior Vice President, Secretary and General Counsel;

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  no tax gross-ups in executive employment agreements;

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  a general prohibition against short sales; investing in publicly traded options; hedging; pledging and margin accounts; and limit orders involving Company securities; and

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  a voluntary deferred compensation plan.

        Our board is asking stockholders to approve a non-binding advisory vote on the following resolution:

        RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement is hereby approved.

The Board recommends a vote FOR the approval of our executive compensation.

 PROPOSAL NO. 3
ADVISORY VOTE ON THE FREQUENCY OF
FUTURE "SAY-ON-PAY" VOTES

        We are requesting our stockholders to advise on how frequently we should seek an advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay" vote. Proposal No. 2 in this proxy statement is a say-on-pay vote. The advisory vote in this Proposal No. 3 is often referred to as a "say-on-frequency" vote. For this Proposal No. 3, you may vote on whether you would prefer to have a say-on-pay vote every year, every two years or every three years.

        For our first say-on-frequency vote at our 2011 Annual Meeting of Stockholders, our Board recommended a say-on-pay vote every three years and our stockholders concurred, casting a majority of their votes in favor of a three-year frequency. The Board evaluated the voting on this matter and determined that the Company should submit advisory votes on executive compensation to its stockholders every year because it wants to be responsive to the large minority of stockholders who did not vote for triennial say-on-pay votes. We have held a say-on-pay vote for each of the past five years accordingly.

        Our Board continues to believe that say-on-pay advisory votes should be conducted every year. An annual advisory vote on executive compensation allows our stockholders to provide input on our compensation philosophy, policies and practices as disclosed in our proxy statement every year.

        While this advisory say-on-frequency vote is non-binding, our Board and compensation committee will give careful consideration to the choice that receives the most votes when considering the frequency of future say-on-pay votes. We expect that our next vote on the advisory say-on-frequncy proposal will occur at our 2023 Annual meeting of Stockholders.

        Our Board is asking stockholders to approve a non-binding advisory vote on the following resolution:

        RESOLVED, that a non-binding advisory vote of the Company's stockholders to approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, in the proxy statement of the Company for the annual meeting of stockholders of the Company at which such advisory vote is to occur, be held every year, every other year or every three years, or abstain.

The Board recommends that an advisory vote on executive compensation be held annually (1 year).

 PROPOSAL NO. 4
APPROVAL OF THE COMPANY'S 2010 AMENDED AND RESTATED INCENTIVE PLAN
FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

        The Board is asking stockholders to reapprove the material terms of the Company's 2010 Amended and Restated Incentive Plan (the "Incentive Plan") so that certain performance-based compensation granted thereunder may qualify as performance-based compensation under Section 162(m) of the Code. The Incentive Plan, including the material terms of the Incentive Plan for purposes of 162(m) of the Code, was last approved by our stockholders at our 2012 Annual Meeting. This proposal is not seeking approval of any amendment to the Incentive Plan, but rather only the approval of the Incentive Plan for purposes of 162(m) of the Code.

        Section 162(m) of the Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees; however, performance-based compensation is excluded from this limitation. For compensation to constitute qualified performance-based compensation under Section 162(m) of the Code, in addition to certain other requirements, stockholders must approve every five years certain material terms of the Incentive Plan under which the performance-based compensation will be paid. The purpose of this proposal is to preserve the Company's ability to grant awards under the Incentive Plan that qualify as performance-based compensation for purposes of Section 162(m).

        We are asking shareholders to re-approve the material terms under which the performance-based compensation will be paid under the Incentive Plan. For purposes of Section 162(m) of the Code, the material terms of performance-based compensation include (i) the employees eligible to receive such compensation; (ii) a description of the business criteria upon which the performance goals are based; and (iii) the maximum amount of compensation that can be paid to an employee as performance-based compensation during a specified time period. A summary of the Incentive Plan, including the material terms of the performance based compensation is set forth set forth below. This includes the business criteria to be used as performance goals, which are described under "—Performance Measures" and eligible persons and maximum award amounts, which are described under "—Award Limits". The complete text of the Incentive Plan is provided in Appendix A to this proxy statement. Our summary of the Incentive Plan is qualified in its entirety by reference to Appendix A.

SUMMARY OF THE INCENTIVE PLAN

Administration

        The Incentive Plan is administered by the compensation committee. The authority of the compensation committee includes, among other things, selecting award recipients, establishing award terms and conditions, granting awards, construing any ambiguous provision of the Incentive Plan or in any award agreement, and adopting modifications and amendments to the Incentive Plan or any award agreement, subject to the terms of the Incentive Plan.

        The compensation committee may, subject to applicable law, delegate to one or more of its members or one or more executive officers of the Company such administrative duties or powers as it may deem advisable.

Awards

        The Incentive Plan provides for grants of both equity and cash awards, including stock options, stock appreciation rights, restricted stock, and other stock-based awards, each of which may be designated to qualify as performance-based compensation under Section 162(m) of the Code. The principal terms and features of the various forms of awards are set forth below:

        Stock Options.    Stock options entitle the participant to purchase shares of our common stock at a price not less than the market value per share on the grant date. Stock options may be incentive stock options intended to qualify under Section 422 of the Code or non-qualified stock options. Each grant will specify whether the exercise price is payable in cash or by check, by a cashless broker-assisted exercise, by the transfer to the Company of shares of our common stock owned by the participant, by the Company withholding shares of our common stock otherwise deliverable to the participant upon the exercise of the stock option, by a combination of these payment methods, or by any other method that the compensation committee may approve.

        Each grant will specify the periods of continuous service by the participant with the Company necessary before the stock options become exercisable. Stock option grants may specify performance goals that must be achieved as a condition to exercise. No stock option will be exercisable more than 10 years after the grant date.

        Stock Appreciation Rights.    A stock appreciation right is a right to receive from the Company an amount up to the spread between a base price (which may not be less than the market value per share of our common stock on the grant date) and the market value of the shares of our common stock on the exercise date. The amount payable by the Company upon the exercise of a stock appreciation right may be paid in cash, shares of our common stock, other property or any combination thereof. Any grant of stock appreciation rights may specify that the amount payable on exercise may not exceed a maximum specified by the compensation committee.

        Appreciation rights can be tandem (i.e., granted with stock options to provide an alternative to the exercise of the option rights) or freestanding. Tandem appreciation rights may only be exercised at a time when the related option right is exercisable and the spread is positive, and require that the related stock option be surrendered for cancellation.

        Each grant will specify the periods of continuous service by the participant with the Company that are necessary before the stock appreciation rights become exercisable. Any grant may also specify performance goals that must be achieved as a condition to exercise, waiting periods before exercise and permissible exercise dates or periods. No stock appreciation right will be exercisable more than 10 years after the grant date.

        Restricted Stock.    A grant of restricted stock constitutes an immediate transfer to the participant of the ownership of shares of our common stock in consideration for the performance of services. Restricted stock entitles the holder to voting and dividend rights. However, these rights will be subject to any restrictions and conditions, such as the achievement of performance objectives, during the restriction period as determined by the compensation committee.

        Each grant will provide that the restricted stock will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board on the grant date. Each grant will provide that so long as the award is subject to a substantial risk of forfeiture, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the compensation committee on the grant date.

        Grants of restricted stock may require that any or all dividends or other distributions paid during the period of the restrictions be automatically deferred and reinvested in additional shares of restricted stock or paid in cash, which may be subject to the same restrictions as the underlying award. Dividends or other distributions on restricted stock subject to management objectives will be deferred and paid in cash upon the achievement of the management objectives and the lapse of all restrictions.

        Other Stock-Based Awards.    The compensation committee may, subject to limitations under applicable law, grant to any participant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock. These awards may include restricted stock units and other phantom awards.

Eligibility

        Subject to the terms of the Incentive Plan, the compensation committee may grant awards to any of our employees, directors or any person who provides services to us, but incentive stock options may be granted only to our employees. Currently, approximately 500 persons are eligible to receive awards under the Incentive Plan.

Shares Available for Grants

        Currently, 3,698,050 shares of our common stock are authorized under the Incentive Plan, subject to adjustment as provided therein. These shares may be shares of original issuance or treasury shares or a combination of the foregoing. Shares of our common stock issued under any plan assumed by the Company in any corporate transaction will not count against this share limit. There are a total of 1,465,752 awards granted under the Incentive Plan and 2,147,468 shares remain available under the Incentive Plan for issuance.

        If any award expires, is forfeited, cancelled or otherwise terminated without the issuance of shares of our common stock, or is otherwise settled for cash, the shares subject to that award, to the extent of the forfeiture, cancellation, expiration, termination or settlement for cash, will again be available for granting of awards under the Incentive Plan.

Award Limits

        Awards under the Incentive Plan are subject to the following limitations, subject to adjustment as provided therein:

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  the aggregate fair market value of shares of our common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000;

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  in no event will any participant in any calendar year receive awards denominated in shares of our common stock in excess of 200,000 shares in the aggregate; and

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  in no event will any participant in any calendar year receive awards denominated in cash having an aggregate maximum value in excess of $10,000,000.

Performance Measures

        The compensation committee is permitted to design any award so that it qualifies as performance-based compensation under Section 162(m) of the Code, and is therefore not subject to the income tax deduction limitations imposed on the Company by Section 162(m) of the Code for awards granted to the CEO and certain other executive officers.

        For performance-based awards under the Plan, the compensation committee will specify the performance objectives that, depending on the extent to which they are met, will determine the amount of the award that will be earned by a participant. The compensation committee also will specify the time period or periods during which the performance objectives must be met. The performance objectives and periods need not be the same for each participant or for each award. The compensation committee may use performance objectives based on the following business criteria, either individually, alternatively, or in any combination: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) store openings or refurbishment plans; (xx) staff training; and (xxi) corporate social responsibility policy implementation.

        The performance objectives may, as determined by the compensation committee, be used to measure performance of the Company or any subsidiary or affiliate as a whole, any business unit thereof, or any combination thereof against any goal including past performance, or may be compared to performance of a group of comparable companies or a published or special index.

        The compensation committee generally does not have the authority to increase the amount of the award payable to an executive officer who is subject to Section 162(m) of the Code upon attainment of a performance goal, but the compensation committee may, in its discretion, reduce or eliminate the amount payable to any participant. The compensation committee does retain the discretion to adjust the performance goals upon certain extraordinary corporate events.

Amendment and Termination

        The compensation committee may at any time amend, alter, suspend, discontinue or terminate the Incentive Plan, in whole or in part, or any award granted thereunder. Except as necessary to comply with applicable law, no amendment may impair the rights of any participant with respect to an outstanding award without his or her consent.

        In addition, except in connection with certain corporate transactions or a change of control, the compensation committee may not alter the Incentive Plan without stockholder approval if: (i) the approval is necessary to comply with applicable law; (ii) the action increases the shares of our common stock available for issuance; (iii) the action materially increases certain benefits under the Incentive Plan or changes its eligibility requirements; or (iv) the action reduces the exercise price of outstanding stock options or base price of outstanding stock appreciation rights, or cancels outstanding stock options or stock appreciation rights in exchange for other awards or stock options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price of the original stock options or base price of the original stock appreciation rights, as applicable.

        No grant will be made under the Incentive Plan after November 8, 2020, but all grants made on or prior to that date (or the earlier termination thereof) will continue in effect subject to the terms of the applicable award agreement and the Incentive Plan.

Adjustments

        In the event of any corporate transaction or event involving the Company or any of its affiliates, including a merger, consolidation, reorganization, recapitalization, spin-off, combination of shares, stock dividend, stock split, or similar corporate event or transaction, the compensation committee shall, to prevent dilution or enlargement of participants' rights under the Incentive Plan, substitute or adjust: (i) the number and kind of shares or other property that may be issued under the Incentive Plan or under particular forms of awards, (ii) the number and kind of shares or other property subject to outstanding awards, (iii) the exercise price, grant price or purchase price applicable to outstanding awards, (iv) any annual award limits, and/or (v) other value determinations applicable to the Plan or outstanding awards.

Change of Control

        Upon the occurrence of a "change of control" (as defined in Incentive Plan), the compensation committee, unless otherwise stated in an award agreement, shall make one or more of the following adjustments to the terms and conditions of outstanding awards:

            (i)  continuation or assumption of such outstanding awards by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent;

           (ii)  substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding awards;

          (iii)  accelerated exercisability, vesting and/or lapse of restrictions under outstanding awards immediately prior to the occurrence of such event;

          (iv)  upon written notice, provide that any outstanding awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the compensation committee (contingent upon the consummation of the event), and at the end of such period, such awards shall terminate to the extent not so exercised within the relevant period; and

           (v)  cancellation of all or any portion of outstanding awards settled in shares of our common stock for fair value (as determined in the sole discretion of the compensation committee and which may be zero) which, in the case of options and stock appreciation rights or similar awards, if the compensation committee so determines, may equal the excess, if any, of the value of the consideration to be paid in the change of control transaction to holders of the same number of shares of Company common stock subject to such awards (or, if no such consideration is paid, fair market value of the shares of Company common stock subject to such outstanding awards or portion thereof being canceled) over the aggregate option price or grant price, as applicable, with respect to such awards or portion thereof being canceled (which may be zero).

U. S. Federal Income Tax Consequences

        The following is a brief summary of some of the U.S. federal income tax consequences of certain transactions under the Incentive Plan based on U.S. federal income tax laws in effect on January 1, 2017. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

        Incentive Stock Options.    No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If shares of our common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

        Non-Qualified Stock Options.    In general,

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  no income will be recognized by an optionee at the time a non-qualified option right is granted;

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  at the time of exercise, ordinary income will be recognized in an amount equal to the difference between the exercise price and the market value of the shares, if unrestricted, on the date of exercise; and

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  at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

        Stock Appreciation Rights.    No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the market value of any unrestricted shares of our common stock received on the exercise.

        Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code, referred to as "Restrictions." However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Tax Consequences to the Company

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Plan Benefits

        Because benefits under the Incentive Plan depend upon the compensation committee actions, and the market value of the shares of our common stock in the future and/or the future performance of the Company, it is not possible to determine the value of benefits that will be received by participants in the Incentive Plan with respect to any awards made in the future. Benefits under the Incentive Plan, however, will be subject in any event to the limits described under "—Award Limits" above.

        If shareholders do not approve this proposal, we may be limited in our ability to grant awards that both satisfy our compensation objectives and are tax deductible.

        Shareholder approval is only one of several requirements under Section 162(m) of the Code which must be met for compensation to qualify as performance-based compensation for purposes of Section 162(m) of the Code. The rules and regulations promulgated under Section 162(m) of the Code are complicated and may change from time to time. As such, there can be no guarantee that any incentive compensation award intended to qualify as performance-based compensation within the meaning of Section 162(m) will so qualify. Even if our shareholders approve this Proposal No. 4, there is no assurance that all awards granted to covered employees under the Incentive Plan will be treated as performance-based compensation, even if intended to so qualify, and we also reserve the right to make awards of compensation, under the Incentive Plan and outside of the Incentive Plan, that do not qualify for the performance-based compensation exception of Section 162(m) of the Code.

        The Board unanimously recommends a vote FOR the approval of the Incentive Plan for the purposes of 162(m). The Board believes it is in the best interests of the Company and its stockholders to enable the Company to implement incentive compensation arrangements that are intended to qualify as tax-deductible, performance-based compensation under Section 162(m). Your affirmative vote for this proposal will re-approve the Performance Goals under the Incentive Plan for purposes of Section 162(m).

The Board recommends that stockholder vote FOR re-approval of the Incentive Plan for Section 162(m) purposes.

PROPOSAL NO. 5
APPROVAL OF THE GRANT OF WARRANTS AND ISSUANCE OF WARRANT
SHARES BY THE COMPANY TO DAVID R. WEINREB AND GRANT HERLITZ

Grant of Warrant to David R. Weinreb

        The Company's compensation committee and its Board (including all of the disinterested members of the Board) have unanimously approved and is hereby soliciting stockholder approval for grant by the Company to Mr. Weinreb of a warrant (the "New Weinreb Warrant") exercisable to acquire a maximum of 2,500,000 shares of Company common stock (including any additional shares of common stock issuable as a result of the anti-dilution provisions of the New Weinreb Warrant, the "New Weinreb Warrant Shares"). The New Weinreb Warrant shall be granted to Mr. Weinreb in exchange for a purchase price of $50.0 million. The purchase price may be adjusted downward only in the event that the amount of common stock issuable upon exercise of the New Weinreb Warrant exceeds 2,500,000 shares, in which case, the purchase price shall be adjusted only to the extent necessary to provide for the purchase of a maximum of 2,500,000 shares. The fair market value purchase price of the New Weinreb Warrant and the amount of the New Weinreb Warrant Shares subject to the New Weinreb Warrant shall be determined, in each case, by the Board (including all of the disinterested members of the Board) based upon the advice of an independent third party valuation expert. The exercise price of the New Weinreb Warrant Shares shall equal the closing trading price of the Company's common shares on the New York Stock Exchange on the date immediately preceding the grant of the New Weinreb Warrant to Mr. Weinreb.

        If the stockholders approve this Proposal No. 5, the Company intends to grant and enter into a warrant agreement with Mr. Weinreb (the "New Weinreb Warrant Agreement"). The New Weinreb Warrant will become fully vested at the time of such grant by the Company. The New Weinreb Warrant will become exercisable on the fifth anniversary of the date of the grant the New Weinreb Warrant (the "Weinreb Warrant Exercisable Date"), except in the event of a Change in Control (as described below), termination of the executive without cause, or the separation of the executive from the Company for good reason, and will expire on the one year anniversary of the Weinreb Warrant Exercisable Date (or, to the extent that the Company and Mr. Weinreb mutually agree, the six month anniversary of such date.) The New Weinreb Warrant (x) will be subject to anti-dilution adjustments in connection with stock splits, tender offers and certain other events (as described below), and (y) will provide for a right to require that the New Weinreb Warrant be assumed by a successor entity or that the holder of the New Weinreb Warrant receive the same consideration as stockholders upon certain change of control events. The purchase price of the New Weinreb Warrant will be paid in cash by Mr. Weinreb within 75 days of the issue date of the New Weinreb Warrant.

        The Company will not grant the New Weinreb Warrant to Mr. Weinreb unless and until he fully exercises the Existing Weinreb Warrant (as defined below), and the grant date of the New Weinreb Warrant shall be the date immediately following the date that Mr. Weinreb fully exercises the Existing Weinreb Warrant. The Company's compensation committee and its Board believe that the proposed investment in the form of the New Weinreb Warrant further aligns Mr. Weinreb's interest with those of the Company and its stockholders.

        In November 2010, Mr. Weinreb purchased a warrant (the "Existing Weinreb Warrant") to acquire 2,367,985 shares of Company common stock (the "Existing Weinreb Warrant Shares") for $15.0 million. The Existing Weinreb Warrant has an exercise price of $42.23 per share, became exercisable on November 22, 2016 and expires on November 21, 2017. It is likely that Mr. Weinreb will have to sell some or all of the Existing Weinreb Warrant Shares in order to pay the purchase price of the New Weinreb Warrant and the taxes that may result from the exercise of the Existing Weinreb Warrant or the sale of the Existing Weinreb Warrant Shares. It is possible that the Company may decide to repurchase some portion of the Existing Weinreb Warrant Shares directly from Mr. Weinreb if the

Company determines that such repurchase would be a good use of the Company's capital and is in the best interest of the Company and its stockholders.

Grant of Warrant to Grant Herlitz

        The Company's compensation committee and its Board (including all of the disinterested members of the Board) have unanimously approved and is hereby soliciting stockholder approval for the grant by the Company to Mr. Herlitz of a warrant (the "New Herlitz Warrant" and together with the New Weinreb Warrant, the "New Management Warrants") exercisable to acquire a maximum of 200,000 shares of Company common stock (including any additional shares of common stock issuable as a result of the anti-dilution provisions of the New Herlitz Warrant, the "New Herlitz Warrant Shares" and together with the New Weinreb Warrant Shares, the "New Management Warrant Shares"). The New Herlitz Warrant shall be granted to Mr. Herlitz in exchange for a purchase price of $2.0 million. The purchase price may be adjusted downward only in the event that the amount of common stock issuable upon exercise of the New Herlitz Warrant exceeds 200,000 shares, in which case, the purchase price shall be adjusted only to the extent necessary to provide for the purchase of a maximum of 200,000 shares. The fair market value purchase price of the New Herlitz Warrant and the amount of the New Herlitz Warrant Shares subject to the New Herlitz Warrant shall be determined, in each case, by the Board (including all of the disinterested members of the Board) based upon the advice of an independent third party valuation expert. The exercise price of the New Herlitz Warrant Shares shall equal the closing trading price of the Company's common shares on the New York Stock Exchange on the date immediately preceding the grant of the New Herlitz Warrant to Mr. Herlitz.

        If the stockholders approve this Proposal No. 5, the Company intends to grant and enter into a warrant agreement with Mr. Herlitz (the "New Herlitz Warrant Agreement" and together with the New Weinreb Warrant Agreement, the "New Management Warrant Agreements"). The New Herlitz Warrant will become fully vested at the time of such grant by the Company. The New Herlitz Warrant will become exercisable on the fifth anniversary of the date of the grant of the New Herlitz Warrant (the "Herlitz Warrant Exercisable Date"), except in the event of a Change in Control (as described below), termination of the executive without cause, or the separation of the executive from the Company for good reason, and will expire on the one year anniversary of the Herlitz Warrant Exercisable Date (or, to the extent that the Company and Mr. Herlitz mutually agree, the six month anniversary of such date). The New Herlitz Warrant (x) will be subject to anti-dilution adjustments in connection with stock splits, tender offers and certain other events (as described below), and (y) will provide for a right to require that the New Herlitz Warrant be assumed by a successor entity or that the holder of the New Herlitz Warrant receive the same consideration as stockholders upon certain change of control events. The purchase price of the New Herlitz Warrant will be paid in cash by Mr. Herlitz within 5 business days of the issue date of the New Herlitz Warrant.

Consequences of a Change in Control

        The New Management Warrant Agreements will include provisions in the case of a possible future change in control of the Company. Immediately prior to the effective date of a change in control or upon the date of a termination of employment by the Company without cause or for good reason, the New Management Warrants will be immediately exercisable and transferable. In the event of a change in control, each of Mr. Weinreb and Herlitz will select whether their New Management Warrants will become immediately exercisable or will be assumed by the successor entity.

Anti-Dilution Adjustments

        The New Management Warrants will be subject to customary anti-dilution adjustments with respect to certain recapitalization and change in control transactions, stock splits and reverse stock splits, dividends, distributions and any other change to Company common stock by reason of any exchange of shares or other change affecting the outstanding common stock as a class, without the Company's receipt of consideration. If the anti-dilution adjustment provisions in the New Management Warrants are triggered, the number of additional New Management Warrant Shares that would be issuable upon the exercise of the New Management Warrants may increase (or decrease in the case of a reverse stock split) and the exercise price per New Management Warrant Shares may decrease (or increase in the case of a reverse stock split). The New Management Warrants do not provide for a maximum number of New Management Warrant Shares or minimum exercise price per New Management Warrant Shares in the event the anti-dilution adjustment provisions of the New Management Warrants are triggered.

General

        By approving this Proposal No. 5, stockholders will also be approving the proposed issuance of the New Management Warrant Shares upon the exercise of the New Management Warrants, including all New Management Warrant Shares that may become issuable as a result of the anti-dilution provisions of the New Management Warrants.

        The text of each New Management Warrant Agreement is provided in substantial final form in Appendices B-1 and B-2 to this proxy statement. The foregoing summary of the New Management Warrant Agreements is qualified in its entirety by reference to Appendices B-1 and B-2.

The Board recommends a vote FOR the approval of the New Management Warrants and the issuance of the New Management Warrant Shares

PROPOSAL NO. 6
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR FISCAL 2017

        The audit committee has selected Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for fiscal 2017. SEC regulations and the NYSE corporate governance standards require that the Company's independent registered public accounting firm be engaged, retained and supervised by the audit committee. Although approval or ratification by stockholders of such engagement is not required, the Company is seeking the stockholders' ratification of the audit committee's selection of EY because we believe that allowing stockholders to express their view on the matter is good corporate governance. Any failure of the stockholders to ratify the audit committee's selection of EY as the Company's independent registered public accounting firm would, however, be considered by the audit committee in determining whether to engage EY.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2017.

Relationship with Independent Registered Public Accounting Firm

        The audit committee is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm. As described above, the audit committee has selected EY as the Company's independent registered public accounting firm for fiscal 2017.

        A representative of EY is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees

        The following table presents fees incurred for professional services rendered by EY, the Company's independent registered public accounting firm for the fiscal years ended December 31, 2016 and December 31, 2015.

	December 31, 2016	December 31, 2015
Audit Fees(1)	$1,827,178	$1,828,907
Audit Related Fees(2)	$85,000	$31,360
Tax Fees(3)	$98,867	$111,000
All Other Fees	—	—
Total Fees	$2,011,045	$1,971,267

(1)
Includes fees and expenses incurred for services related to the annual audit of the consolidated financial statements, required statutory audits, reviews of the Company's quarterly reports on Form 10-Q, the registered public accounting firm's report on the Company's internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002, a comfort letter and consents during the respective periods.

(2)
Includes fees for the audit of the December 31, 2016 and 2015 financial statements of Discovery Property Company, LLC, a joint venture of the Company.

(3)
Includes fees for services related to tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

        The audit committee's policy is to require the pre-approval of all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules) to assure that the provision of such services does not impair the accounting firm's independence. All audit and non-audit services were pre-approved.

 AUDIT COMMITTEE REPORT

        The audit committee is comprised entirely of independent directors (as defined for members of an audit committee in SEC rules and the NYSE corporate governance standards) and assists the Board in a number of duties. These duties include oversight of the following matters: the integrity of the Company's financial statements; compliance with legal and certain regulatory requirements; the performance of the internal audit function; and the financial reporting process. In addition, the audit committee is directly responsible for the appointment, compensation (including negotiation and approval of the audit fee), retention and oversight of the Company's independent registered public accounting firm. The audit committee has appointed Ernst & Young LLP ("EY") as its independent registered public accounting firm for fiscal 2017. The audit committee operates pursuant to a written charter adopted by the Board and reviewed annually by the audit committee. A copy of the charter is available on our website at http://investor.howardhughes.com under the "Corporate Governance" tab. The audit committee has the resources and authority it deems appropriate to discharge its responsibilities.

        The audit committee has engaged EY to serve as the Company's independent consulting firm since 2013. In accordance with SEC rules, the lead audit partner on the Company engagement serves no more than five consecutive years in that role. The current lead partner was appointed in 2013. The audit committee and management have direct input into the selection of the lead audit partner. The audit committee periodically considers whether the annual audit of the Company's financial statements should be conducted by another firm.

        In determining whether to reappoint EY as the Company's independent registered public accounting firm for 2017, subject to stockholder ratification, the audit committee took into consideration a number of factors. These factors included:

  •
  the length of time the firm has been engaged by the Company;

  •
  EY's familiarity with the Company's operations and industry, accounting policies, financial reporting process, and internal control over financial reporting;

  •
  EY's skills, expertise and independence;

  •
  the quality of the audit committee's ongoing discussions with EY;

  •
  a review of external data related to EY's legal risks and proceedings, audit quality and recent public portions of Public Company Accounting Oversight Board (United States) (the "PCAOB") reports;

  •
  an assessment of the professional qualifications of EY, the performance of the lead audit partner and the other professionals on the Company account;

  •
  the reasonableness of EY's fees for the services provided to the Company;

  •
  management's relationship with EY and its assessment of EY's performance; and

  •
  the impact of changing auditors, including the significant time requirement that could distract from management's focus on reporting and internal controls.

        Based on this evaluation, the audit committee believes that it is in the best interest of the Company and our stockholders to retain EY as our independent registered public accounting firm for fiscal 2017.

        Each member of the audit committee is considered financially literate, as defined by NYSE corporate governance standards, and the Board has determined that Mr. Shepsman has the necessary experience to qualify as an "audit committee financial expert" under SEC rules. A person designated as an audit committee financial expert will not be deemed an "expert" for purposes of the federal securities laws. In addition, this designation does not impose on a person any duties, obligations or liabilities that are greater than those otherwise imposed on the person as a member of the audit committee and the Board, and does not affect the duties, obligations or liabilities of the Board.

        Management is responsible for the Company's system of internal control over financial reporting and for preparing its consolidated financial statements. EY was responsible for performing independent audits of the Company's internal control over financial reporting as of December 31, 2016 and its consolidated financial statements as of December 31, 2016 and for the year then ended, both in accordance with the PCAOB standards, and to issue reports thereon. The audit committee is responsible for overseeing management's conduct of the financial reporting process and system of internal control.

        The audit committee reviewed and discussed with both management and EY the results of the independent audits of the Company's internal control over financial reporting as of December 31, 2016 and the consolidated financial statements of the Company for the year ended December 31, 2016 prior to their completion. During 2016, management advised the audit committee that the set of financial statements had been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), and reviewed significant accounting and disclosure matters with the audit committee. This included discussion with EY of matters required to be discussed by Auditing Standard No. 16, as amended, as adopted by the PCAOB and SEC Regulation S-X Rule 2-07, Communication with Audit Committees, as currently in effect, including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from EY required by the applicable requirements of PCAOB regarding the independent accountant's communications with the audit committee concerning independence.

        Taking all of these reviews and discussions into account, all of the audit committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Members of the Audit Committee Steven Shepsman, Chair Allen Model Burton M. Tansky

 EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the Company's current executive officers:

Name	Age	Position with the Company
David Weinreb	52	Chief Executive Officer and a director
Grant Herlitz	45	President
David O'Reilly	42	Chief Financial Officer
Peter Riley	61	Senior Vice President, Secretary and General Counsel
Saul Scherl	51	Executive Vice President
Christopher Curry	56	Senior Executive Vice President, Acquisitions and Development
Reuben Davidsohn	44	Chief Administrative Officer

        David R. Weinreb, age 52, has served as a director and Chief Executive Officer since November 2010. Known for his passion, tenacity and entrepreneurial spirit, Mr. Weinreb has directed the Company's efforts since its emergence in 2010, building a portfolio of some of the most sought-after real estate in the country. His vision, leadership and business acumen led him to be honored as the 2013 Ernst and Young Entrepreneur Of The Year® Award in Real Estate for the region. In 2012, he was named as one of the Top 200 CEOs in the U.S. by ExecRank and in 2015 he was listed in the 2015 Commercial Observer Power 100 as one of the 100 most powerful people in New York City real estate.

        A real estate industry veteran for over 30 years, Mr. Weinreb spent 17 years as Chairman and CEO of TPMC Realty Corporation, a company he built into a multi-faceted investment firm prior to joining The Howard Hughes Corporation. Located in Dallas, Texas, TPMC, whose tenant roster included many Fortune 500 companies, specialized in the acquisition and repositioning of underperforming real estate and real estate related assets across the United States. In addition to development, ownership and management of real estate, the firm's activities included mezzanine financing and private equity investing.

        Mr. Weinreb attended New York University and began his real estate career in the 1980's in New York City. He is a member of the International Council of Shopping Centers and the Urban Land Institute. He also serves on the Advisory Council of the Lusk Center for Real Estate at the University of Southern California. His philanthropic interests are both local and national.

        Grant Herlitz, age 45, has served as President since November 2010. Mr. Herlitz was Interim Chief Financial Officer of the Company from January 31, 2011 to March 23, 2011. Mr. Herlitz oversees the daily operations and works closely with the CEO in developing the strategy for the company. Known for his dynamic leadership style and ability to develop and inspire talent, Mr. Herlitz has direct oversight over a committed and passionate team of professionals that lead the Company's acquisition, development, leasing and operating platforms. Mr. Herlitz' experience negotiating the separation agreements and emerging the Company gave him in-depth knowledge of its assets that made him uniquely qualified to manage operational and strategic matters impacting the Company.

        Previously, Mr. Herlitz was President and Chief Financial Officer of TPMC Realty Corporation. Mr. Herlitz joined TPMC in 2000 as Vice President of Investments using his varied financial and management experience and business acumen to position himself for multiple roles within the company. Mr. Herlitz handled the acquisition and disposition of assets within TPMC's portfolio.

        Mr. Herlitz started his career in finance working for the European Community Observer Mission to South Africa, an organization set up in conjunction with the United Nations to observe political change in South Africa. After moving to the United States in 1994, Mr. Herlitz worked as a tax accountant in both public and corporate accounting before joining the Dallas-based FirstPlus Financial Group, Inc. in 1997. As Assistant to the Chairman and CEO of the company, Mr. Herlitz managed the day-to-day investments of a family limited partnership. While with FirstPlus, he researched and implemented all new ventures, and analyzed and managed equity positions in real estate funds, hedge funds and equity portfolios. He was also responsible for due diligence review on all new investments.

        Mr. Herlitz earned a Bachelor of Commerce Degree (US Equivalent of Bachelor of Business Administration) from the University of Witwatersrand, Johannesburg, South Africa. In addition, he is a member of the International Council of Shopping Centers and is an active member of the Dallas Chapter of the Young Presidents Organization.

        David O'Reilly, age 42, joined the Company in October 2016 as the Chief Financial Officer. He is responsible for managing the company's investment and financial strategy, working with the executive team to unlock meaningful long-term value across the company's portfolio.

        Prior to joining the Company, Mr. O'Reilly served as Executive Vice President, Chief Investment Officer of Parkway Properties, Inc., a New York Stock Exchange-traded real estate investment trust focused on office properties. He served in the position from November 2011 through October 2014 and was appointed Chief Financial Officer in August 2012. He also served as the company's Interim Chief Financial Officer from May 2012 through August 2012. Mr. O'Reilly has served as a trustee of Kite Realty Group Trust since 2013. Previously, Mr. O'Reilly served as Executive Vice President of Banyan Street Capital and as Director of Capital Markets for Eola Capital LLC. He served in the investment banking industry as Senior Vice President of Barclays Capital Inc. and in a similar capacity for Lehman Brothers. During his career, Mr. O'Reilly has been involved in a broad range of financial advisory and merger and acquisition activities, including leveraged buyouts, initial public offerings and single asset and pooled CMBS transactions.

        Mr. O'Reilly graduated from Tufts University with a B.S. in Civil Engineering and received his M.B.A. from the Columbia University.

        Peter Riley, age 61, has served as Senior Vice President, Secretary and General Counsel since May 2011. Mr. Riley is responsible for overseeing all legal matters for the Company. Mr. Riley has over 30 years of experience, working in both the public and private sector. Mr. Riley was a partner at K&L Gates LLP between 2004 and 2011 with a significant focus on the tax aspects of fund formation, joint ventures and the acquisition, disposition, operation and financing of real estate assets. Previously, Mr. Riley led the tax department at Kelly, Hart and Hallman, and was Senior Tax Counsel at Simpson Thacher and Bartlett.

        Before earning his law degree, Mr. Riley worked for Amerada Hess Corporation (NYSE: AHC) where he became Chief Financial Officer of its Abu Dhabi subsidiary. Mr. Riley received his L.L.M. in Taxation from New York University School of Law, his J.D. from Boston College Law School and his B.B.A. from The University of Notre Dame.

        Saul Scherl, age 51, has served as Executive Vice President since December 2015. Mr. Scherl is responsible for overseeing the Company's New York Tri-State Region, which notably includes the Seaport District that is currently undergoing redevelopment.

        Mr. Scherl has more than twenty years of retail, residential, hospitality and mixed-use real estate experience. Additionally, he is both a licensed attorney and CPA. Prior to joining The Howard Hughes Corporation, he was a Principal at Blackpoint Partners where he managed the company's real estate assets as well as mergers and acquisitions. Previously, he served in a similar capacity at Loeb Partners Realty as the Managing Director and with Nomura Asset Capital, where he was responsible for liquidating the company's multi-billion-dollar real estate portfolio. Earlier in his career, Mr. Scherl was with Piper Rudnick and Shaw Pittman as well as Arthur Young and Company. Throughout his career, he has been involved in a broad range of acquisitions, dispositions, redevelopments and financings for real estate properties across the U.S.

        Mr. Scherl graduated from Emory University with a B.B.A. in Accounting and received his J.D. from George Washington University.

        Christopher J. Curry, age 56, has served as Senior Executive Vice President, Acquisitions and Development since November 2010. Previously, Mr. Curry established TPMC's California office, as its President and led TPMC's real estate development business. Mr. Curry has over 30 years of commercial real estate experience.

        Mr. Curry served as Vice President of Development for Forest City Commercial Development. While with Forest City, Mr. Curry supported over 10 million square feet of proposed mixed-use development projects in California and Texas. Previously, Mr. Curry was Vice President of Development for Westfield Corporation, where he was responsible for redeveloping regional malls in the Western U.S.

        Mr. Curry received his M.B.A. in Finance from New York University and earned a B.S. in Business Administration from California State University, Northridge. He is a licensed real estate broker in California, a member of the International Council of Shopping Centers, a full member of the Urban Land Institute and is currently serving on the ULI Council for Commercial and Retail Development (Gold). Mr. Curry also serves on the Executive Committee for the Lusk Center for Real Estate at the University of Southern California and is a member of the Board of Governors of the New York Building Foundation.

        Reuben Davidsohn, age 44, has served as Chief Administrative Office since 2012. Mr. Davidsohn is responsible for managing the treasury and banking functions as well as overseeing the human resources operation.

        Prior to joining the Company, Mr. Davidsohn was Vice President of TPMC Realty Corporation, where he utilized his strong background in finance and accounting to oversee all financial aspects of the company's commercial portfolio. He was part of the Company's emergence team and has been involved in every aspect of the company's operation and evolution.

        Mr. Davidsohn received his M.B.A. from the Neely School of Business at Texas Christian University and has a B.S. in Business and Healthcare Management from the University of Alabama.

COMPENSATION DISCUSSION AND ANALYSIS

        The Company's named executive officers during 2016 were: its Chief Executive Officer, David R. Weinreb; its Chief Financial Officer, David O'Reilly; its former Chief Financial Officer, Andrew Richardson; its President, Grant Herlitz; its Executive Vice President, Saul Scherl; and its Senior Executive Vice President, Acquisitions and Development, Christopher Curry (collectively, the "Named Executives"). The Compensation Discussion and Analysis contains a discussion of our compensation policies and practices and the material elements of compensation awarded to the Named Executives for 2016.

Business Background

        Our mission is to be the preeminent developer and operator of master planned communities and mixed use properties. We create timeless places and memorable experiences that inspire people while driving sustainable, long-term growth and value for our stockholders. We specialize in the development of master planned communities and ownership, management and the redevelopment or repositioning of real estate assets currently generating revenues, also called operating assets, as well as other strategic real estate opportunities in the form of entitled and unentitled land and other development rights, also called strategic developments. We are headquartered in Dallas, Texas and our assets are located across the United States.

Business Highlights

        The Named Executives' decisions and leadership positioned the Company to achieve the following operating and development results during 2016:

  •
  Consolidated gross revenues increased $237.9 million, or 29.8%, to 1.0 billion, compared to $797.1 million in 2015.

  •
  Net operating income from income-producing operating assets increased $18.6 million, or 16.0%, to $134.8 million in 2016, compared to $116.2 million in 2015.(1)

  •
  Adjusted net income increased $194.0 million, or 140.3%, to $332.3 million in 2016, compared to $138.3 million in 2015.(2)

  •
  Land sales closed in 2016 decreased $19.9 million, or 10.3%, to $173.9 million, compared to $193.8 million in 2015.(3)

(1)
Net operating income ("NOI") is a non-GAAP financial measure. It includes the NOI from our combined retail, office, hospitality and multi-family properties, our share of NOI from our non-consolidated equity-method ventures and the annual distribution that we receive in the first quarter from our Summerlin Hospital cost-basis investment. These amounts exclude NOI from properties that are substantially closed for redevelopment and/or were sold during the period. We provide a reconciliation of this non-GAAP financial measure to net income in Appendix C to this proxy statement.

(2)
Adjusted net income is a non-GAAP measure that excludes depreciation and amortization expense, provision for impairment, non-cash warrant liability gains and losses, gain on acquisition of our joint venture partner's interest and gains or losses on sales of operating properties. The presentation of Adjusted net income is consistent with other companies in the real estate business who also typically report an earnings measure that excludes depreciation and amortization and other non-operating related items. For a reconciliation of adjusted net income to net income (loss) attributable to common stockholders, please refer to the Appendix C to this proxy statement.

(3)
Land sales closed excludes revenues closed and deferred for recognition in a previous period that met criteria for recognition in the current period. Please refer to the Appendix B to this proxy statement for a reconciliation of Land Sales Closed to GAAP Land Sales Revenues for the years ended December 31, 2016 and 2015.

        The Named Executives' decisions and leadership positioned the Company to achieve the following milestones in 2016.

Recognized the following significant contributions to our net income or liquidity:

  •
  Increased condominium rights and unit sales revenue by $180.4 million, or 59.1%, to $485.6 million in 2016, compared to $305.3 million in 2015.

  •
  Sold 80 South Street for net cash proceeds of $378.3 million, resulting in a gain of $140.5 million.

  •
  Completed a $238.7 million refinancing at Ward Village, extending the initial maturity to September 2021.

  •
  Obtained a $33.2 million non-recourse construction loan maturing in October 2020 for Two Merriweather.

  •
  Recognized our $43.5 million share of earnings from $184.9 million in land sales at The Summit, our luxury golf course joint venture development within Summerlin, and received a $22.9 million cash distribution from this joint venture.

  •
  Completed a $142.7 million partial recourse construction loan for Ke Kilohana and a $230.0 million non-recourse construction loan for Ae`o, both maturing December 2019.

Completed construction on the following projects in 2016 (all lease and occupancy percentages are as of December 31, 2016):

  •
  The Westin at The Woodlands, a 302-room hotel located in The Woodlands Town Center.

  •
  Lakeland Village Center at Bridgeland, a 83,500 square foot, CVS-anchored neighborhood retail center, which is 53.7% leased.

  •
  Three Hughes Landing, a 321,000 square foot, Class A office building located in The Woodlands, which is 20.0% leased.

  •
  Closed on 143 units for Waiea, a 174-unit, condominium tower, located in Ward Village (as of January 27, 2017) and opened Nobu, an 8,000 square foot restaurant which occupies 100% of the available retail space.

  •
  Constellation, a 124-unit, gated luxury apartment development in Downtown Summerlin, which is 66.1% leased.

  •
  Transferred Merriweather Post Pavilion to the Downtown Columbia Arts and Culture Commission.

Development continued on the following projects in 2016:

  •
  Anaha, a 317-unit residential tower, located in Ward Village, that we expect to complete during the third quarter 2017.

  •
  HHC 242 Self-Storage facility, with 654 self-storage units, located in The Woodlands, which we expect to complete during the first quarter 2017.

  •
  One Merriweather, a 199,000 square foot, Class A office building including 12,500 square feet of retail in Columbia, MD, which is 41.9% pre-leased, which is now completed as of February 2017.

  •
  Seaport District in New York, where we obtained approval of a modification relating to our South Street Seaport Pier 17 renovation, which allows us to proceed with the Tin Building reconstruction. We also opened iPic Theaters in the Fulton Market Building to anchor the revitalized Seaport District.

  •
  Downtown Columbia Master plan, with approval of up to $90.0 million tax increment financing bonds for development which provides additional density.

Construction began on the following projects in 2016:

  •
  Aèo, a 466-unit mixed-use market rate residential tower in Ward Village, that we expect to complete in fourth quarter 2018.

  •
  Ke Kilohana, a 424-unit residential tower in Ward Village, that we expect to complete in 2019.

  •
  Two Merriweather, a 130,000 square foot, Class A mixed-use office building with 30,000 square feet of retail in Downtown Columbia, that we expect to complete by the fourth quarter 2017.

  •
  HHC 2978 Self-Storage Facility, with 784 self-storage units, located in The Woodlands, that we expect to complete during the first quarter 2017.

Acquisitions and sales of the following were completed during 2016:

  •
  Sold approximately 72 acres by our Circle T Ranch and Power Center joint venture to a subsidiary of Charles Schwab Corporation resulting in $10.5 million of equity in earnings.

  •
  Sold Park West for net cash proceeds of $32.5 million, which allows us to redeploy capital to higher return opportunities and core properties.

  •
  Acquired our joint venture partner's 18.57% equity interest in Millennium Woodlands Phase II for $4.0 million cash plus assumption of our venture partner's share of the underlying mortgage loan, resulting in a gain of $27.1 million. Simultaneously with the buyout, we refinanced the existing $37.7 million loan with a $42.5 million fixed rate loan at 3.39% maturing August 1, 2028 and used the additional proceeds to fund the cash portion of the acquisition.

  •
  Acquired One Mall North, a 100% leased, 97,500 square foot office building in Columbia, Maryland, for $22.2 million.

  •
  Acquired American City Building in Columbia, Maryland, for $13.5 million.

  •
  Acquired our partner's interest in the 110 North Wacker office property.

  •
  Entered into a joint venture to purchase 33 Peck Slip hotel in the Seaport District, which we closed for redevelopment in December 2016.

Compensation Policies, Principles, Objectives and Practices

        The Company's success, depends, in large part, on our ability to successfully attract, motivate and retain a qualified management team. The executive compensation program designed by the compensation committee is intended to attract, retain and motivate the key people necessary to enable the Company to maximize operational efficiency and profitability over the long term. The compensation committee believes that executive compensation should seek to align the interests of the Company's executives and other key employees with those of the Company and its stockholders. The Company's executive compensation program is also being designed to differentiate compensation based upon individual contribution, performance and experience.

        In establishing compensation, the compensation committee intends to provide employees, including its executive officers, with a competitive total compensation package. The compensation committee intends to set compensation in this manner to ensure that the Company's compensation practices do not put the Company at a disadvantage in attracting and retaining executives and other employees, while also ensuring a competitive cost structure for the Company.

        In 2016, 97.7% of the votes cast in our advisory vote on executive compensation voted in support of our executive compensation program. The compensation committee considered the results of this advisory vote and believes that the results affirm stockholder approval of our executive compensation program.

Recent Chief Financial Officer Transition

        During 2016, Andrew Richardson, our former Chief Financial Officer, announced his resignation from the Company, effective as of October 5, 2016, The Company appointed David O'Reilly as its Chief Financial Officer effective as of October 17, 2016. As a result of this transition, the Company's Compensation Discussion and Analysis section and the related compensation tables and narratives cover six named executives for 2016. Not all of the Named Executives participated in or received all of the compensation elements described in this section. When discussing each comensation element in this section, the Company explaines the degree to which each Name Executive participated in or was eligible for the described elements.

Role of Compensation Committee in Establishing Compensation

        The compensation committee administers our executive compensation programs. The role of the compensation committee is to review and approve the compensation to be paid to executive officers, including the Named Executives, and to review the compensation policies and practices for all of our employees to verify that they do not create unreasonable risks for the Company.

        In setting compensation for executive officers, the compensation committee considers, among other things, recommendations by management and a compensation consultant and the compensation of similarly situated executives in comparable business. In addition, the compensation committee with the assistance of management annually reviews total compensation paid to the executive officers, including long-term incentive awards.

        In 2016, the compensation committee reviewed the internal evaluations of the Named Executives and other executive officers and the market data provided by management and Meridian Compensation Partners ("Meridian") as discussed further below. The compensation committee believes that the 2016 compensation for the Named Executives reflects appropriate allocation of compensation between salary, annual incentive compensation, bonus and equity compensation.

        In 2016, the compensation committee continued Meridian's engagement. The scope of Meridian's work includes the following items in connection with 2016 compensation:

  •
  providing the compensation committee with relevant market data;

  •
  updating the compensation committee on related trends and developments;

  •
  advising the compensation committee on program design; and

  •
  providing input on compensation decisions for executive officers.

        Meridian provides no other services directly to the Company and no conflicts of interest exist between the Company and Meridian.

        In addition, in part by evaluating information provided to it by Meridian, the compensation committee determined payouts of annual incentive compensation to the Named Executives for 2016 performance above the contractual amounts provided for in the Named Executives' employments agreements. For more information regarding annual incentive compensation, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

Role of Executive Officers in Establishing Compensation

        Our Chief Executive Officer makes compensation recommendations for the Named Executives to the compensation committee (except with respect to his own compensation). Additionally, management provides financial and compensation data to the compensation committee for its review in setting compensation and gives guidance as to how the data impacts performance goals set by the compensation committee. This data includes:

  •
  our financial performance for the current year compared to the preceding year;

  •
  performance evaluations of the Named Executives (other than Chief Executive Officer, who is evaluated by the compensation committee); and

  •
  compensation provided to the Named Executives in previous years.

        In addition, the Chief Executive Officer may recommend discretionary bonuses for the Named Executives (other than himself) to the compensation committee when deemed appropriate and provide the compensation committee with his rationale for the recommended bonus amounts. Given the day-to-day familiarity that the Chief Executive Officer has with the work performed by the Named Executives, the compensation committee values and considers his recommendation; however, the compensation committee makes all final decisions as to the compensation of the Named Executives.

Market Review

        In 2016, the compensation committee compared our executive compensation program with competitive market information regarding salary and incentive awards and programs. The purpose of this analysis is to provide a frame of reference in evaluating the reasonableness and competitiveness of our executive compensation within the real estate development and operating industry and to ensure that our compensation is generally comparable to companies of similar size and scope of operations.

        Market pay levels are obtained from various sources, including published compensation surveys and information taken from SEC filings of a number of similarly situated companies as compiled by Meridian. The following companies comprised the comparator group adopted by the compensation committee (the "Comparator Group"):

• Alexandria & Baldwin, Inc.	• Pebblebrook Hotel Trust
• Beazer Homes USA, Inc.	• Post Properties, Inc.
• Camden Property Trust	• Regency Centers Corporation
• Duke Realty Corporation	• Taubman Centers, Inc.
• Federal Realty Investment Trust	• Toll Brothers Inc.
• Forest City Enterprises, Inc.	• Weingarten Realty Investors
• Kilroy Realty Corporation
• Meritage Homes Corporation

Employment Agreements

        In November 2010, the Company entered into employment agreements with Mr. Weinreb, in connection with his appointment as Chief Executive Officer of the Company, and Mr. Herlitz, in connection with his appointment as President of the Company. The Company also entered into employment agreements with Mr. Richardson, in connection with his appointment as Chief Financial Officer of the Company in March 2011, and Mr. O'Reilly, in connection with his appointment as Chief Financial Officer of the Company in October 2017. These agreements, which with respect to Messrs. Weinreb and Herlitz have since expired, provided or provide for a minimum annual base salary, annual incentive compensation opportunities under plans approved by the compensation committee, as well as severance and other limited benefits. Mr. Richardson's employment agreement terminated when he resigned from the Company on October 5, 2016.

        The compensation committee approved the terms of these employment agreements based upon (a) its assessment of the terms necessary to attract highly qualified executives to a new company, and (b) arm's length negotiations with each of these executives. The compensation committee is currently considering the terms of new employment agreements with Messrs. Weinreb and Herlitz. For a description of the material terms of these employment agreements, see "Executive Compensation—Employment Agreements."

Executive Compensation Program and Policies

        The components of the Company's executive compensation program provide for a combination of fixed and variable compensation. As described in more detail below, these components currently are:

Element	Form	Objectives and Basis
Base Salary	Cash	• Attract and retain highly qualified executives to drive our success
Annual Incentive Compensation	Cash	• Drive Company and segment results
• Actual payout based on pre-established revenue target, and subject to downward adjustment based on achievement of quantitative and qualitative goals
Long-Term Incentive	Restricted Stock	• Drive Company performance, align interests of executives with those of stockholders; retain executives through long-term vesting; and provide potential wealth accumulation
• Delivered 50% in time-based vesting and 50% in performance-based vesting
Deferred Compensation	401(k) plan, non-qualified deferred compensation plan	• Provide tax-deferred methods for general savings and retirement
General Benefits	Health and welfare plans	• Offer competitive benefits package that generally includes benefits offered to all partners

        Base Salary.    The minimum annual base salary for each of the Company's executive officers with an effective employment agreement is set forth in such agreements. Future increases in base salary are expected to be determined on the basis of management responsibilities, level of experience and tenure with the Company, as well as internal and market comparisons. In setting base salaries for executive officers, the compensation committee seeks to provide a reasonable level of fixed compensation that is competitive with base salaries for comparable positions at similar companies. The base salaries of our Named Executives at December 31, 2016 (or, in the case of Mr. Richardson, as of his resignation) were as follows:

Name	Title	2016 Base Salary ($)
David Weinreb	Chief Executive Officer	1,000,000
Grant Herlitz	President	750,000
David O'Reilly	Chief Financial Officer	500,000
Andrew Richardson	Former Chief Financial Officer	500,000
Saul Scherl	Executive Vice President	500,000
Christopher Curry	Senior Executive Vice President, Acquisitions and Development	500,000

        Annual Incentive Compensation.    The compensation committee believes that annual incentive compensation is a key element of the total compensation for our Named Executives. The compensation committee also believes that placing a significant portion of executive compensation at risk each year, subject to the results of established performance measures and objectives, appropriately motivates an executive officer to achieve the Company's financial and operational objectives, thereby enhancing stockholder value.

        Messrs. Weinreb, Herlitz and Richardson, the Named Executives with effective employment agreements as of February 2016, the time that the compensation committee established the performance measures and objectives for the 2016 annual incentive compensation plan, each were eligible under such contracts to receive the annual incentive compensation payouts as set forth below:

a threshold level of performance is equal to:

  •
  50% of the annual base salary of each of Messrs. Weinreb and Herlitz; and

  •
  60% of the annual base salary for Mr. Richardson;

a target level of performance is equal to:

  •
  150% of the annual base salary for Mr. Weinreb; and

  •
  100% of the annual base salary of each of Messrs. Herlitz and Richardson;

a maximum level of performance is equal to:

  •
  200% of the annual base salary for Mr. Weinreb;

  •
  150% of the annual base salary for Mr. Herlitz; and

  •
  140% of the annual base salary for Mr. Richardson.

        Annual incentive compensation payments for participating Named Executives are made pursuant to The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan (the "Incentive Plan") and are contingent upon the achievement of pre-established performance goals relating to an objective minimum performance measure applicable to all eligible Named Executives and the results of a subjective evaluation of the individual performance of each eligible Named Executive. The compensation committee establishes annually a cash bonus pool for participating Named Executives. The compensation committee's pre-approved payment formula generally determines the size of the bonus for each Named Executive participant as a percentage of the cash bonus pool, subject to the discretion of the compensation committee. In the event that the Company does not achieve the pre-established objective minimum performance measure, then no annual incentive compensation will be paid to the eligible Named Executives. The individual performance goals for each eligible Named Executive are established by the compensation committee, upon consultation with Mr. Weinreb, and communicated to each eligible Named Executive in the first quarter of each fiscal year. For 2016, Messrs. Weinreb and Herlitz received payments from this cash bonus pool. Mr. Richardson forfeited his right to annual incentive compensation upon his resignation from the Company and Mr. O'Reilly was not eligible for annual incentive compensation for 2016 performance because he was not employed by the Company until October 2016. Messrs. Curry and Scherl received bonuses as described below.

        The compensation committee established an objective minimum performance measure for the 2016 annual incentive compensation plan of at least $350,000,000 of consolidated gross revenues. The Company's consolidated gross revenues exceeded $350,000,000 in fiscal 2016 and the bonus pool for the incentive compensation plan was funded. The compensation committee selected consolidated gross revenues as the objective minimum performance measure because it believes that such metric accurately indicates the growth and performance of the Company in this stage of its development. The compensation committee used its downward discretion and awarded bonuses for each Named Executive participant from the bonus pool in an amount less than the participant's full bonus amount under the bonus pool, but in excess of the contractual maximum amount described above based on the Company's achievement of the milestones described in the section entitled "Business Highlights" above and its overall evaluation of the individual performance of each eligible Name Executive based upon other factors considered by the compensation committee.

        Such factors included, but were not limited to:

  •
  completion of $2.2 billion of development, inclusive of Waiea, on schedule and under budget;

  •
  delivery of over 3.9 million square feet of commercial product, 1,208 multifamily units and 913 hotel rooms;

  •
  sale of the 80 South Street Assemblage for $390.0 million;

  •
  execution of a lease for a 205,000 square foor build-to-suit medial building in The Woodlands;

  •
  announcement of the opening of iconic Italian fashion store 10 Corso Como at the Seaport District;

  •
  approval of a $90.0 million tax increment financing and affordable housing agreement for our Columbia development;

  •
  commencement of construction in partnership with a joint venture partner of 437 units of multifamily in Columbia;

  •
  sale in partnership with a joint venture partner of $49.6 land sale to Charles Schwab for its regional corporate center at Circle T Ranch and Power Center;

  •
  sale of Cottonwood Mall for $56.0 million;

  •
  sale of Park West for $34.0 million;

  •
  acquisition of One Columbia and The American City Building in Columbia;

  •
  acquisition of the Macy's parcel at Landmark Mall;

  •
  sale in partnership with a joint venture partner of $49.6 land sale to Charles Schwab for its regional corporate center at Circle T Ranch and Power Center; and

  •
  announcement of a 20-year ground lease for a to-be-built practice facility in Downtown Summerlin for the newly awarded NHL franchise in Las Vegas.

        Additionally, when using its downward discretion in determining annual incentive compensation payouts, the compensation committee assessed Company performance against the Comparator Group.

        The following table sets forth the annual incentive compensation and cash bonus paid to the Named Executive for 2016 performance. Due to management's strong overall accomplishments in 2016, the annual incentive compensation paid to the Named Executives with effective employment agreements in February 2016 exceeded the contractual maximum level for annual incentives described above.

Name	Annual Incentive Compensation Award/Bonus ($)	% of 2016 Base Salary
David R. Weinreb	3,750,000	375
Grant Herlitz	2,400,000	320
David O'Reilly	100,000	20
Saul Scherl	500,000	100
Christopher Curry	250,000	50

        Messrs. Scherl and Curry do not have employment agreements with the Company and do not participate in the annual incentive compensation program as described above. Messrs. Scherl and Curry participate in the Company's general annual incentive plan in which all corporate employees are eligiable. Their annual cash bonus is based upon their performance against performance goals that are established by the compensation committee upon consultation with the Chief Executive Officer at the beginning of each year. The cash bonus amount is approved by the compensation committee upon recommendation from the Chief Executive Officer.

        Mr. O'Reilly was not eligible for an annual incentive payout for 2016 due to the fact that his employment began in October 2016. Mr. O'Reilly received a $100,000 cash bonus for his contributions to the Company in 2016. His cash bonus was determined by Messrs. Weinreb and Herlitz and ratified by the compensation committee.

        Long-Term Incentive Compensation.    The Incentive Plan is designed to attract, retain and motivate officers, employees, non-management directors and consultants of the Company and its subsidiaries, as well as promote the success of the Company's business by providing participants with appropriate incentives.

        The Company believes that restricted stock provides a long-term incentive opportunity that is both competitive in the real estate industry and serves as a retention tool. In addition, 50% of the restricted stock granted to each Named Executive cliff-vests after five years only upon the achievement of a minimum total shareholder return over the same period. The Company believes that the long-term vesting component of the restricted stock aligns management's interest with the long-term performance of the Company. The table below provides a breakdown of the restricted stock awarded to the Named Executives in 2016. The employment agreement with Mr. O'Reilly provides that he will be eligible for an award of up to $1.6 million of restricted stock annually beginning in 2018. Mr. Weinreb did not receive any long-term incentive award in fiscal year 2016.

Name Executive Officer (other than CEO)	Performance-Based Shares (#)	Time-Based Shares (#)	Total 2016 Shares Granted (#)
Grant Herlitz	13,041	13,040	26,081
Andrew Richardson	8,150	8,150	16,300
Christopher Curry	5,283	5,281	10,564

        The amount of restricted shares granted to Mr. Curry include an award in the amount 2,565 shares of time-based restricted stock and 2,566 shares of performance-based restricted stock for his leadership role in the assembly and sale of the 80 South Street Assemblage in 2016, and were contingent upon the closing of such sale. All other awards set forth in the table above were granted pursuant to the regular annual grant program. The performance-based shares granted in 2016 cliff vest as shown in the table below on December 31, 2020; provided, that the Named Executive is employed by the Company continuously for a period of at least forty-eight months from December 31, 2015 and not terminated for cause. Vesting is based on the total shareholder return ("TSR") of the Company. TSR is calculated using the following formula: TSR= (Priceend–Pricebegin+Dividends/Pricebegin). $73.02, the closing price per share of the Company as of December 31, 2012, shall be used as the Pricebegin for the purpose of calculating TSR. A TSR target is deemed satisfied if the highest 30 trading day volume weighted average share price represents a TSR that meets or exceeds such target during the period from January 1, 2020 through December 31, 2020. If a Named Executive is terminated by the Company for any reason, except for cause, after 48 months of employment from December 31, 2015, but prior to the passing of 30 trading days in 2020, the Company shall use the volume weighted average share price for the first 30 trading days of 2020 when calculating TSR.

Total Shareholder Return	Vesting %
0.00% to 157.85%	0%
157.86% to 181.87%	25%
181.88% to 207.50%	50%
207.51% to 251.14%	75%
251.15%+	100%

        The time-based shares granted in 2016 cliff vest on December 31, 2020; provided, that the Named Executive is employed by the Company continuously for a period of at least 48 months from December 31, 2015 and not terminated for cause.

        In January 2016, the Company granted Mr. Scherl an option to purchase 100,000 shares of Company common stock at an exercise price of $112.64. The Company granted Mr. Scherl the option in connection with the commencement of his employment with the Company. The award cliff vests and is not exersiable until December 15, 2020.

        In connection with their hiring by the Company, Messrs. Weinreb, Herlitz, Richardson and O'Reilly purchased for cash from the Company a warrant exercisable for shares of Company common stock. For additional information about the warrants purchased by the Company's executive officers, see "Related Party Transactions and Certain Relationships—Transactions After the Spin-Off—Warrant Agreements."

        Deferred Compensation Plan.    The Company provides a deferred compensation plan to the Named Executives and other highly-compensated employees to provide tax-deferred methods for general savings and retirement. The Company does not make any contributions to the deferred compensation plan.

        Employee Benefits.    The Company provides health, life, and other insurance benefits to its Named Executives on the same basis as its other full-time employees. The Company does not provide its executives and other employees with defined pension or contribution benefits, supplemental retirement benefits, post-retirement benefits or deferred compensation programs.

        Severance Benefits.    The employment agreements with each of the Named Executives provide for a cash severance payment in the event that, in connection with a change in control of the Company, the Named Executive's employment is terminated by the Company without cause or by the executive under certain circumstances. The compensation committee currently intends to honor the cash severance payment terms of the expired agreements with Messrs. Weinreb and Herlitz. The cash severance payment is equal to three times (two times for Mr. O'Reilly) the sum of the Named Executive's base salary and annual incentive compensation for target level performance for the year in which the termination occurs. The employment agreements also provide that the terminated Named Executive will not engage in activities that are competitive with the Company's business for 12 months following his date of termination. Mr. Curry is not entitled to any severance payment on the event of a change in control of the Company.

        The compensation committee believes that these benefits are necessary and appropriate to attract and retain qualified executive officers insofar as these benefits are generally made available by other companies. Additionally, the change in control benefits are intended to ensure that the Company's Named Executives are able, as a practical matter, to evaluate any potential change in control transaction objectively and to encourage Named Executive to remain employed by the Company in the event of a proposal change in control. For additional information regarding the employment agreements with the Company's Named Executive, see "Executive Compensation—Employment Agreements" and "Potential Payments Upon Termination or Change in Control."

        No Tax "Gross-Up" Payments.    The Company does not provide, and no Named Executive is entitled to receive, any tax "gross-up" payments in connection with compensation, severance or other benefits provided by the Company.

        Executive Compensation Recoupment Policy.    The Board has adopted a policy regarding recovery of incentive awards for fiscal years for which financial results are later restated. In the event of a material restatement of the Company's financial results due to misconduct, the compensation committee shall review the facts and circumstances and take the actions it considers appropriate with respect to any executive officer whose fraud or willful misconduct contributed to the need for such restatement. Such actions may include, without limitation, (a) seeking reimbursement of any bonus paid to such officer exceeding the amount that, in the judgment of the compensation committee, would have been paid had the financial results been properly reported, and (b) seeking to recover profits received by such officer during the 12 months after the restated period under any equity compensation awards. All determinations made by the compensation committee with respect to this policy shall be final and binding on all interested parties.

        Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code places a limit of $1.0 million on the amount of compensation a public company may deduct for federal income tax purposes in any one year with respect to the principal executive officer and the next three most highly compensated officers (excluding the principal financial officer) who were serving as executive officers as of the last day of the applicable year. Qualified performance-based compensation that meets certain requirements is, however, excluded from this limitation.

        The compensation committee intends to review on an annual basis the potential impact of this deduction limitation on executive compensation. The deductibility of certain compensation payments depends upon the timing of an executive's vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the control of the compensation committee. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring that all compensation be deductible.

        The compensation committee will also consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives and otherwise reasonably practicable. Base salary does not qualify as performance-based compensation under Section 162(m).

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE R. Scot Sellers, Chair William Ackman Burton M. Tansky Mary Ann Tighe

 EXECUTIVE COMPENSATION

        The following executive compensation tables and related information are intended to be read together with the more detailed disclosure regarding the executive compensation program presented under the caption "Compensation Discussion and Analysis" above.

Summary Compensation Table

        The following table sets forth information regarding the compensation of the Named Executives from 2014 through 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(2)$	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
David R. Weinreb	2016	1,000,000					3,750,000	42,064	4,792,064
Chief Executive	2015	1,000,000	—		—	—	3,750,000	52,185	4,802,185
Officer	2014	1,000,000	—		—	—	5,000,000	47,197	6,047,197
Grant Herlitz	2016	750,000			1,579,173		2,400,000	13,250	4,742,423
President	2015	750,000	—		2,394,325	—	2,400,000	13,250	5,557,575
	2014	750,000	—		1,787,631	—	3,000,000	13,000	5,550,631
David O'Reilly	2016	96,154	100,000		——		—	—	196,154
Chief Financial Officer
Andrew Richardson	2016	421,972			986,965		—	13,250	1,422,187
Former Chief Financial	2015	500,000	—		1,596,226	—	1,200,000	13,250	3,309,476
Officer	2014	500,000	—		893,715	—	1,500,000	13,000	2,906,715
Christopher Curry	2016	500,000	750,000	(5)	677,936		—	257,255	2,185,191
Senior Executive Vice	2015	500,000	500,000		382,043	—	—	215,511	1,597,554
President of Development	2014	500,000	250,000		421,030	—	—	148,668	1,319,698
Saul Scherl	2016	500,000	500,000		—	3,239,000	—	13,250	4,252,250
Executive Vice President	2015	19,231			—	—	—	—	19,231

(1)
The amounts reported in the "Stock Awards" column include the grant date fair values of the restricted stock (time-based vesting and performance-based vesting) awarded to our Named Executives in 2016. Pursuant to SEC rules, the amounts shown in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the restricted stock is calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("Topic 718"). See Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for further information regarding equity awards under our Incentive Plan. With respect to the performance-based restricted stock granted in 2016, the amounts above reflect the probable payout percentage awards calculated in accordance with Topic 718. The grant date fair value of the time-based portion of the 2016 restricted award is $92.02 per share and the grant date fair value of the performance-based portion of the 2016 restricted is $29.08 per share. The grant date fair value is an estimate made for financial accounting purposes. Assuming that the performance-based awards will be paid out at the maximum payout level, the awards would be as follows: Mr. Herlitz $379,232; Mr. Richardson $237,002; and Mr. Curry $159,249. The Company did not grant Mr. Scherl any restricted stock in 2016. Mr. Richardson forfeited all restricted stock awards upon his resignation from the Company.

(2)
Represents grant date fair value of stock options calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. Pursuant to SEC rules, the amounts shown in this column excludes the impact of estimated forfeitures related to service-based vesting conditions. See Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for information regarding the assumptions made in determining these values. The stock option award granted to Mr. Scherl is subject to time-based vesting.

(3)
Reflects amounts paid to Messrs. Weinreb and Herlitz under our 2016 annual incentive compensation plan. For additional information on annual incentive compensation, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

(4)
Details of the amounts reported in the "All Other Compensation" column for 2016 are provided in the table below.

	Mr. Weinreb	Mr. Herlitz	Mr. O'Reilly	Mr. Richardson	Mr. Curry	Mr. Scherl
Employer Matching Contributions to 401(k) Plan ($)	13,250	13,250	—	13,250	13,250	13,250
Housing Allowance	—	—	—	—	244,005	—
Personal Use of Corporate Aircraft ($)	28,814	—	—	—	—	—
(5)
Mr. Curry received a $500,000 cash bonus for his leadership role in the assembly and sale of the 80 South Street Assemblage in 2016, which was contingent upon the closing of such sale. Mr. Curry's annual bonus was $250,000.

2016 Grants of Plan-Based Awards

        The following table provides information about equity and non-equity awards granted to the Named Executives in 2016.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (Time- based)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base of Option Awards	Grant Date Fair Value of Stock and Option Awards ($)(4)
David Weinreb	—		1,500,000		—	—	—	—	—		—
Grant Herlitz	02/25/2016	—	—	—	3,260	—	13,041	—	—		379,232
	02/25/2016	—	—	—	—	—	—	13,040	—		1,199,941
	—		750,000		—	—	—	—			—
Andrew Richardson(5)	02/25/2016	—	—	—	2,037	—	8,150	—	—		237,002
	02/25/2016	—	—	—				8,150	—		749,963
	03/28/2016		500,000		—	—	—	—	—		—
David O'Reilly(6)	—	—	—	—	—	—	—	—	—		—
	—	—	—	—	—	—	—	—	—		—
Saul Scherl(7)	—	—	—	—	—	—	—	—	100,000	$112.64	3,239,000
Christopher Curry(7)	02/25/2016	—	—	—	679	—	2,717	—	—		79,010
	02/25/2016	—	—	—	—	—	—	2,716	—		249,926
	04/13/2016	—	—	—	641	—	2,566		—		80,239
	04/13/2016	—	—	—	—	—	—	2,565	—		268,761

(1)
Reflects the annual incentive targets for 2016. Subject to achievement of the specified performance hurdle, the compensation committee determines the funding level of the incentive pool under the Incentive Plan. The portion of the pool that each participating Named Executive is entitled to receive upon achievement of applicable performance measures is not pre-set; as such, threshold amounts would be $0 and the Company does not consider there to be maximum amounts. The annual incentive amounts actually paid to each Named executive are reported in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation heading. For more information regarding the annual incentive program, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

(2)
Vesting of restricted stock (performance-based vesting) is based on TSR determined over a five-year period as set forth in the schedule below. TSR is calculated using the following formula: TSR = (Priceend – Pricebegin + Dividends / Pricebegin). $73.02, the closing price per share of the Company as of December 31, 2012, shall be used as the Pricebegin. The vesting schedule under the Incentive Plan does not contemplate a single target threshold. The restricted stock (performance-based vesting) will vest as follows:

Total Shareholder Return	Vesting %
0.00% to 157.85%	0%
157.86% to 181.87%	25%
181.88% to 207.50%	50%
207.51% to 251.14%	75%
251.15%+	100%

(3)
Represents stock options subject to time-based vesting. The terms of this grant is described below under "—Option Awards.

(4)
Represents the grant date fair value determined pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic 718, based on the closing price of our common stock on the NYSE on the grant date for time-based restricted stock. With respect to performance-based restricted stock, amounts reflect the probable payout percentage for the awards calculated in accordance with Topic 718.

(5)
Mr. Richardson forfeited his right to the annual incentive payout and all unvested restricted stock upon his resignation from the Company.

(6)
Mr. O'Reilly was not eligible for annual incentive payout for 2016 due to the fact that his employment began in October 2016.

(7)
Messrs. Scherl and O'Reilly do not participate in the Named Executive's annual incentive compensation program. For more information, see "Compensation Discussion and Analysis—Annual Incentive Compensation."

Employment Agreements

        In November 2010, the Company entered into employment agreements in connection with hiring Mr. Weinreb as Chief Executive Officer of the Company and Mr. Herlitz as President of the Company. In February 2011, the Company entered into an employment agreement with Andrew Richardson in connection with hiring him as Chief Financial Officer of the Company. In April 2011, the Company entered into an employment agreement with Peter F. Riley in connection with hiring him as Senior Vice President, Secretary and General Counsel of the Company. In October 2016, the Company entered into an employment agreement with David O'Reilly in connection with hiring him as Chief Financial Officer of the Company. Each of these employment agreements has a term of six years, unless terminated earlier. The employment agreements between the Company and each of Mr. Weinreb and Mr. Herlitz expired on November 22, 2016. The employment agreement with Mr. Richardson terminated upon Mr. Richardson's resignation from the Company on October 5, 2016. The agreements provide for an annual base salary of $1,000,000 for Mr. Weinreb, $750,000 for Mr. Herlitz, $500,000 for Mr. O'Reilly and $500,000 for Mr. Richardson. Messrs. Scherl and Curry are at-will employees and do not have an employment agreement with the Company.

        Under these agreements, if the Company terminates the employment of the Named Executive without cause or the Named Executive terminates his employment for good reason, in either case, in connection with or within 12 months following a change in control of the Company, the terminated executive will be entitled to receive:

  •
  an amount equal to three times (two times for Mr. O'Reilly) the sum of his base salary and annual incentive compensation for target level performance for the year in which the termination occurs (the "Severance Payment");

  •
  an amount equal to his annual incentive compensation for the year in which the termination occurs, prorated for the number of days elapsed since the beginning of the year, based upon achievement of the applicable performance measures and objectives through the date of termination;

  •
  any unpaid base salary and accrued vacation through the date of termination; and

  •
  any other earned, but unpaid outstanding compensatory arrangements.

        Additionally, any outstanding equity awards held by the Named Executive will immediately vest and become non-forfeitable.

        If a Named Executive's employment is terminated under any other circumstances, the terminated executive will be entitled to receive the payments described above other than the Severance Payment and outstanding equity awards that have not vested and are subject to forfeiture.

        A Named Executive is deemed to have been terminated without cause if the Board (excluding the executive if he is also a director) unanimously determines to terminate the Named Executive for any reason other than:

  •
  conviction, plea of guilty or no contest to any felony;

  •
  gross negligence or willful misconduct in the performance of his duties;

  •
  drug addiction or habitual intoxication;

  •
  willful commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, violation of law or a material act of dishonesty against the Company;

  •
  material and continued breach of the employment agreement, after written notice for substantial performance is delivered by the Company;

  •
  willful material breach of Company policy or code of conduct; or

  •
  willful and continued failure to substantially perform his duties, other than as a result of the Named Executive's incapacity due to physical or mental illness.

        A Named Executive is deemed to have terminated his employment for good reason if his termination is based on the occurrence of any of the following events without the Named Executive's consent:

  •
  a material diminution in his base compensation;

  •
  a material diminution in his authority, duties or responsibilities;

  •
  the Named Executive no longer reports directly to the Chief Executive Officer or for Mr. Weinreb, the Board; or

  •
  any other action or inaction that constitutes a material breach by the Company of the executive's employment agreement.

        Each of the Named Executives has agreed during the term of employment and for 12 months after his date of termination not to engage in any business competitive with the Company or to solicit the Company's employees without the prior written consent of the Company.

Stock Awards

        In March 2011, the Company granted Mr. Richardson a one-time award of 20,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. Upon vesting, the Company withheld shares to cover the tax liability of Mr. Richarson. After withholding, Mr. Richardson netted 11,610 shares of Company common stock. For additional information, see "Compensation Discussion and Analysis—Long Term Incentive Compensation."

Option Awards

        In February 2011, the Company granted Mr. Curry an option to purchase 100,000 shares of Company common stock at an exercise price of $57.77. The option generally was not exercisable until January 1, 2017. The option granted to Mr. Curry was part of a larger grant of option awards to new hires and employees that assisted the Company with the spin-off.

        In January 2016, the Company granted Mr. Scherl an option to purchase 100,000 shares of Company common stock at an exercise price of $112.64. The option generally is not exercisable until December 15, 2020. The Company granted Mr. Scherl the option in connection with the commencement of his employment with the Company.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on the holdings of stock options and restricted stock by the named executives at December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David R. Weinreb
	—	—	—	—	—	—	—
Grant Herlitz
02/25/2016(1)	—	—	—	—	13,040	1,487,864	—	—
02/25/2016(2)	—	—	—	—	—	—	3,260	371,966
02/26/2015(1)	—	—	—	—	10,121	1,154,806	—	—
02/26/2015(2)	—	—	—	—	—	—	2,530	288,673
03/21/2014(1)	—	—	—	—	6,945	792,425	—	—
03/21/2014(2)	—	—	—	—	—	—	1,736	198,078
06/06/2013(1)	—	—	—	—	9,097	1,037,968	—	—
06/06/2013(2)	—	—	—	—	—	—	2,274	259,463
Andrew Richardson(3)
	—	—	—	—	—	—	—	—
David O'Reilly
	—	—	—	—	—	—	—	—
Christopher Curry
02/25/2016(1)	—	—	—	—	2,716	309,896	—	—
02/25/2016(2)	—	—	—	—	—	—	679	77,474
02/25/2015(1)	—	—	—	—	1,606	183,245	—	—
02/25/2015(2)	—	—	—	—	—	—	401	45,754
02/24/2014(1)	—	—	—	—	1,762	201,044	—	—
02/24/2014(2)	—	—	—	—	—	—	440	50,204
06/06/2013(1)	—	—	—	—	3,000	342,300	—	—
06/06/2013(2)	—	—	—	—	—	—	750	85,575
02/28/2011(4)	—	100,000	57.77	02/28/2021	—	—	—	—
Saul Scherl
01/25/2016(5)	—	100,000	112.64	01/25/2026	—	—	—	—

(1)
Reflects the total amount of restricted stock (time-based vesting) and the market value of such stock based on a per share price of $114.10, the closing price of our common stock on December 30, 2016. The restrictions on the shares of restricted stock granted in 2013 lapse on December 31, 2017, the restrictions on the shares of restricted stock granted in 2014 lapse on December 31, 2018, the restrictions on the shares of restricted stock granted in 2015 lapse on December 31, 2019 and the restriction on the shares of restricted stock granted in 2016 lapse on December 31, 2020.

(2)
Reflects the total amount of restricted stock (performance-based vesting) and the value of such stock that vest depending upon the attainment of specified levels of TSR. The amount and value of restricted stock (performance-based vesting) reported are based on achieving the threshold performance level. The market value of such stock is based on a per share price of $114.10, the closing price of our common stock on December 30, 2016. See Footnote 2 of the 2016 Grants of Plan-Based Awards table for information regarding the vesting of restricted stock (performance-based vesting).

(3)
Mr. Richardson forfeited all of his unvested restricted stock upon resignation from the Company on October 5, 2016.

(4)
Mr. Curry was granted an option to purchase 100,000 shares of common stock on February 28, 2011, which became exercisable on January 1, 2017. Upon death or permanent disability, the options will be deemed to vest at a rate of

  20% per year and the vested options will be immediately exercisable. Any or all of the options may become immediately exercisable upon retirement in the sole discretion of the Chief Executive Officer of the Company.

(5)
Mr. Scherl was granted an option to purchase 100,000 shares of common stock on January 25, 2016, which becomes exercisable on December 15, 2020. Upon death or permanent disability, the options will be deemed to vest at a rate of 20% per year and the vested options will be immediately exercisable. Any or all of the options may become immediately exercisable upon retirement in the sole discretion of the Chief Executive Officer of the Company.

Option Exercises and Stock Vested

        The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2016 with respect to our Named Executives. No options were exercised by our Named Executives in fiscal year 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David R. Weinreb	—	—	—	—
Grant Herlitz	—	—	—	—
Andrew Richardson(1)	—	—	20,000	2,003,000
David O'Reilly	—	—	—	—
Saul Scherl	—	—	—	—
Christopher Curry	—	—	—	—

(1)
Represents the total vested amount and value of restricted shares. The Company withheld 8,390 shares to cover Mr. Richardson's tax liability from the vesting.

Nonqualified Deferred Compensation

        The following table sets forth information regarding the earnings credited to the accounts of the Named Executives under nonqualified deferred compensation plans and plan balances as of December 31, 2016. The nonqualified deferred compensation plan was established in 2015, and no Named Executives participated until 2016. The Company does not make contributions to the nonqualified deferred compensation plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
David R. Weinreb	—	—	—	—	—
Grant Herlitz		240,000	32,964	—	272,964
Andrew Richardson		120,000	21,467	—	141,467
David O'Reilly	—	—	—	—	—
Saul Scherl	—	—	—	—	—
Christopher Curry	—	—	—	—	—

(1)
These amounts are reported in the Summary Compensatino Table for 2016.

Potential Payments Upon Termination or Change in Control

        The following table summarizes the contractual compensation and other benefits that would have become payable to the Messrs. Weinreb, Herlitz and O'Reilly, assuming their employment had terminated on December 31, 2016, given the executive officer's base salary as of that date. In addition, the following table summarizes the compensation that would become payable to each of Messrs. Weinreb, Herlitz and O'Reilly assuming that a change in control of the Company had occurred on December 31, 2016. Despite the fact that the employment agreements with Messrs. Weinreb, and

Herlitz have expired, the compensation committee determined that it would have honored terms the terms related to potential payments upon termination or change in control. Mr. Richardson resigned and was not entitled to any payments described below. Messrs. Scherl and Curry do not have any contractual payment rights upon termination or change in control and are subject to the Company's general policies regarding termination.

        In reviewing the table, please note the following:

  •
  the amounts shown are the benefits payable under the Company's employment agreements with Messrs. Weinreb, Herlitz and O'Reilly. For additional information regarding these employment agreements, see "Employment Agreements."

  •
  the cash severance payments payable under the Company's employment agreements with Messrs. Weinreb, Herlitz and O'Reilly include annual incentive compensation. In fiscal 2016, the compensation committee determined that each of Messrs. Weinreb and Herlitz achieved the maximum level of performance. For additional information regarding these annual incentive compensation see "Annual Incentive Compensation Plan" and "Employment Agreements."

	Cash Severance ($)	Acceleration of Equity Awards ($)	Total ($)
David R. Weinreb
Termination for any reason not in connection with a change in control	2,000,000	—	2,000,000
Termination without cause or for good reason in connection with a change in control	9,500,000	—	9,500,000
Grant Herlitz
Termination for any reason not in connection with a change in control	1,125,000	—	1,125,000
Termination without cause or for good reason in connection with a change in control	5,625,000	11,295,786	16,920,786
David O'Reilly
Termination for any reason not in connection with a change in control	—	—	—
Termination without cause or for good reason in connection with a change in control	2,000,000	—	2,000,000

 EQUITY COMPENSATION PLAN INFORMATION

        As of December 31, 2016, the Incentive Plan was the only compensation plan under which securities of the Company were authorized for issuance. The following table provides information as of December 31, 2016 regarding the Company's existing plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	1,176,640	$78.87	2,147,468

(1)
Reflects stock option and restricted stock grants under the Incentive Plan.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

        In order to be included in the Company's proxy materials for the 2018 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, Attention: Corporate Secretary, by November 30, 2017, and otherwise comply with all requirements of the SEC for stockholder proposals.

        If you do not wish to submit a proposal for inclusion in next year's proxy materials, but instead wish to present it directly at the annual meeting of stockholders, you must give timely written notice of the proposal to the Company's Corporate Secretary. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the above address no earlier than 120 days (January 18, 2018) nor later than 90 days prior (February 17, 2018) to the first anniversary date of the preceding year's annual meeting. The notice must describe the stockholder proposal in reasonable detail and provide certain other information required by the Company's bylaws. A copy of the Company's bylaws is available upon request from the Company's Corporate Secretary.

OTHER MATTERS

        This proxy statement is being furnished in connection with the solicitation of proxies by the Company. All of the expenses incurred in soliciting proxies for the Annual Meeting will be paid by the Company. We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of our common stock. The solicitation of proxies will be conducted primarily by mail, but may include telephone, email, or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.

        The Board is not aware of any other business that may be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

Peter F. Riley Senior Vice President, Secretary and General Counsel Dallas, Texas April , 2017

 DIRECTIONS TO ANNUAL MEETING

LaGuardia Airport

  •
  Get on Grand Central Pkwy

  •
  Head southwest toward Runway Drive

  •
  Continue straight onto Runway Drive

  •
  Turn left toward 94th Street

  •
  Keep right to continue on 94th Street

  •
  Turn right toward Grand Central Pkwy (signs for Grand Central Pkwy)

  •
  Take the ramp on the left onto Grand Central Pkwy

  •
  Merge onto Grand Central Pkwy

  •
  Take exit 4 for Interstate 278 W/Brooklyn-Queens Expressway W toward Staten Island

  •
  Continue onto Brooklyn Queens Expy E

  •
  Continue onto I-278 W/Brooklyn Queens Expy E

  •
  Keep left to stay on I-278W

  •
  Take exit 29 to merge onto Tillary St toward Manhattan Br/Bklyn Civic Center

  •
  Use the right 2 lanes to turn right onto Brooklyn Bridge (signs for Brooklyn Br)

  •
  Take the Pearl Street exit toward Franklin D. Roosevelt East River Drive S

  •
  Turn right onto Pearl St

  •
  Continue onto Water St

  •
  Destination will be on the left

JFK Airport

  •
  Get on I-678 N from 130th Pl and Bergen Rd

  •
  Head south on I-678 S

  •
  Take exit B toward 130th Pl

  •
  Keep right at the fork and merge onto 130th PL

  •
  Turn right onto Bergen Rd

  •
  At Federal Cir, take the 5th exist onto the I-678 N ramp

  •
  Merge onto I-678 N

  •
  Take exit 12B for Interstate 495 W/Long Is Expwy toward Midtown Tun

  •
  Merge onto I-495 W

  •
  Use the right 2 lanes to take exit 17W toward Brooklyn

  •
  Merge onto I-278W

  •
  Take exit 29 to merge onto Tillary St toward Manhattan Br/Bklyn Civic Center

  •
  Use the right 2 lanes to turn right onto Brooklyn Bridge (signs for Brooklyn Br)

  •
  Take the Pearl Street exit toward Franklin D. Roosevelt East River Drive S

  •
  Turn right onto Pearl Street

  •
  Continue onto Water St

  •
  Destination will be on the left

Newark Liberty International Airport

  •
  Get on I-78 Express E/Phillipsburg—Newark Expy from Express Rd

  •
  Head southeast

  •
  Use the middle lane to keep right at the fork

  •
  Use the left lane to continue toward Express Rd

  •
  Use the left lane to merge onto Express Rd

  •
  Use the left 2 lanes to turn slightly left to stay on Express Rd

  •
  Use the left 2 lanes to turn slightly left to stay on Express Rd

  •
  Continue straight

  •
  Use the right 2 lanes to turn slightly right onto the Turnpike N ramp to I-78/I-95/New York/Garden State Pkwy

  •
  Keep right at the fork, follow signs for Holland Tunnel/New York City and merge onto I-78 Express E/Phillipburg-Newark Espy (Partial toll road)

  •
  Merge onto I-78 Express E/Phillpsburg-Newark Expy (Toll road)

  •
  I-78 Express E/Phillpsburg-Newark Expy turns left and becomes I-78 E/Phillipsburg-Newark Expy (Toll road)

  •
  Keep left to stay on I-78E (Partial Toll road; entering NY)

  •
  Continue onto Holland Tunnel

  •
  Keep right at the fork to continue on Exit 4, follow signs for Downtown

  •
  Use any lane to turn right onto Varick St

  •
  Use any lane to turn slight right onto W Broadway

  •
  Turn left at the 3rd cross street onto Duane St

  •
  Turn right onto Broadway

  •
  Sharp left onto Park Row

  •
  Slight right onto Frankfort St

  •
  Turn right onto Pearl St

  •
  Continue onto Water St

  •
  Destination will be on the left

APPENDIX A

THE HOWARD HUGHES CORPORATION
AMENDED AND RESTATED
2010 INCENTIVE PLAN

A-i

A-ii

The Howard Hughes Corporation
Amended and Restated
2010 Incentive Plan

Article 1.    Establishment & Purpose

        1.1    Establishment.    The Howard Hughes Corporation, a Delaware corporation, hereby amends and restates The Howard Hughes Corporation 2010 Equity Incentive Plan, subject to approval of the Company's stockholders at the Company's 2012 Annual Meeting of Stockholders (as amended and restated, the "Plan"), as set forth in this document. The name of the Plan has been changed from "The Howard Hughes Corporation 2010 Equity Incentive Plan" to "The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan".

        1.2    Purpose of the Plan.    The purpose of this Plan is to attract, retain and motivate officers, employees, non-employee directors and consultants providing services to the Company, any of its Subsidiaries, or Affiliates and to promote the success of the Company's business by providing the participants of the Plan with appropriate incentives.

Article 2.    Definitions

        Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

        2.1   "Affiliate" means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity in which the Company has a substantial equity interest, direct or indirect; provided, however, to the extent that Awards must cover "service recipient stock" in order to comply with Section 409A of the Code, "Affiliate" shall be limited to those entities which could qualify as an "eligible issuer" under Section 409A of the Code.

        2.2   "Annual Award Limit" shall have the meaning set forth in Section 5.2.

        2.3   "Award" means any Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award, or Performance-Based Compensation Award that is granted under the Plan.

        2.4   "Award Agreement" means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company, a Subsidiary, or Affiliate to a Participant describing the terms and conditions of the actual grant of such Award.

        2.5   "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        2.6   "Board" means the Board of Directors of the Company.

        2.7   "Change of Control" unless otherwise specified in the Award Agreement, means the occurrence of any of the following events:

  (a)
  any consolidation, amalgamation, or merger of the Company with or into any other Person, or any other corporate reorganization, business combination, transaction or transfer of securities of the Company by its stockholders, or a series of transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization, business combination or transaction, collectively have Beneficial Ownership, directly or indirectly, of capital stock representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the equity (measured by economic value or voting power (by contract, share ownership or otherwise) of the Company or other surviving entity immediately after such consolidation, merger, reorganization, business combination or transaction;

  (b)
  the sale or disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person;

  (c)
  uring any period of twelve consecutive months commencing on or after the Effective Date, individuals who as of the beginning of such period constituted the entire Board (together with any new directors whose election by such Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors of the Company, then still in office, who were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

  (d)
  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        2.8   "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

        2.9   "Committee" means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan. To the extent applicable, the Committee shall have at least two members, each of whom shall be (i) a Non-Employee Director, (ii) an Outside Director, and (iii) an "independent director" within the meaning of the listing requirements of any exchange on which the Company is listed.

        2.10 "Consultant" means any person who provides bona fide services to the Company or any Affiliate or Subsidiary as a consultant or advisor, excluding any Employee or Director.

        2.11 "Company" means The Howard Hughes Corporation, a Delaware corporation, and any successor thereto.

        2.12 "Covered Employee" means for any Plan Year, a Participant designated by the Company as a potential "covered employee" as such term is defined in Section 162(m) of the Code.

        2.13 "Director" means a member of the Board who is not an Employee.

        2.14 "Effective Date" means the date set forth in Section 14.15.

        2.15 "Employee" means an officer or other employee of the Company, a Subsidiary or Affiliate, including a member of the Board who is an employee of the Company, a Subsidiary or Affiliate.

        2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        2.17 "Fair Market Value" means, as of any date, the per Share value determined as follows, in accordance with applicable provisions of Section 409A of the Code:

  (a)
  The closing price of a Share on a recognized national exchange or any established over-the- counter trading system on which dealings take place, or if no trades were made on any such day, the immediately preceding day on which trades were made; or

  (b)
  In the absence of an established market for the Shares of the type described in (a) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with applicable provisions of Section 409A of the Code.

        2.18 "Incentive Stock Option" means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

        2.19 "Non-Employee Director" means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

        2.20 "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

        2.21 "Other Stock-Based Award" means any right granted under Article 9 of the Plan.

        2.22 "Option" means any stock option granted under Article 6 of the Plan.

        2.23 "Option Price" means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of the Plan.

        2.24 "Outside Director" means a member of the Board who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

        2.25 "Participant" means any eligible person as set forth in Section 4.1 to whom an Award is granted.

        2.26 "Performance-Based Compensation" means compensation under an Award that is intended to constitute "qualified performance-based compensation" within the meaning of the regulations promulgated under Section 162(m) of Code or any successor provision.

        2.27 "Performance Measures" means measures as described in Section 10.2 on which the performance goals are based in order to qualify Awards as Performance-Based Compensation.

        2.28 "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

        2.29 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

        2.30 "Plan" shall have the meaning ascribed to such term in Section 1.1 hereof.

        2.31 "Plan Year" means the applicable fiscal year of the Company.

        2.32 "Restricted Stock" means any Award granted under Article 8 of the Plan.

        2.33 "Restriction Period" means the period during which Restricted Stock awarded under Article 8 of the Plan is subject to forfeiture.

        2.34 "Service" means service as an Employee, Director or Consultant.

        2.35 "Share" means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 12 hereof.

        2.36 "Stock Appreciation Right" means any right granted under Article 7 of the Plan.

        2.37 "Subsidiary" means any corporation, partnership, limited liability company or other legal entity of which the Company, directly or indirectly, owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests (as determined in a manner consistent with Section 409A of the Code).

        2.38 "Ten Percent Shareholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3.    Administration

        3.1    Authority of the Committee.    The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Award Agreements and full authority to select the Employees, Directors and Consultants to whom Awards will be granted, and to determine the type and amount of Awards to be granted to each such Employee, Director or Consultant, and the terms and conditions of Awards and Award Agreements. Without limiting the generality of the foregoing, the Committee may, in its sole discretion but subject to the limitations in Article 13, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, extend the term or period of exercisability of any Awards, or waive any terms or conditions applicable to any Award. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

        3.2    Delegation.    The Committee may delegate to one or more of its members or one or more executive officers of the Company such administrative duties or powers as it may deem advisable; provided that no delegation shall be permitted under the Plan that is prohibited by applicable law.

Article 4.    Eligibility and Participation

        4.1    Eligibility.    Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

        4.2    Type of Awards.    Awards under the Plan may be granted in any one or a combination of: (a) Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Other Stock-Based Awards, and (e) Performance-Based Compensation Awards. The Plan sets forth the types of performance goals and sets forth procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation, as described in Article 10 hereof. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

Article 5.    Shares Subject to the Plan and Maximum Awards

        5.1    General.    Subject to adjustment as provided in Article 12 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan is 3,698,050 Shares. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 3,698,050 Shares, subject to Article 12 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions. The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

        5.2    Annual Award Limits.    The aggregate Awards granted to any Participant in any Plan year shall not exceed (i) with respect to Awards denominated in Shares, 200,000 Shares and (ii) with respect to Awards denominated in cash, $10,000,000, in each case subject to adjustments made in accordance with Article 12 hereof (the "Annual Award Limit").

        5.3    Additional Shares.    In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards. If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not (i) reduce the maximum number of Shares available for issuance under this Plan or (ii) be subject to or counted against a Participant's Annual Award Limit.

Article 6.    Stock Options

        6.1    Grant of Options.    The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options, provided that Options granted to Directors shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee, the Company, any of its Subsidiaries or Affiliates, nor any of their employees and representatives shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Each option shall be evidenced by Award Agreements which shall state the number of Shares covered by such Option. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.

        6.2    Terms of Option Grant.    The Option Price shall be determined by the Committee at the time of grant, but shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one-hundred- ten percent (110%) of the Fair Market Value of a Share on the date of grant.

        6.3    Option Term.    The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten (10) years (or, in the case on an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years).

        6.4    Method of Exercise.    Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) of the following sentence (including the applicable tax withholding pursuant to Section 14.3 of the Plan). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by cashier's check), (ii) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (ii) above) or (iv) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

        6.5    Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to employees of the Company or of a "parent corporation" or "subsidiary corporation" (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any "parent corporation" or "subsidiary corporation" shall not exceed one hundred thousand dollars ($100,000), or the Option shall be treated as a Nonqualified Stock Option.

For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

        6.6    Performance Goals.    The Committee may condition the grant of Options or the vesting of Options upon the Participant's achievement of one or more performance goal(s) (including the Participant's provision of Services for a designated time period), as specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Option to such Participant or the Option shall not vest, as applicable.

Article 7.    Stock Appreciation Rights

        7.1    Grant of Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a grant of Stock Appreciation Rights in tandem with any Option at the same time such Option is granted (a "Tandem SAR"). Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.

        7.2    Terms of Stock Appreciation Right.    Subject to the terms of the Plan and any applicable Award Agreement, the grant price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. No Stock Appreciation Right shall have a term of more than ten (10) years from the date of grant.

        7.3    Tandem Stock Appreciation Rights and Options.    A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and, when a Share is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

Article 8.    Restricted Stock

        8.1    Grant of Restricted Stock.    An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

        8.2    Terms of Restricted Stock Awards.    Each Award Agreement evidencing a Restricted Stock grant shall specify the period(s) of restriction, the number of Shares of Restricted Stock subject to the Award, the performance, employment or other conditions (including the termination of a Participant's Service whether due to death, disability or other reason) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine. At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant's legal representative).

        8.3    Voting and Dividend Rights.    Unless otherwise provided in an Award Agreement, Participants shall have none of the rights of a stockholder of the Company with respect to Restricted Stock until the end of the Restricted Period; provided, that, Participants shall have the right to vote and receive dividends on Restricted Stock during the Restriction Period. Dividends shall be paid to Participants at the same time that other shareholders of common stock of the Company receive such dividends.

        8.4    Performance Goals.    The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant's achievement of one or more performance goal(s) (including the Participant's provision of Services for a designated time period), as specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable.

        8.5    Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.    Other Stock-Based Awards

        The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares (the "Other Stock-Based Awards"), including without limitation, restricted stock units and other phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

Article 10.    Performance-Based Compensation

        10.1    Grant of Performance-Based Compensation.    To the extent permitted by Section 162(m) of the Code, the Committee is authorized to design any Award so that the cash, Shares or other property payable or distributed pursuant to such Award qualifies as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and related regulations.

        10.2    Performance Measures.    The vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of objective performance goals based on one or more (or any combination) of the following Performance Measures: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) store openings or refurbishment plans; (xx) staff training; and (xxi) corporate social responsibility policy implementation.

        Any Performance Measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries or Affiliates as a whole, any business unit thereof or any combination thereof against any goal including past performance or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. Subject to Section 162(m) of the Code, the Committee may adjust the performance goals (including to prorate goals and payments for a partial Plan Year) in the event of the following occurrences: (a) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or policies; (b) mergers and acquisitions; and (c) financing transactions, including selling accounts receivable.

        10.3    Establishment of Performance Goals for Covered Employees.    No later than ninety (90) days after the commencement of a Performance Period (but in no event after twenty-five percent (25%) of such Performance Period has elapsed), the Committee shall establish in writing: (i) the performance goals applicable to the Performance Period; (ii) the Performance Measures to be used to measure the performance goals in terms of an objective formula or standard; (iii) the formula for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (iv) the Participants or class of Participants to which such performance goals apply. The outcome of such performance goals must be substantially uncertain when the Committee establishes the goals.

        10.4    Adjustment of Performance-Based Compensation.    Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

        10.5    Certification of Performance.    Except for Awards that pay compensation attributable solely to an increase in the value of Shares, no Award designed to qualify as Performance-Based Compensation shall be vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.

        10.6    Interpretation.    Each provision of the Plan and each Award Agreement relating to Performance-Based Compensation shall be construed so that each such Award shall be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and related regulations, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 11.    Compliance with Section 409A of the Code and Section 457A of the Code

        11.1    General.    The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder ("Section 409A"), such that there are no adverse tax consequences, interest, or penalties as a result of the Awards. Notwithstanding the Company's intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant's prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Award.

        11.2    Payments to Specified Employees.    Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a "specified employee" (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable within 90 days thereafter, but in no event later than the end of the applicable taxable year.

        11.3    Separation from Service.    A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a "separation from service" within the meaning of Section 409A and the payment thereof prior to a "separation from service" would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a "termination," "termination of employment" or like terms shall mean "separation from service."

        11.4    Section 457A.    In the event any Award is subject to Section 457A of the Code ("Section 457A"), the Committee may, in its sole discretion and without a Participant's prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 457A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

Article 12.    Adjustments

        12.1    Adjustments in Authorized Shares and Awards.    In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, amalgamation, or other like change in capital structure (other than regular cash dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the Annual Award Limits, and/or other value determinations applicable to the Plan or outstanding Awards.

        12.2    Change of Control.    Upon the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee shall make one or more of the following adjustments to the terms and conditions of outstanding Awards: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (iv) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and

(v) cancellation of all or any portion of outstanding Awards settled in Shares for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, if the Committee so determines, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled (which may be zero).

Article 13.    Duration, Amendment, Modification, Suspension and Termination

        13.1    Duration of the Plan.    Unless sooner terminated as provided in Section 13.2, the Plan shall terminate on November 8, 2020.

        13.2    Amendment, Modification, Suspension and Termination of Plan.    The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 13.2, an "Action") the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such Action shall be made, other than as permitted under Article 11 or 12, (i) without shareholder approval (A) if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, (B) if such Action increases the number of Shares available under the Plan (other than an increase permitted under Article 5 absent shareholder approval), (C) if such Action results in a material increase in benefits permitted under the Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the Plan, to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the Company, a Subsidiary, and/or an Affiliate) or a change in eligibility requirements under the Plan, or (D) for any Action that results in a reduction of the Option Price or grant price per Share, as applicable, of any outstanding Options or Stock Appreciation Rights or cancellation of any outstanding Options or Stock Appreciation Rights in exchange for cash, or for other Awards, such as other Options or Stock Appreciation Rights, with an Option Price or grant price per Share, as applicable, that is less than such price of the original Options or Stock Appreciation Rights, and (ii) without the written consent of the affected Participant, if such Action would materially diminish the rights of any Participant under any Award theretofore granted to such Participant under the Plan; provided, further, that the Committee may amend the Plan, any Award or any Award Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws, including without limitation, the Dodd- Frank Wall Street Reform and Consumer Protection Act.

Article 14.    General Provisions

        14.1    No Right to Service.    The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

        14.2    Settlement of Awards; Fractional Shares.    Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

        14.3    Tax Withholding.    The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company's automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

        14.4    No Guarantees Regarding Tax Treatment.    Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

        14.5    Non-Transferability of Awards.    Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

        14.6    Conditions and Restrictions on Shares.    The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

        14.7    Compliance with Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

  (a)
  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

  (b)
  Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        The restrictions contained in this Section 14.7 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 14.6. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company, its Subsidiaries and Affiliates, and all of their employees and representatives of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        14.8    Rights as a Shareholder.    Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

        14.9    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

        14.10    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

        14.11    No Constraint on Corporate Action.    Nothing in the Plan shall be construed to (i) limit, impair, or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

        14.12    Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

        14.13    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

        14.14    Data Protection.    By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan. The Company may share such information with any Subsidiary or Affiliate, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third party administrator or any Person who obtains control of the Company or acquires the Company, undertaking or part- undertaking which employs the Participant, wherever situated.

        14.15    Effective Date.    The Plan originally became effective on November 9, 2010 (the "Effective Date").

APPENDIX B-1

THE HOWARD HUGHES CORPORATION
WARRANT GRANT AGREEMENT

Purchaser: David R. Weinreb

Date of Grant: [                    ], 2017

Purchase Price: $50,000,000

Number of Shares Underlying Warrant:                                                 (Not to Exceed 2,500,000 Shares)

Exercise Price Per Share:

        THE HOWARD HUGHES CORPORATION, a Delaware corporation (the "Corporation"), is pleased to award and grant you the opportunity to purchase a Warrant (the "Warrant") to purchase shares of the Corporation's authorized common stock, par value $0.01 per share, subject to the terms and conditions set forth in this Warrant Grant Agreement (this "Agreement"). The grant of the Warrant is specifically conditioned upon the execution by you of this Agreement. The Date of Grant of the Warrant, the number of shares issuable upon exercise of the Warrant (the "Warrant Shares"), and the Exercise Price per share are stated above. The Purchase Price shall be paid to the Corporation no later than seventy-five (75) calendar days following the Date of Grant and if not so paid this Agreement shall terminate without further action. This Agreement is not governed by The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan.

        This Agreement sets forth the terms of the agreement between you and the Corporation with respect to the Warrant. By accepting this Agreement, you agree to be bound by all of the terms hereof.

        1.    Definitions.    As used in this Agreement, the following terms have the meanings set forth below:

          (a)   "Board of Directors" means the board of directors of the Corporation.

          (b)   "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.

          (c)   "Cause" shall mean, as determined in good faith by a unanimous vote of the Board of Directors (excluding you) at a meeting of the Board of Directors held for such purpose, and where you and your counsel had an opportunity (on at least 15 days prior notice) to be heard before the Board of Directors, your:

              (i)  conviction, plea of guilty or no contest to any felony;

             (ii)  gross negligence or willful misconduct in the performance of your duties;

            (iii)  drug addiction or habitual intoxication;

            (iv)  commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, violation of law, or a material act of dishonesty against the Corporation, in each case that the Board of Directors determines was willful;

             (v)  material and continued breach of the Employment Agreement, after notice for substantial performance is delivered by the Corporation in writing that identifies in reasonable detail the manner in which the Corporation believes you are in breach of this Employment Agreement;

            (vi)  willful material breach of Corporation policy or code of conduct; or

           (vii)  willful and continued failure to substantially perform your duties under the Employment Agreement (other than such failure resulting from your incapacity due to physical or mental illness);

  unless, in each case, the event constituting Cause is curable and has been cured by you within 30 days of your receipt of notice from the Corporation that an event constituting Cause has occurred and specifying the details of such event. If you cure an event during such period that would otherwise constitute Cause, then the Corporation will have no right to terminate your employment for Cause. For purposes of this provision, no act or omission on your part shall be considered "willful" unless it is done or omitted not in good faith or without reasonable belief that the act or omission was in the best interests of the Corporation. Any act or omission based upon a resolution duly adopted by the Board of Directors or advice of counsel for the Corporation shall be conclusively presumed to have been done or omitted in good faith and in the best interests of the Corporation.

          (d)   "Change in Control" means the occurrence of any of the following events:

              (i)  A "change in the ownership of the Corporation" which shall occur on the date that any one person, or more than one person acting as a group, excluding Pershing Square Management, L.P. and its Affiliates (as defined under the Securities Act of 1933), acquires ownership of stock in the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation; however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Corporation, the acquisition of additional stock by the same person or persons will not be considered a "change in the ownership of the Corporation" (or to cause a "change in the effective control of the Corporation" within the meaning of Section 1(d)(ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided further, however, that for purposes of this Section 1(d)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (B) any acquisition by investors (immediately prior to such acquisition) in the Corporation for financing purposes, as determined by the Board of Directors in its sole discretion. This Section 1(d)(i) applies only when there is a transfer of the stock of the Corporation (or issuance of stock) and stock in the Corporation remains outstanding after the transaction.

             (ii)  A "change in the effective control of the Corporation" which shall occur on the date that either (A) any one person, or more than one person acting as a group, excluding Pershing Square Management, L.P. and its Affiliates, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 35% or more of the total voting power of the stock of the Corporation, except for (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (2) any acquisition by investors (immediately prior to such acquisition) in the Corporation for financing purposes, as determined by the Board of Directors in its sole discretion; or (B) a majority of the members of the Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election. For purposes of a "change in the effective control of the Corporation," if any one person, or more than one person acting as a group, is considered to effectively control the Corporation within the meaning of this Section 1(d)(ii), the acquisition of additional control of the Corporation by the same person or persons is not considered a "change in the effective

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    control of the Corporation," or to cause a "change in the ownership of the Corporation" within the meaning of Section 1(d)(i) above.

            (iii)  The occurrence of any of the transactions contemplated by Section 1(d)(i) or 1(d)(ii) above (including any acquisition by Pershing Square Management, L.P. or its Affiliates), in connection with which the stock of the Corporation ceases to be publicly traded on a national securities exchange.

            (iv)  A "change in the ownership of a substantial portion of the Corporation's assets" which shall occur on the date that any one person, or more than one person acting as a group, excluding Pershing Square Management, L.P. and its Affiliates, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Corporation that have a total gross fair market value equal to or more than 60% of the total gross fair market value of all the assets of the Corporation immediately prior to such acquisition or acquisitions; provided that the proceeds of such acquisition or acquisitions are distributed to the shareholders of the Corporation in connection with such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the shareholders of the Corporation immediately after the transfer, as provided in guidance issued pursuant to Section 409A of the Code, shall not constitute a Change in Control.

          For purposes of this Section 1(d), the provisions of Section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option. In addition, for purposes of this Section 1(d), "Corporation" includes (A) the Corporation and (B) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a "Majority Shareholder") of the Corporation, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Corporation.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Common Stock" means the authorized common stock, par value $0.01 per share, as described in the Corporation's Certificate of Incorporation.

          (g)   "Date of Grant" means the date designated as such in the first paragraph of this Agreement.

          (h)   "Disability" means the good faith determination by the Board of Directors that you are permanently disabled.

          (i)    "Employment Agreement" means the employment agreement entered into between the Corporation and David R. Weinreb on [                    ], 2017.

          (j)    "Exchange Act" means the Securities Exchange Act of 1934.

          (k)   "Exercise Notice" means the written exercise notice in the form provided by the Board of Directors.

          (l)    "Exercise Price" means the exercise price per share designated as such in the first paragraph of this Agreement.

          (m)  "Expiration Date" means [                    ], 2023.

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          (n)   "Fair Market Value" per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

              (i)  If the Common Stock is at the time traded on NYSE, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on NYSE. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

             (ii)  If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Board of Directors to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (iii)  If the Common Stock is at the time neither listed on any stock exchange nor traded on NYSE, then the Fair Market Value shall be determined in good faith by the Board of Directors after taking into account such factors as the Board of Directors shall deem appropriate.

          (o)   "Good Reason" shall mean the occurrence of any of the following events without your written consent:

              (i)  a material diminution in your base compensation;

             (ii)  a material diminution in your authority, duties or responsibilities;

            (iii)  you no longer report directly to the Board of Directors; or

            (iv)  any other action or inaction that constitutes a material breach by the Corporation of the Employment Agreement;

  provided that, in each case, you must provide a notice of termination to the Corporation within 60 days of the initial occurrence of the event constituting Good Reason, and the Corporation shall have the opportunity to cure such event within 30 days of receiving such notice. If the Corporation cures an event during such period that would otherwise constitute Good Reason, then you will have no right to terminate your employment for Good Reason. Following the occurrence of a Change in Control, any claim by you that Good Reason exists shall be presumed to be correct unless a court of competent jurisdiction determines that the Corporation has established by clear and convincing evidence that Good Reason does not exist.

          (p)   "Immediate Family" means your child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

          (q)   "NYSE" means The New York Stock Exchange.

        2.    Vesting and Exercisability.    This Warrant will be fully vested at the time of purchase. Except as provided in Section 3, you may only exercise your Warrant after the fifth (5th) year anniversary of the Date of Grant ([                    ], 2022) and before the Expiration Date. To the extent it has not already been exercised, the Warrant shall terminate on the Expiration Date.

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        3.    Special Lifting of Restrictions and Change in Control.

          (a)   Immediately prior to the effective date of a Change in Control or upon the date of a termination of your employment by the Company without Cause or by you for Good Reason, the Warrant shall be immediately exercisable and transferable, notwithstanding the restrictions enumerated in Section 2.

          (b)   Notwithstanding the provisions of Section 6, in the event of a termination of your employment by reason of your death or Disability, you or your estate (as the case may be) may sell the Warrant to a third party; provided, however, that all terms and restrictions applicable to the Warrant prior to the sale shall continue to apply to the Warrant after the sale to a third party purchaser.

          (c)   In the event of a Change in Control, this Warrant shall become exercisable immediately prior to the Change in Control and, if not exercised by you prior to the Change in Control, this Warrant must be assumed by the successor entity in connection with a Change in Control, and appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to you upon the consummation of such Change in Control had the Warrant been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

          (d)   Subject to Section 5, this Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize, otherwise change its capital or business structure, to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets, and in any such transaction involving only cash consideration you shall be deemed to have elected to receive cash pursuant to Section 3(c)(ii) if so provided in the agreement providing for such transaction.

        4.    Exercise of Warrant.

          (a)   In order to exercise this Warrant with respect to all or any part of the Warrant Shares for which this Warrant is exercisable, you (or any other person or persons exercising the Warrant in accordance with the terms hereof) must take the following actions:

              (i)  Execute and deliver to the Corporation an Exercise Notice for the Warrant Shares for which the Warrant is exercised (the "Purchased Shares") which Exercise Notice (1) states the number of Purchased Shares (which must be a whole number of shares) and (2) is signed or otherwise given by you (or any other authorized person exercising the Warrant).

             (ii)  Pay the aggregate Exercise Price for the Purchased Shares, at the time of delivery of the Exercise Notice, (1) in cash or an equivalent means acceptable to the Corporation, or (2) with shares of Common Stock owned by you (including shares received upon exercise of the Warrant or restricted shares, if any, already held by you) and having a Fair Market Value at least equal to the aggregate Exercise Price for the shares of Common Stock to which the Warrant is being exercised, or (3) by any combination of clauses (1) and (2), or (4) by net issue exercise, pursuant to which the Corporation will issue to you a number of shares of Common Stock as to which the Warrant is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the Exercise Price. The number of shares to settle the transaction shall be the gross number of shares (subject to the transaction, e.g., [                    ] in the case of a full exercise), multiplied by the Exercise Price, and divided by the SA (as defined below). If shares of Common Stock are used for payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Common Stock shall be deemed to have a cash value equal to their aggregate Fair

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    Market Value determined as of the date of the delivery of the Exercise Notice, giving effect to all purchases of Warrant Shares.

            (iii)  Certify in a writing reasonably acceptable to the Corporation that you have complied with the provisions of Section 6 hereof at all times since the Date of Grant and, if the Warrant is exercised in respect of fewer than the total Warrant Shares to which this Warrant then relates, that you will continue to comply with such covenants in respect of the Warrant Shares which remain subject to this Warrant.

          (b)   Notwithstanding any other provision hereof, the number of shares of Common Stock that you shall receive upon a full or partial exercise of the Warrant shall be adjusted upward or downward, as the case may be, based upon the following formula:

QA	=	(SA – K) × Q / ST

    Where:

    —
    QA is the adjusted number of shares of Common Stock to be received, rounded to the nearest whole number.

    —
    SA is the average reported closing sales price for the Common Stock over the 22 most recent days of trading on a stock exchange, if so traded, ending on the last trading day prior to the date of the Corporation's receipt of a Notice of Exercise (the "Exercise Date"). If the Warrant Shares are not traded on a national securities exchange on the Exercise Date, then the value of such Warrant Shares for the purposes of this Section 4(b) shall be deemed to be the Fair Market Value.

    —
    K is the Exercise Price.

    —
    Q is the unadjusted number of shares of Common Stock.

    —
    ST is the Fair Market Value of the Warrant Shares on the last trading day prior to the Exercise Date.

  For purposes of clarity, if QA calculated as above results in a negative number, it shall be set to zero.

  For example, if you held a warrant to purchase 100 Warrant Shares with an exercise price of $5, the Fair Market Value of the Warrant Shares on the Exercise Date was $10, and the average trading price over the last 22 trading days was $11, then you would receive $600 worth of Common Stock or 60 shares of Common Stock; conversely, if the average trading price over the last 22 trading days was $9, you would receive $400 worth of Common Stock or 40 shares of Common Stock.

          (c)   As soon as practicable after the Exercise Date, the Corporation shall issue the Warrant Shares to or on behalf of the Warrant holder (or any other person or persons exercising this Warrant in accordance with the terms hereof). The Warrant Shares shall be issued in book entry form.

          (d)   In no event may this Warrant be exercised for any fractional shares. Fractional shares shall be satisfied in cash.

The Warrant shall not be deemed to have been exercised unless all of these requirements are satisfied.

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        5.    Adjustment Provisions.    The number of shares of Common Stock that may be acquired under the Warrant, shall be subject to adjustment, from time to time, in accordance with the following provisions:

          (a)   If at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on stock payable in stock or otherwise, including a dividend designated as such by the Board of Directors) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, then (a) the number of shares of Common Stock that may be acquired under the Warrant shall be increased proportionately and (b) the Exercise Price for each share of Common Stock subject to the Warrant shall be reduced proportionately, without changing the aggregate purchase price as to which the Warrant remains exercisable.

          (b)   If at any time or from time to time, the Corporation shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, then (a) the number of shares of Common Stock that may be acquired under the Warrant shall be decreased proportionately, and (b) the Exercise Price for each share of Common Stock subject to the Warrant shall be increased proportionately, without changing the aggregate purchase price or value as to which the Warrant remains exercisable.

          (c)   Should any other change be made to the Common Stock by reason of any exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to the class of securities subject to this Warrant in such manner and to the extent deemed appropriate by the Board of Directors.

          (d)   Whenever the number of shares of Common Stock subject to the Warrant is required to be adjusted as provided in this Section 5, the Corporation shall, within 30 days following such adjustment, prepare and give to you a written notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Common Stock, other securities, cash or property purchasable subject to the Warrant after giving effect to the adjustment.

          (e)   Adjustments under Section 5(a), (b) and (c) shall be made by the Board of Directors, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued on account of any such adjustments.

        6.    Transferability.    This Warrant may be assigned in whole or in part during your lifetime either as (a) a gift to one or more members of your Immediate Family or to a trust in which you and/or one or more such family members hold more than 50% of the beneficial interest or (b) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Warrant pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Warrant immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board of Directors may deem appropriate. Except for assignments to a person or an entity expressly permitted pursuant to the first sentence of this Section 6 above (a "Permitted Transferee"), the Warrant may not be assigned, transferred, pledged, or otherwise hypothecated by you or any Permitted Transferee. Additionally, you or any Permitted Transferee may not hedge or enter into any derivative or other transaction in respect of the Warrant Shares (the intention of the parties being that you, together with any Permitted Transferee, shall maintain a net long position in respect of the Warrant Shares). You shall (i) cause any Permitted Transferee to comply with the covenants herein and (ii) upon the written request of the Corporation certify as to your compliance with the covenants herein from time to time. Notwithstanding anything to the contrary herein, the covenants and limits on transferability in this

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Section 6 shall terminate on the earliest of (x) [                        ], 2022, (y) your termination of employment by the Corporation without Cause, or a termination by you for Good Reason, or (z) a Change in Control.

        7.    Delivery of the Stock.    After the exercise of the Warrant the Corporation shall promptly issue and deliver the number of shares of Common Stock as to which the Warrant has been exercised after the Corporation receives (a) the Exercise Notice, (b) payment of the Exercise Price, and (c) any tax withholding as may be requested. The value of the shares of Common Stock shall not bear any interest owing to the passage of time. The shares of Common Stock shall be issued in book entry form.

        8.    Rights as a Stockholder.    You shall have no right as a stockholder with respect to any shares covered by this Agreement unless and until the shares are issued in your name.

        9.    Rights Offerings.    If at any time the Corporation shall distribute rights or warrants to all or substantially all holders of its Common Stock entitling them, for a period of not more than 45 days, to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value of the Common Stock on the last trading day preceding the date on which the Board of Directors declares such distribution of rights or warrants, the Exercise Price in effect immediately prior to the close of business on the record date for such distribution shall be reduced immediately thereafter to the price determined by multiplying such Exercise Price by the quotient of (x) the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Fair Market Value divided by (y) the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock so offered for subscription or purchase. In such event, the number of shares of Common Stock issuable upon the exercise of the Warrant as in effect immediately prior to the close of business on such record date shall be increased immediately thereafter to the amount determined by multiplying such number by the quotient of (x) the Exercise Price in effect immediately prior to the adjustment contemplated by the immediately preceding sentence divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In case any rights or warrants referred to in this Section 9 in respect of which an adjustment shall have been made shall expire unexercised and any shares that would have been underlying such rights or warrants shall not have been allocated pursuant to any backstop commitment or any similar arrangement, the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrant then in effect shall be readjusted at the time of such expiration to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of the Warrant if no adjustment had been made on account of such expired rights or warrants.

        10.    Tender or Exchange Offers.    If the Corporation or any subsidiary of the Corporation shall consummate a tender or exchange offer for all or any portion of the Common Stock for a consideration per share with a Fair Market Value greater than the Fair Market Value of the Common Stock on the date such tender or exchange offer is first publicly announced (the "Announcement Date"), the Exercise Price in effect immediately prior to the expiration date for such tender or exchange offer shall be reduced immediately thereafter to the price determined by multiplying such Exercise Price by the quotient of (x) the Fair Market Value of the Common Stock on the Announcement Date minus the Premium Per Post-Tender Share divided by (y) the Fair Market Value of the Common Stock on the Announcement Date. In such event, the number of shares of Common Stock issuable upon the exercise of the Warrant as in effect immediately prior to such expiration date shall be increased immediately thereafter to the amount determined by multiplying such number by the quotient of (x) the Exercise Price in effect immediately prior to the adjustment contemplated by the immediately preceding sentence divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. As used in this Section 10 with respect to any tender or exchange offer, "Premium Per Post-Tender Share" means the quotient of (x) the amount by which the aggregate Fair Market Value

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of the consideration paid in such tender or exchange offer exceeds the aggregate Fair Market Value on the Announcement Date of the shares of Common Stock purchased therein divided by (y) the number of shares of Common Stock outstanding at the close of business on the expiration date for such tender or exchange offer (after giving pro forma effect to the purchase of shares being purchased in the tender or exchange offer).

        11.    Furnish Information.    You shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

        12.    Registration and Listing of Warrant Shares.    The Corporation shall file a registration statement with the Securities and Exchange Commission to register the sale of Warrant Shares as soon as reasonably practicable. The Corporation will file a listing application for listing on NYSE with respect to the Warrant Shares as soon as practicable after the date hereof. If the Corporation is unable to deliver registered Warrant Shares for any reason, then, in this instance, the Corporation shall (i) issue unregistered Warrant Shares to you and (ii) use it best efforts to register the Warrant Shares as soon as possible.

        13.    Obligation to Exercise.    The purchase of the Warrant through this Agreement shall impose no obligation upon you to exercise the same or any part thereof.

        14.    Remedies.    You shall be entitled to recover from the Corporation reasonable fees incurred in connection with the enforcement of the terms and provisions of this Agreement, whether by an action to enforce specific performance or for damages for its breach or otherwise.

        15.    Right of the Corporation and Subsidiaries to Terminate Employment.    Nothing contained in this Agreement shall confer upon you the right to continue in the employ of the Corporation or any subsidiary, or interfere in any way with the rights of the Corporation or any subsidiary to terminate your employment at any time.

        16.    Exchange Act Compliancec.    The Board of Directors shall take all steps necessary to ensure that the purchase and exercise of the Warrant are exempt from Section 16(b) of the Exchange Act.

        17.    No Guarantee of Interests.    The Board of Directors and the Corporation do not guarantee the Common Stock of the Corporation from loss or depreciation.

        18.    Corporation Action.    Any action required of the Corporation shall be by resolution of its Board of Directors or by a person or committee authorized to act by resolution of the Board of Directors.

        19.    Severability.    If any provision of this Agreement is for any reason held to be illegal, invalid, or to violate any law or listing requirement applicable to the Corporation, the illegality, invalidity, or violation shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein and you and the Corporation shall amend this Agreement, preserving, to the maximum extent reasonably possible, the intended economic effects of this Agreement as executed by the parties hereto.

        20.    Notices.    Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by electronic facsimile transmission. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the next Business Day after which it is personally delivered or transmitted by electronic facsimile to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.

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        The Corporation and you agree that any notices shall be given to the Corporation or to you at the following addresses; provided that the Corporation or you may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.

Corporation:	The Howard Hughes Corporation One Galleria Tower 13355 Noel Road, Suite 950 Dallas, Texas 75240 Attn: Office of the General Counsel
with a copy to:	William A. Ackman, Chairman of the Board 888 Seventh Avenue, 42nd Floor New York, NY 10019
Holder:	At your current address as shown in the Corporation's records.

        21.    Waiver of Notice.    Any person entitled to notice hereunder may waive such notice.

        22.    Successors.    This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Corporation, its successors and assigns.

        23.    Headings.    The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

        24.    Governing Law.    All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law.

        25.    Word Usage.    Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

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        IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant first above written.

THE HOWARD HUGHES CORPORATION
	By:	R. Scot Sellers, Chairman of the Compensation Committee
ACKNOWLEDGED AND AGREED:
David R. Weinreb

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APPENDIX B-2

THE HOWARD HUGHES CORPORATION
WARRANT GRANT AGREEMENT

Purchaser: Grant Herlitz

Date of Grant: [                  ], 2017

Purchase Price: $2,000,000

Number of Shares Underlying Warrant:                                                 (Not to Exceed 200,000 Shares)

Exercise Price Per Share:

        THE HOWARD HUGHES CORPORATION, a Delaware corporation (the "Corporation"), is pleased to award and grant you the opportunity to purchase a Warrant (the "Warrant") to purchase shares of the Corporation's authorized common stock, par value $0.01 per share, subject to the terms and conditions set forth in this Warrant Grant Agreement (this "Agreement"). The grant of the Warrant is specifically conditioned upon the execution by you of this Agreement. The Date of Grant of the Warrant, the number of shares issuable upon exercise of the Warrant (the "Warrant Shares"), and the Exercise Price per share are stated above. The Purchase Price shall be paid to the Corporation no later than five (5) business days following the Date of Grant and if not so paid this Agreement shall terminate without further action. This Agreement is not governed by The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan.

        This Agreement sets forth the terms of the agreement between you and the Corporation with respect to the Warrant. By accepting this Agreement, you agree to be bound by all of the terms hereof.

        1.    Definitions.    As used in this Agreement, the following terms have the meanings set forth below:

          (a)   "Board of Directors" means the board of directors of the Corporation.

          (b)   "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.

          (c)   "Cause" shall mean, as determined in good faith by a unanimous vote of the Board of Directors (excluding you) at a meeting of the Board of Directors held for such purpose, and where you and your counsel had an opportunity (on at least 15 days prior notice) to be heard before the Board of Directors, your:

              (i)  conviction, plea of guilty or no contest to any felony;

             (ii)  gross negligence or willful misconduct in the performance of your duties;

            (iii)  drug addiction or habitual intoxication;

            (iv)  commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, violation of law, or a material act of dishonesty against the Corporation, in each case that the Board of Directors determines was willful;

             (v)  material and continued breach of the Employment Agreement, after notice for substantial performance is delivered by the Corporation in writing that identifies in reasonable detail the manner in which the Corporation believes you are in breach of this Employment Agreement;

            (vi)  willful material breach of Corporation policy or code of conduct; or

           (vii)  willful and continued failure to substantially perform your duties under the Employment Agreement (other than such failure resulting from your incapacity due to physical or mental illness);

  unless, in each case, the event constituting Cause is curable and has been cured by you within 30 days of your receipt of notice from the Corporation that an event constituting Cause has occurred and specifying the details of such event. If you cure an event during such period that would otherwise constitute Cause, then the Corporation will have no right to terminate your employment for Cause. For purposes of this provision, no act or omission on your part shall be considered "willful" unless it is done or omitted not in good faith or without reasonable belief that the act or omission was in the best interests of the Corporation. Any act or omission based upon a resolution duly adopted by the Board of Directors or advice of counsel for the Corporation shall be conclusively presumed to have been done or omitted in good faith and in the best interests of the Corporation.

          (d)   "Change in Control" means the occurrence of any of the following events:

              (i)  A "change in the ownership of the Corporation" which shall occur on the date that any one person, or more than one person acting as a group, excluding Pershing Square Management, L.P. and its Affiliates (as defined under the Securities Act of 1933), acquires ownership of stock in the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation; however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Corporation, the acquisition of additional stock by the same person or persons will not be considered a "change in the ownership of the Corporation" (or to cause a "change in the effective control of the Corporation" within the meaning of Section 1(d)(ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided further, however, that for purposes of this Section 1(d)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (B) any acquisition by investors (immediately prior to such acquisition) in the Corporation for financing purposes, as determined by the Board of Directors in its sole discretion. This Section 1(d)(i) applies only when there is a transfer of the stock of the Corporation (or issuance of stock) and stock in the Corporation remains outstanding after the transaction.

             (ii)  A "change in the effective control of the Corporation" which shall occur on the date that either (A) any one person, or more than one person acting as a group, excluding Pershing Square Management, L.P. and its Affiliates, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 35% or more of the total voting power of the stock of the Corporation, except for (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (2) any acquisition by investors (immediately prior to such acquisition) in the Corporation for financing purposes, as determined by the Board of Directors in its sole discretion; or (B) a majority of the members of the Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election. For purposes of a "change in the effective control of the Corporation," if any one person, or more than one person acting as a group, is considered to effectively control the Corporation within the meaning of this Section 1(d)(ii), the acquisition of additional control of the Corporation by the same person or persons is not considered a "change in the effective

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    control of the Corporation," or to cause a "change in the ownership of the Corporation" within the meaning of Section 1(d)(i) above.

            (iii)  The occurrence of any of the transactions contemplated by Section 1(d)(i) or 1(d)(ii) above (including any acquisition by Pershing Square Management, L.P. or its Affiliates), in connection with which the stock of the Corporation ceases to be publicly traded on a national securities exchange.

            (iv)  A "change in the ownership of a substantial portion of the Corporation's assets" which shall occur on the date that any one person, or more than one person acting as a group, excluding Pershing Square Management, L.P. and its Affiliates, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Corporation that have a total gross fair market value equal to or more than 60% of the total gross fair market value of all the assets of the Corporation immediately prior to such acquisition or acquisitions; provided that the proceeds of such acquisition or acquisitions are distributed to the shareholders of the Corporation in connection with such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the shareholders of the Corporation immediately after the transfer, as provided in guidance issued pursuant to Section 409A of the Code, shall not constitute a Change in Control.

          For purposes of this Section 1(d), the provisions of Section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option. In addition, for purposes of this Section 1(d), "Corporation" includes (A) the Corporation and (B) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a "Majority Shareholder") of the Corporation, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Corporation.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Common Stock" means the authorized common stock, par value $0.01 per share, as described in the Corporation's Certificate of Incorporation.

          (g)   "Date of Grant" means the date designated as such in the first paragraph of this Agreement.

          (h)   "Disability" means the good faith determination by the Board of Directors that you are permanently disabled.

          (i)    "Employment Agreement" means the employment agreement entered into between the Corporation and Grant Herlitz on [                  ], 2017.

          (j)    "Exchange Act" means the Securities Exchange Act of 1934.

          (k)   "Exercise Notice" means the written exercise notice in the form provided by the Board of Directors.

          (l)    "Exercise Price" means the exercise price per share designated as such in the first paragraph of this Agreement.

          (m)  "Expiration Date" means [                  ], 2023.

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          (n)   "Fair Market Value" per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

              (i)  If the Common Stock is at the time traded on NYSE, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on NYSE. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

             (ii)  If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Board of Directors to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (iii)  If the Common Stock is at the time neither listed on any stock exchange nor traded on NYSE, then the Fair Market Value shall be determined in good faith by the Board of Directors after taking into account such factors as the Board of Directors shall deem appropriate.

          (o)   "Good Reason" shall mean the occurrence of any of the following events without your written consent:

              (i)  a material diminution in your base compensation;

             (ii)  a material diminution in your authority, duties or responsibilities;

            (iii)  you no longer report directly to the Board of Directors; or

            (iv)  any other action or inaction that constitutes a material breach by the Corporation of the Employment Agreement;

  provided that, in each case, you must provide a notice of termination to the Corporation within 60 days of the initial occurrence of the event constituting Good Reason, and the Corporation shall have the opportunity to cure such event within 30 days of receiving such notice. If the Corporation cures an event during such period that would otherwise constitute Good Reason, then you will have no right to terminate your employment for Good Reason. Following the occurrence of a Change in Control, any claim by you that Good Reason exists shall be presumed to be correct unless a court of competent jurisdiction determines that the Corporation has established by clear and convincing evidence that Good Reason does not exist.

          (p)   "Immediate Family" means your child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

          (q)   "NYSE" means The New York Stock Exchange.

        2.    Vesting and Exercisability.    This Warrant will be fully vested at the time of purchase. Except as provided in Section 3, you may only exercise your Warrant after the fifth (5th) year anniversary of the Date of Grant ([                  ], 2022) and before the Expiration Date. To the extent it has not already been exercised, the Warrant shall terminate on the Expiration Date.

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        3.    Special Lifting of Restrictions and Change in Control.

          (a)   Immediately prior to the effective date of a Change in Control or upon the date of a termination of your employment by the Company without Cause or by you for Good Reason, the Warrant shall be immediately exercisable and transferable, notwithstanding the restrictions enumerated in Section 2.

          (b)   Notwithstanding the provisions of Section 6, in the event of a termination of your employment by reason of your death or Disability, you or your estate (as the case may be) may sell the Warrant to a third party; provided, however, that all terms and restrictions applicable to the Warrant prior to the sale shall continue to apply to the Warrant after the sale to a third party purchaser.

          (c)   In the event of a Change in Control, this Warrant shall become exercisable immediately prior to the Change in Control and, if not exercised by you prior to the Change in Control, this Warrant must be assumed by the successor entity in connection with a Change in Control, and appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to you upon the consummation of such Change in Control had the Warrant been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

          (d)   Subject to Section 5, this Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize, otherwise change its capital or business structure, to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets, and in any such transaction involving only cash consideration you shall be deemed to have elected to receive cash pursuant to Section 3(c)(ii) if so provided in the agreement providing for such transaction.

        4.    Exercise of Warrant.

          (a)   In order to exercise this Warrant with respect to all or any part of the Warrant Shares for which this Warrant is exercisable, you (or any other person or persons exercising the Warrant in accordance with the terms hereof) must take the following actions:

              (i)  Execute and deliver to the Corporation an Exercise Notice for the Warrant Shares for which the Warrant is exercised (the "Purchased Shares") which Exercise Notice (1) states the number of Purchased Shares (which must be a whole number of shares) and (2) is signed or otherwise given by you (or any other authorized person exercising the Warrant).

             (ii)  Pay the aggregate Exercise Price for the Purchased Shares, at the time of delivery of the Exercise Notice, (1) in cash or an equivalent means acceptable to the Corporation, or (2) with shares of Common Stock owned by you (including shares received upon exercise of the Warrant or restricted shares, if any, already held by you) and having a Fair Market Value at least equal to the aggregate Exercise Price for the shares of Common Stock to which the Warrant is being exercised, or (3) by any combination of clauses (1) and (2), or (4) by net issue exercise, pursuant to which the Corporation will issue to you a number of shares of Common Stock as to which the Warrant is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the Exercise Price. The number of shares to settle the transaction shall be the gross number of shares (subject to the transaction, e.g., [                    ] in the case of a full exercise), multiplied by the Exercise Price, and divided by the SA (as defined below). If shares of Common Stock are used for payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Common Stock shall be deemed to have a cash value equal to their aggregate Fair

B2-5

    Market Value determined as of the date of the delivery of the Exercise Notice, giving effect to all purchases of Warrant Shares.

            (iii)  Certify in a writing reasonably acceptable to the Corporation that you have complied with the provisions of Section 6 hereof at all times since the Date of Grant and, if the Warrant is exercised in respect of fewer than the total Warrant Shares to which this Warrant then relates, that you will continue to comply with such covenants in respect of the Warrant Shares which remain subject to this Warrant.

          (b)   Notwithstanding any other provision hereof, the number of shares of Common Stock that you shall receive upon a full or partial exercise of the Warrant shall be adjusted upward or downward, as the case may be, based upon the following formula:

QA	=	(SA – K) × Q / ST

    Where:

    —
    QA is the adjusted number of shares of Common Stock to be received, rounded to the nearest whole number.

    —
    SA is the average reported closing sales price for the Common Stock over the 22 most recent days of trading on a stock exchange, if so traded, ending on the last trading day prior to the date of the Corporation's receipt of a Notice of Exercise (the "Exercise Date"). If the Warrant Shares are not traded on a national securities exchange on the Exercise Date, then the value of such Warrant Shares for the purposes of this Section 4(b) shall be deemed to be the Fair Market Value.

    —
    K is the Exercise Price.

    —
    Q is the unadjusted number of shares of Common Stock.

    —
    ST is the Fair Market Value of the Warrant Shares on the last trading day prior to the Exercise Date.

  For purposes of clarity, if QA calculated as above results in a negative number, it shall be set to zero.

  For example, if you held a warrant to purchase 100 Warrant Shares with an exercise price of $5, the Fair Market Value of the Warrant Shares on the Exercise Date was $10, and the average trading price over the last 22 trading days was $11, then you would receive $600 worth of Common Stock or 60 shares of Common Stock; conversely, if the average trading price over the last 22 trading days was $9, you would receive $400 worth of Common Stock or 40 shares of Common Stock.

          (c)   As soon as practicable after the Exercise Date, the Corporation shall issue the Warrant Shares to or on behalf of the Warrant holder (or any other person or persons exercising this Warrant in accordance with the terms hereof). The Warrant Shares shall be issued in book entry form.

          (d)   In no event may this Warrant be exercised for any fractional shares. Fractional shares shall be satisfied in cash.

        The Warrant shall not be deemed to have been exercised unless all of these requirements are satisfied.

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        5.    Adjustment Provisions.    The number of shares of Common Stock that may be acquired under the Warrant, shall be subject to adjustment, from time to time, in accordance with the following provisions:

          (a)   If at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on stock payable in stock or otherwise, including a dividend designated as such by the Board of Directors) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, then (a) the number of shares of Common Stock that may be acquired under the Warrant shall be increased proportionately and (b) the Exercise Price for each share of Common Stock subject to the Warrant shall be reduced proportionately, without changing the aggregate purchase price as to which the Warrant remains exercisable.

          (b)   If at any time or from time to time, the Corporation shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, then (a) the number of shares of Common Stock that may be acquired under the Warrant shall be decreased proportionately, and (b) the Exercise Price for each share of Common Stock subject to the Warrant shall be increased proportionately, without changing the aggregate purchase price or value as to which the Warrant remains exercisable.

          (c)   Should any other change be made to the Common Stock by reason of any exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to the class of securities subject to this Warrant in such manner and to the extent deemed appropriate by the Board of Directors.

          (d)   Whenever the number of shares of Common Stock subject to the Warrant is required to be adjusted as provided in this Section 5, the Corporation shall, within 30 days following such adjustment, prepare and give to you a written notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Common Stock, other securities, cash or property purchasable subject to the Warrant after giving effect to the adjustment.

          (e)   Adjustments under Section 5(a), (b) and (c) shall be made by the Board of Directors, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued on account of any such adjustments.

        6.    Transferability.    This Warrant may be assigned in whole or in part during your lifetime either as (a) a gift to one or more members of your Immediate Family or to a trust in which you and/or one or more such family members hold more than 50% of the beneficial interest or (b) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Warrant pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Warrant immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board of Directors may deem appropriate. Except for assignments to a person or an entity expressly permitted pursuant to the first sentence of this Section 6 above (a "Permitted Transferee"), the Warrant may not be assigned, transferred, pledged, or otherwise hypothecated by you or any Permitted Transferee. Additionally, you or any Permitted Transferee may not hedge or enter into any derivative or other transaction in respect of the Warrant Shares (the intention of the parties being that you, together with any Permitted Transferee, shall maintain a net long position in respect of the Warrant Shares). You shall (i) cause any Permitted Transferee to comply with the covenants herein and (ii) upon the written request of the Corporation certify as to your compliance with the covenants herein from time to time. Notwithstanding anything to the contrary herein, the covenants and limits on transferability in this

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Section 6 shall terminate on the earliest of (x) [                ], 2022, (y) your termination of employment by the Corporation without Cause, or a termination by you for Good Reason, or (z) a Change in Control.

        7.    Delivery of the Stock.    After the exercise of the Warrant the Corporation shall promptly issue and deliver the number of shares of Common Stock as to which the Warrant has been exercised after the Corporation receives (a) the Exercise Notice, (b) payment of the Exercise Price, and (c) any tax withholding as may be requested. The value of the shares of Common Stock shall not bear any interest owing to the passage of time. The shares of Common Stock shall be issued in book entry form.

        8.    Rights as a Stockholder.    You shall have no right as a stockholder with respect to any shares covered by this Agreement unless and until the shares are issued in your name.

        9.    Rights Offerings.    If at any time the Corporation shall distribute rights or warrants to all or substantially all holders of its Common Stock entitling them, for a period of not more than 45 days, to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value of the Common Stock on the last trading day preceding the date on which the Board of Directors declares such distribution of rights or warrants, the Exercise Price in effect immediately prior to the close of business on the record date for such distribution shall be reduced immediately thereafter to the price determined by multiplying such Exercise Price by the quotient of (x) the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Fair Market Value divided by (y) the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock so offered for subscription or purchase. In such event, the number of shares of Common Stock issuable upon the exercise of the Warrant as in effect immediately prior to the close of business on such record date shall be increased immediately thereafter to the amount determined by multiplying such number by the quotient of (x) the Exercise Price in effect immediately prior to the adjustment contemplated by the immediately preceding sentence divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In case any rights or warrants referred to in this Section 9 in respect of which an adjustment shall have been made shall expire unexercised and any shares that would have been underlying such rights or warrants shall not have been allocated pursuant to any backstop commitment or any similar arrangement, the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrant then in effect shall be readjusted at the time of such expiration to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of the Warrant if no adjustment had been made on account of such expired rights or warrants.

        10.    Tender or Exchange Offers.    If the Corporation or any subsidiary of the Corporation shall consummate a tender or exchange offer for all or any portion of the Common Stock for a consideration per share with a Fair Market Value greater than the Fair Market Value of the Common Stock on the date such tender or exchange offer is first publicly announced (the "Announcement Date"), the Exercise Price in effect immediately prior to the expiration date for such tender or exchange offer shall be reduced immediately thereafter to the price determined by multiplying such Exercise Price by the quotient of (x) the Fair Market Value of the Common Stock on the Announcement Date minus the Premium Per Post-Tender Share divided by (y) the Fair Market Value of the Common Stock on the Announcement Date. In such event, the number of shares of Common Stock issuable upon the exercise of the Warrant as in effect immediately prior to such expiration date shall be increased immediately thereafter to the amount determined by multiplying such number by the quotient of (x) the Exercise Price in effect immediately prior to the adjustment contemplated by the immediately preceding sentence divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. As used in this Section 10 with respect to any tender or exchange offer, "Premium Per Post-Tender Share" means the quotient of (x) the amount by which the aggregate Fair Market Value of the consideration paid in such tender or exchange offer exceeds the aggregate Fair Market Value on

B2-8

the Announcement Date of the shares of Common Stock purchased therein divided by (y) the number of shares of Common Stock outstanding at the close of business on the expiration date for such tender or exchange offer (after giving pro forma effect to the purchase of shares being purchased in the tender or exchange offer).

        11.    Furnish Information.    You shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

        12.    Registration and Listing of Warrant Shares.    The Corporation shall file a registration statement with the Securities and Exchange Commission to register the sale of Warrant Shares as soon as reasonably practicable. The Corporation will file a listing application for listing on NYSE with respect to the Warrant Shares as soon as practicable after the date hereof. If the Corporation is unable to deliver registered Warrant Shares for any reason, then, in this instance, the Corporation shall (i) issue unregistered Warrant Shares to you and (ii) use it best efforts to register the Warrant Shares as soon as possible.

        13.    Obligation to Exercise.    The purchase of the Warrant through this Agreement shall impose no obligation upon you to exercise the same or any part thereof.

        14.    Remedies.    You shall be entitled to recover from the Corporation reasonable fees incurred in connection with the enforcement of the terms and provisions of this Agreement, whether by an action to enforce specific performance or for damages for its breach or otherwise.

        15.    Right of the Corporation and Subsidiaries to Terminate Employment.    Nothing contained in this Agreement shall confer upon you the right to continue in the employ of the Corporation or any subsidiary, or interfere in any way with the rights of the Corporation or any subsidiary to terminate your employment at any time.

        16.    Exchange Act Compliance.    The Board of Directors shall take all steps necessary to ensure that the purchase and exercise of the Warrant are exempt from Section 16(b) of the Exchange Act.

        17.    No Guarantee of Interests.    The Board of Directors and the Corporation do not guarantee the Common Stock of the Corporation from loss or depreciation.

        18.    Corporation Action.    Any action required of the Corporation shall be by resolution of its Board of Directors or by a person or committee authorized to act by resolution of the Board of Directors.

        19.    Severability.    If any provision of this Agreement is for any reason held to be illegal, invalid, or to violate any law or listing requirement applicable to the Corporation, the illegality, invalidity, or violation shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein and you and the Corporation shall amend this Agreement, preserving, to the maximum extent reasonably possible, the intended economic effects of this Agreement as executed by the parties hereto.

        20.    Notices.    Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by electronic facsimile transmission. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the next Business Day after which it is personally delivered or transmitted by electronic facsimile to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.

        The Corporation and you agree that any notices shall be given to the Corporation or to you at the following addresses; provided that the Corporation or you may change, at any time and from time to

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time, by written notice to the other, the address which it or he had previously specified for receiving notices.

Corporation:	The Howard Hughes Corporation One Galleria Tower 13355 Noel Road, Suite 950 Dallas, Texas 75240 Attn: Office of the General Counsel
with a copy to:	William A. Ackman, Chairman of the Board 888 Seventh Avenue, 42nd Floor New York, NY 10019
Holder:	At your current address as shown in the Corporation's records.

        21.    Waiver of Notice.    Any person entitled to notice hereunder may waive such notice.

        22.    Successors.    This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Corporation, its successors and assigns.

        23.    Headings.    The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

        24.    Governing Law.    All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law.

        25.    Word Usage.    Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

B2-10

        IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant first above written.

THE HOWARD HUGHES CORPORATION
By:	R. Scot Sellers, Chairman of the Compensation Committee

ACKNOWLEDGED AND AGREED:
Grant Herlitz

B2-11

APPENDIX C

Reconciliation of Adjusted Net Income to Net Income attributable to common stockholders

	Year Ended December 31,
(In thousands)	2016	2015
Adjusted net income	$332,340	$138,323
Depreciation and amortization	(95,864)	(98,997)
Provision for impairment	(35,734)	—
Warrant liability (loss) gain	(24,410)	58,320
Gain on acquisition of joint venture partner's interest	27,088	—
(Loss) gain on disposal of operating assets	(1,117)	29,073

Net income attributable to common stockholders	$202,303	$126,719

Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue

        The following table reconciles Total residential and commercial land sales closed for the years ended December 31, 2016 and 2015, respectively, to Total land sales revenue—GAAP basis for the MPC segment for the years ended December 31, 2016 and 2015, respectively. Total net recognized (deferred) revenue represents revenues on sales closed in prior periods where revenue was previously deferred and met criteria for recognition in the current periods, offset by revenues deferred on sales closed in the current period.

	For the Year Ended December 31,
(In thousands)	2016	2015
Total land sales closed in period	173,895	193,808
Net recognized (deferred) revenue:
Bridgeland	3,780	(11,136)
Summerlin	29,596	(16,043)

Total net recognized (deferred) revenue	33,376	(27,179)

Special Improvement District revenue	8,047	20,770

Total land sales revenue—GAAP basis	$215,318	$187,399

Supplemental Information

December 31, 2016

        Because our three segments, Master Planned Communities, Operating Assets and Strategic Developments, are managed separately, we use different operating measures to assess operating results and allocate resources among these three segments. The one common operating measure used to assess operating results for our business segments is earnings before taxes ("EBT"). EBT, as it relates to each business segment, represents the revenues less expenses of each segment, including interest income, interest expense and equity in earnings of real estate and other affiliates. EBT excludes corporate expenses and other items that are not allocable to the segments. We present EBT because we use this measure, among others, internally to assess the core operating performance of our assets. However, EBT should not be considered as an alternative to GAAP net income.

Reconciliation of EBT to GAAP income (loss) before taxes

	Year Ended December 31,
(In thousands)	2016	2015
Total consolidated segment EBT	$458,518	$202,300
Corporate and other items:
General and administrative	(86,588)	(81,345)
Corporate interest expense, net	(52,460)	(52,995)
Warrant liability (loss) gain	(24,410)	58,320
Gain on acquisition of joint venture partner's interest	27,088	—
(Loss) gain on disposal of operating assets	(1,117)	29,073
Corporate other income, net	6,241	1,409
Corporate depreciation and amortization	(6,496)	(6,042)

Total Corporate and other items	(137,742)	(51,580)

Income before taxes	$320,776	$150,720

Operating Assets Segment Net Operating Income

        Net operating income ("NOI") from our income-producing Operating Assets is presented in this Proxy. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets because it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in occupancy rates, rental rates, and operating costs. We define NOI as revenues (rental income, tenant recoveries and other income) less expenses (real estate taxes, repairs and maintenance, marketing and other property expenses). NOI also excludes straight-line rents and tenant incentives amortization, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs and equity in earnings from Real Estate and Other Affiliates.

        We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results, gross margins and investment returns.

        Although we believe that NOI provides useful information to the investors about the performance of our Operating Assets, due to the exclusions noted above, NOI should only be used as an alternative measure of the financial performance of such assets and not as an alternative to GAAP net income.

Operating Asset NOI and EBT

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2016	2015	Change	2016	2015	Change
Retail
The Woodlands
Creekside Village Green(a)	$380	$285	$95	$1,549	$824	$725
Hughes Landing Retail(a)	1,057	682	375	3,402	1,468	1,934
1701 Lake Robbins	90	103	(13)	364	399	(35)
20/25 Waterway Avenue	483	499	(16)	1,765	1,883	(118)

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2016	2015	Change	2016	2015	Change
Waterway Garage Retail	163	150	13	643	690	(47)
Columbia
Columbia Regional	363	342	21	1,387	1,342	45
Summerlin
Downtown Summerlin(a)	4,371	3,417	954	16,632	10,117	6,515
Ward Village
Ward Village Retail(b)	5,009	6,181	(1,172)	22,048	25,566	(3,518)
Other
Cottonwood Square	175	183	(8)	705	677	28
Lakeland Village Center at Bridgeland(c)	134	—	134	190	—	190
Outlet Collection at Riverwalk	1,469	1,606	(137)	5,125	6,450	(1,325)

Total Retail NOI	13,694	13,448	246	53,810	49,416	4,394

Office
The Woodlands
One Hughes Landing(d)	1,552	1,151	401	6,014	5,262	752
Two Hughes Landing(e)	2,054	1,110	944	5,033	4,489	544
Three Hughes Landing(c)	(105)	—	(105)	(514)	—	(514)
1725 Hughes Landing Boulevard(a)	450	(208)	658	120	(208)	328
1735 Hughes Landing Boulevard(a)	1,901	(34)	1,935	2,857	(34)	2,891
2201 Lake Woodlands Drive	(14)	(26)	12	(127)	(144)	17
9303 New Trails(f)	384	438	(54)	1,641	1,898	(257)
3831 Technology Forest Drive	453	541	(88)	1,968	1,956	12
3 Waterway Square(d)	1,797	1,618	179	6,735	6,288	447
4 Waterway Square(a)	1,680	1,304	376	6,466	5,766	700
1400 Woodloch Forest	414	373	41	1,708	1,621	87
Columbia
10-70 Columbia Corporate Center(f)	2,574	2,927	(353)	11,275	12,375	(1,100)
Columbia Office Properties(g)	29	107	(78)	(104)	450	(554)
One Mall North(c)	75	—	75	75	—	75
Summerlin
ONE Summerlin(a)	836	111	725	2,365	(206)	2,571
Other					—
110 N. Wacker	1,529	1,523	6	6,105	6,100	5

Total Office NOI	15,609	10,935	4,674	51,617	45,613	6,004

Multi-family
The Woodlands
Millennium Six Pines Apartments(h)	985	—	985	1,498	—	1,498
Millennium Waterway Apartments(i)	856	1,018	(162)	3,183	4,169	(986)
One Lakes Edge(a)	1,000	835	165	3,623	982	2,641
South Street Seaport
85 South Street	132	135	(3)	523	494	29

Total Multi-family NOI	2,973	1,988	985	8,827	5,645	3,182

Hospitality
The Woodlands
Embassy Suites at Hughes Landing(a)	1,065	(25)	1,090	3,563	(25)	3,588
The Westin at The Woodlands(a)(c)	1,154	—	1,154	1,739	—	1,739

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2016	2015	Change	2016	2015	Change
The Woodlands Resort & Conference Center(j)	1,928	2,042	(114)	7,591	10,560	(2,969)

Total Hospitality NOI	4,147	2,017	2,130	12,893	10,535	2,358

Total Retail, Office, Multi-family, and Hospitality NOI	36,423	28,388	8,035	127,147	111,209	15,938

Other
The Woodlands
The Woodlands Ground leases	371	335	36	1,417	1,190	227
The Woodlands Parking Garages	(128)	(53)	(75)	(448)	(508)	60
2000 Woodlands Parkway(c)	(46)	—	(46)	(51)	—	(51)
Other
Other Properties(c)	946	1,030	(84)	3,871	3,857	14

Total Other	1,143	1,312	(169)	4,789	4,539	250

Operating Assets NOI excluding properties sold or in redevelopment	37,566	29,700	7,866	131,936	115,748	16,188

Redevelopments
South Street Seaport
South Street Seaport(c)(k)	92	(2,268)	2,360	(532)	(2,692)	2,160
Other
Landmark Mall(l)	(150)	(45)	(105)	(676)	(347)	(329)

Total Operating Asset Redevelopments NOI	(58)	(2,313)	2,255	(1,208)	(3,039)	1,831
Dispositions
The Woodlands
The Club at Carlton Woods(m)	—	—	—	—	(942)	942
Other
Park West(n)	489	427	62	1,835	1,812	23
Total Operating Asset Dispositions NOI	489	427	62	1,835	870	965

Total Operating Assets NOI—Consolidated	37,997	27,814	10,226	132,563	113,579	18,984

Straight-line lease amortization(o)	1,057	4,759	(3,702)	10,689	7,391	3,298
Demolition costs(p)	(629)	(264)	(365)	(1,123)	(2,675)	1,552
Development-related marketing costs	(2,072)	(2,366)	294	(7,110)	(9,747)	2,637
Provision for impairment	—	—	—	(35,734)	—	(35,734)
Depreciation and Amortization	(21,767)	(24,490)	2,723	(86,313)	(89,075)	2,762
Write-off of lease intangibles and other	(60)	(78)	18	(60)	(671)	611
Other income, net	1,475	524	951	4,601	524	4,077
Equity in earnings from Real Estate Affiliates	185	550	(365)	2,802	1,883	919
Interest, net	(10,425)	(9,019)	(1,406)	(39,447)	(31,111)	(8,336)

Total Operating Assets segment EBT(q)	$5,761	$(2,570)	$8,374	$(19,132)	$(9,902)	$(9,230)

Operating Assets NOI—Equity and Cost Method Investments
The Woodlands

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2016	2015	Change	2016	2015	Change
Millennium Six Pines Apartments(h)	$—	$911	$(911)	$1,537	$1,414	$123
Stewart Title of Montgomery County, TX	566	678	(112)	1,977	2,007	(30)
Woodlands Sarofim # 1	471	302	169	1,541	1,496	45
Columbia
The Metropolitan Downtown Columbia(a)	1,378	911	467	4,137	1,194	2,943
Summerlin
Constellation	(108)	—	(108)	(108)	—	(108)
Las Vegas 51s(r)	(560)	(475)	(85)	68	305	(237)
South Street Seaport
33 Peck Slip(s)	$448	$—	$448	$1,347	$—	$1,347

Total NOI—equity investees	2,195	2,327	(132)	10,499	6,416	4,083
Adjustments to NOI(t)	(1,487)	(809)	(678)	(9,527)	(3,069)	(6,458)

Equity Method Investments EBT	708	1,518	(810)	972	3,347	(2,375)
Less: Joint Venture Partner's Share of EBT	(523)	(968)	445	(786)	(3,211)	2,425

Equity in earnings from Real Estate and Other Affiliates	185	550	(365)	186	136	50

Distributions from Summerlin Hospital Investment(u)	—	—	—	2,616	1,747	869

Segment equity in earnings from Real Estate and Other Affiliates	$185	$550	$(365)	$2,802	$1,883	$919

Company's Share of Equity Method Investments NOI
The Woodlands
Millennium Six Pines Apartments(h)	$—	$741	$(741)	$1,252	$1,151	$101
Stewart Title of Montgomery County, TX	283	339	(56)	989	1,004	(15)
Woodlands Sarofim # 1	94	61	33	308	299	9
Columbia
The Metropolitan Downtown Columbia	689	455	234	2,069	597	1,472
Summerlin
Constellation	(54)	—	(54)	(54)	—	(54)
Las Vegas 51s(r)	(280)	(238)	(42)	34	153	(119)
South Street Seaport
33 Peck Slip(s)	156	—	156	471	—	471

Company's share NOI—equity investees	$888	$1,358	$(470)	$5,069	$3,204	$1,865

		December 31, 2016
	Economic Ownership
(In thousands)		Total Debt	Total Cash
The Woodlands
Stewart Title of Montgomery County, TX	50.00%	$—	$275
Woodlands Sarofim # 1	20.00	5,641	809
Columbia
The Metropolitan Downtown Columbia	50.00	70,000	508
Summerlin
Constellation	50.00	13,475	72
Las Vegas 51s(r)	50.00	32	906
South Street Seaport
33 Peck Slip(s)	35.00	36,000	15,593

(a)
NOI increase for the year ended December 31, 2016 as compared to 2015 relates to an increase in occupancy and/or effective rent, or relates to properties recently placed in service.

(b)
The decrease in NOI is due to rent abatement for a tenant related to a lease modification, decrease in occupancy related to a bankrupt tenant and decrease in occupancy due to pending redevelopment.

(c)
Please refer to discussion in the consolidated financial statements in the Form 10-K filed February 23, 2017 regarding this property.

(d)
NOI increase for year ended December 31, 2016 is due to a decrease in real estate taxes and other operating expenses.

(e)
The NOI increase for the year ended December 31, 2016 is due to increased occupancy.

(f)
NOI decrease is due to a decrease in occupancy.

(g)
NOI decrease for the year ended December 31, 2016 is due primarily to decreased occupancy at American City Building related to water damage in 2015 and subsequent loss of tenants. The American City Building amounts in this table represent operations of the building under the master lease agreement through the date of acquisition and operations as a wholly owned asset through December 31, 2016. The acquisition of the land and building are reflected in the Strategic Development segment. The property was purchased on December 19, 2016 for future redevelopment.

(h)
Purchased our partner's 18.57% interest in Millennium Six Pines Apartments (formerly known as Millennium Woodlands Phase II, LLC) in July 2016 and consolidated the property at that time.

(i)
NOI decrease is due to a decrease in rental rates to maintain occupancy during the lease up of Millennium Six Pines Apartments and One Lakes Edge.

(j)
NOI decrease for the year ended December 31, 2016 is due to lower occupancy and a decrease in conference center services.

(k)
NOI increase for the year ended December 31, 2016 is due to increased occupancy and event revenue.

(l)
The NOI losses in 2016 and 2015 are due to a decline in occupancy as the property loses tenants in anticipation of its redevelopment into an open-air, mixed-use community with retail, residential, and entertainment components. The mall was closed in January 2017.

(m)
The Club at Carlton Woods was sold in September 2015.

(n)
Park West was sold in December 2016.

(o)
The increase is primarily due to new leases at Downtown Summerlin and 1725-1735 Hughes Landing Boulevard, which were placed in service in the fourth quarter 2015.

(p)
The decrease in demolition costs is due to completion of the interior demolition of the Fulton Market Building, which was completed in April 2014, and demolition of Pier 17 at the South Street Seaport.

(q)
For a detailed breakdown of our Operating Asset segment EBT, please refer to Note 17—Segments in the consolidated financial statements.

(r)
Formerly known as Summerlin Baseball Club, part of the Clark County Las Vegas Stadium LLC joint venture.

(s)
Our joint venture with Grandview SHG, LLC owns 33 Peck Slip hotel, which was closed in December 2016 for redevelopment.

(t)
Adjustments to NOI include straight-line rent and market lease amortization, demolition costs, depreciation and amortization and non-real estate taxes.

(u)
Distributions from the Summerlin Hospital are typically made once per year in the first quarter.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000327278_1 R1.0.1.15 THE HOWARD HUGHES CORPORATION 13355 NOEL ROAD, 22nd Floor DALLAS, TX 75240 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 01 William Ackman 02 Adam Flatto 03 Jeffrey Furber 04 Allen Model 05 R. Scot Sellers 06 Steven Shepsman 07 Burton M. Tansky 08 Mary Ann Tighe 09 David R. Weinreb The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 2 Advisory vote to approve named executive officer compensation. The Board of Directors recommends you vote 1 YEAR on proposal 3. 1 year 2 years 3 years Abstain 3 To recommend, by non-binding vote, the frequency of executive compensation votes. The Board of Directors recommends you vote FOR proposals 4, 5 and 6. For Against Abstain 4 The approval of The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan for the proposes of Section 162(m). 5 The approval of the grant of warrants by The Howard Hughes Corporation to David R. Weinreb and Grant Herlitz, including the common stock issuable upon exercise of the warrants. 6 The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Annual Meeting of Stockholders THE HOWARD HUGHES CORPORATION 199 Water Street, 28th Floor, New York, New York 10038 Thursday, May 18, 2017 Meeting begins promptly at 9:00 a.m. local time Please plan to arrive early as there will be no admission after the meeting begins To attend the meeting, please present this admission ticket and photo identification at the registration desk upon arrival Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com THE HOWARD HUGHES CORPORATION Annual Meeting of Stockholders May 18, 2017 9:00 A.M. This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Grant D. Herlitz and Peter F. Riley, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE HOWARD HUGHES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 a.m., local time, on Thursday, May 18, 2017, at the New York Office of The Howard Hughes Corporation, 199 Water Street, 28th Floor, New York, New York 10038, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy authorizes Grant D. Herlitz and Peter F. Riley to vote at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. Continued and to be signed on reverse side